                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                                 $1,700,000,000

                   SECURED SUPER-PRIORITY DEBTOR IN POSSESSION
                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 16, 2005

                                      AMONG

                             DELTA AIR LINES, INC.,
                       A DEBTOR AND DEBTOR IN POSSESSION,
                                  AS BORROWER,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                     EACH A DEBTOR AND DEBTOR IN POSSESSION,
                               AS CREDIT PARTIES,

                 THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,
                                   AS LENDERS,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       AS ADMINISTRATIVE AGENT AND LENDER

                                      * * *

                            GE CAPITAL MARKETS, INC.,
                 AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER FOR
                           TERM LOAN A AND TERM LOAN B

                                      * * *

                            GE CAPITAL MARKETS, INC.
                                       AND
                      MORGAN STANLEY SENIOR FUNDING, INC.,
               AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS FOR
                                   TERM LOAN C

================================================================================

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.  AMOUNT AND TERMS OF CREDIT..........................................................     2
    1.1     Credit Facilities...........................................................     2
    1.2     Prepayments.................................................................     3
    1.3     Priority and Application of Payments........................................     5
    1.4     Use of Proceeds.............................................................     5
    1.5     Interest and Applicable Margins.............................................     6
    1.6     Term A Borrowing Base.......................................................     8
    1.7     [Reserved.].................................................................     8
    1.8     Fees........................................................................     8
    1.9     Receipt of Payments.........................................................     8
    1.10    Loan Account and Accounting.................................................     8
    1.11    Indemnity...................................................................     9
    1.12    Access......................................................................    10
    1.13    Taxes.......................................................................    11
    1.14    Capital Adequacy; Increased Costs; Illegality...............................    12
    1.15    Regulation D Compensation...................................................    14
2.  CONDITIONS PRECEDENT................................................................    14
    2.1     Conditions to Closing.......................................................    14
    2.2     Conditions to Subsequent Loans..............................................    17
3.  REPRESENTATIONS AND WARRANTIES......................................................    18
    3.1     Corporate Existence; Compliance with Law....................................    18
    3.2     Executive Offices, Collateral Locations, FEIN...............................    18
    3.3     Corporate Power, Authorization, Enforceable Obligations.....................    19
    3.4     Financial Statements and Projections........................................    19
    3.5     Material Adverse Effect; Burdensome Restrictions; Default...................    20
    3.6     Ownership of Property; Real Estate; Liens...................................    20
    3.7     Labor Matters...............................................................    21
    3.8     Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness...    22
    3.9     Government Regulation.......................................................    22
    3.10    Margin Regulations..........................................................    22
    3.11    Taxes.......................................................................    22
    3.12    ERISA.......................................................................    23
    3.13    No Litigation...............................................................    24
    3.14    Intellectual Property.......................................................    24
    3.15    Full Disclosure.............................................................    24
    3.16    Environmental Matters.......................................................    25
    3.17    Insurance...................................................................    25
    3.18    Use of Proceeds.............................................................    25
    3.19    Deposit.....................................................................    26
    3.20    Trade Relations.............................................................    26
    3.21    Compliance With Industry Standards..........................................    26
    3.22    Post-Petition Skymiles Facility.............................................    26
    3.23    Secured, Super-Priority Obligations.........................................    26

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
    3.24    Certificated Air Carrier....................................................    27
    3.25    U.S. Citizen................................................................    27
    3.26    Spare Parts.................................................................    27
    3.27    Aircraft; Engines...........................................................    27
    3.28    Slots, Primary Gates and Routes.............................................    28
4.  FINANCIAL STATEMENTS AND INFORMATION................................................    28
    4.1     Reports and Notices.........................................................    28
    4.2     Communication with Accountants..............................................    28
5.  AFFIRMATIVE COVENANTS...............................................................    29
    5.1     Maintenance of Existence and Conduct of Business............................    29
    5.2     Payment of Charges..........................................................    29
    5.3     Books and Records...........................................................    30
    5.4     Insurance; Damage to or Destruction of Collateral...........................    30
    5.5     Compliance with Laws........................................................    32
    5.6     Intellectual Property.......................................................    32
    5.7     Environmental Matters.......................................................    32
    5.8     Landlords' Agreements; Bailee Letters.......................................    33
    5.9     [Reserved.].................................................................    33
    5.10    Notices.....................................................................    34
    5.11    Further Assurances..........................................................    34
    5.12    Additional Guaranties and Collateral Documents..............................    34
    5.13    Pledged Spare Parts.........................................................    36
    5.14    Aircraft Mortgage; Spare Parts Mortgage; SGR Security Agreement.............    36
    5.15    Slot Utilization............................................................    36
    5.16    ERISA/Labor Matters.........................................................    37
    5.17    Maintenance of Liens and Collateral.........................................    38
    5.18    Use of Proceeds.............................................................    38
    5.19    Cash Management Systems.....................................................    38
    5.20    Appraisals..................................................................    38
    5.21    Post-Closing Covenants......................................................    38
6.  NEGATIVE COVENANTS..................................................................    38
    6.1     Mergers, Subsidiaries, Etc..................................................    38
    6.2     Investments; Loans and Advances.............................................    39
    6.3     Indebtedness................................................................    40
    6.4     Affiliate Transactions......................................................    43
    6.5     Capital Structure and Business..............................................    43
    6.6     Guaranteed Indebtedness.....................................................    43
    6.7     Liens.......................................................................    44
    6.8     Sale of Stock and Assets....................................................    45
    6.9     [Reserved.].................................................................    47
    6.10    Financial Covenants.........................................................    47
    6.11    Hazardous Materials.........................................................    48
    6.12    Sale-Leasebacks.............................................................    48
    6.13    Restricted Payments.........................................................    48
    6.14    Change of Corporate Name or Location; Change of Fiscal Year.................    48
    6.15    No Impairment of Intercompany Transfers.....................................    49

    6.16    Limitation on Negative Pledge Clauses.......................................    49
    6.17    No Speculative Transactions.................................................    49
    6.18    Real Estate Purchases and Leases............................................    50
    6.19    Changes Relating to Permitted Subordinated Indebtedness and
               Post-Petition Skymiles Facility Documents................................    50
    6.20    Cancellation of Indebtedness................................................    51
7.  TERM................................................................................    51
    7.1     Termination.................................................................    51
    7.2     Survival of Obligations Upon Termination of Financing Arrangements..........    51
8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES..............................................    52
    8.1     Events of Default...........................................................    52
    8.2     Remedies....................................................................    55
    8.3     Waivers by Credit Parties...................................................    56
9   GUARANTY............................................................................    56
    9.1     Guaranty of Obligations of Borrower.........................................    56
    9.2     Demand by Secured Parties...................................................    57
    9.3     Enforcement of Guaranty.....................................................    57
    9.4     Waiver......................................................................    57
    9.5     Benefit of Guaranty.........................................................    58
    9.6     Modification of Obligations, Etc............................................    58
    9.7     Waiver of Subrogation, Etc..................................................    59
    9.8     Election of Remedies........................................................    59
10  SECURITY............................................................................    60
    10.1    Security....................................................................    60
    10.2    Perfection of Security Interests............................................    61
    10.3    Rights of Lender; Limitations on Lenders' Obligations.......................    63
    10.4    Covenants of the Credit Parties with Respect to Collateral..................    65
    10.5    Performance by Administrative Agent of the Credit Parties' Obligations......    68
    10.6    Limitation on Administrative Agent's duty in Respect of Collateral..........    68
    10.7    Remedies; Rights Upon Default...............................................    68
    10.8    The Administrative Agent's Appointment as Attorney-in-Fact..................    75
    10.9    [Reserved]..................................................................    77
    10.10   Intercreditor Issues........................................................    77
    10.11   Release of Collateral.......................................................    77
11. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT..................    78
    11.1    Assignment and Participations...............................................    78
    11.2    Appointment of Administrative Agent.........................................    80
    11.3    Administrative Agent's Reliance, Etc........................................    81
    11.4    GE Capital and Affiliates...................................................    82
    11.5    Lender Credit Decision......................................................    82
    11.6    Indemnification.............................................................    83
    11.7    Successor Agents............................................................    83
    11.8    Setoff and Sharing of Payments..............................................    84
    11.9    Payments; Non-Funding Lenders; Information; Actions in Concert..............    84
12. SUCCESSORS AND ASSIGNS..............................................................    86

    12.1    Successors and Assigns......................................................    86
13. MISCELLANEOUS.......................................................................    86
    13.1    Complete Agreement; Modification of Agreement...............................    86
    13.2    Amendments and Waivers......................................................    86
    13.3    Fees and Expenses...........................................................    90
    13.4    No Waiver...................................................................    91
    13.5    Remedies....................................................................    91
    13.6    Severability................................................................    91
    13.7    Conflict of Terms...........................................................    92
    13.8    Confidentiality.............................................................    92
    13.9    GOVERNING LAW...............................................................    92
    13.10   Notices.....................................................................    93
    13.11   Section Titles..............................................................    95
    13.12   Counterparts................................................................    95
    13.13   WAIVER OF JURY TRIAL........................................................    95
    13.14   Press Releases and Related Matters..........................................    95
    13.15   [Reserved]..................................................................    96
    13.16   Advice of Counsel...........................................................    96
    13.17   No Strict Construction......................................................    96

                               INDEX OF APPENDICES

Annex A  (Recitals)                        - Definitions
Annex B  (Section 1.1(a))                  - Letters of Credit
Annex C  (Section 1.7)                     - Cash Management Systems
Annex D  (Section 2.1(f))                  - Closing Checklist
Annex E  (Section 4.1(a))                  - Financial Statements and
                                             Projections -- Reporting
Annex F  (Section 4.1(b))                  - Collateral Reports
Annex G  (Section 6.10)                    - Financial Covenants
Annex H  (Section 11.9(a))                 - Lenders' Wire Transfer Information
Annex I  (Section 13.10)                   - Notice Addresses
Annex J  (from Annex A -
         Commitments Definition)           - Commitments as of Closing Date
Annex K  (from Annex A-
         Permitted Investments Definition) - Investments Guidelines
Annex L  (Section 5.21)                    - Post-Closing Covenants

Exhibit 1.1                 -  Form of Note
Exhibit 1.5(e)              -  Form of Notice of Conversion/Continuation
Exhibit 4.1(b)              -  Form of Borrowing Base Certificate
Exhibit 11.1(a)             -  Form of Assignment Agreement

Exhibit I                   -  Form of Interim Order

Disclosure Schedule 3.1     -  Type of Entity; State of Organization
Disclosure Schedule 3.2     -  Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)  -  Financial Statements
Disclosure Schedule 3.6     -  Real Estate and Leases:
         Part 1             -     Owned Real Estate
         Part 2             -     Material Real Estate Contracts
         Part 3             -     Leases Affecting Owned Real Estate
Disclosure Schedule 3.7     -  Labor Matters
Disclosure Schedule 3.8     -  Ventures, Subsidiaries and Affiliates;
                               Outstanding Stock
Disclosure Schedule 3.11    -  Tax Matters
Disclosure Schedule 3.12    -  ERISA Plans
Disclosure Schedule 3.14    -  Intellectual Property
Disclosure Schedule 3.16    -  Environmental Matters
Disclosure Schedule 3.17    -  Insurance:
         Part 1             -     Insurance Policies
         Part 2             -     Those Insurance Policies with respect to
                                  Collateral
Disclosure Schedule 3.19    -  Deposit
Disclosure Schedule 3.20    -  Trade Relations
Disclosure Schedule 3.26    -  Spare Parts
Disclosure Schedule 3.27    -  Eligible Aircraft; Eligible Engines
Disclosure Schedule 3.28    -  Primary Slots and Primary Routes
Disclosure Schedule 5.1     -  Trade Names
Disclosure Schedule 6.2     -  Existing Investments
Disclosure Schedule 6.3     -  Existing Indebtedness
Disclosure Schedule 6.7     -  Existing Liens
Disclosure Schedule 6.15    -  Restrictions on Intercompany Transfers
Disclosure Schedule 6.16    -  Negative Pledge Clauses
Disclosure Schedule 10.1    -  Commercial Tort Claims
Disclosure Schedule 10.4    -  Pledged Collateral
         Part 1             -     Pledged Shares
         Part 2             -     Pledged Indebtedness

Exhibit A                   -  Form of Power of Attorney
Exhibit B                   -  Form of Aircraft Mortgage
Exhibit C                   -  Form of Copyright Security Agreements
Exhibit D                   -  Form of Mortgage
Exhibit E                   -  Form of SGR Security Agreement
Exhibit F                   -  Form of Spare Parts Mortgage
Exhibit G                   -  Form of Trademark Security Agreements
Exhibit H                   -  Form of Pledge Amendment

          This SECURED SUPER-PRIORITY DEBTOR IN POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of September 16, 2005, among DELTA AIR LINES, INC., a Delaware corporation, as a debtor and debtor in possession under chapter 11 of title 11 of the Bankruptcy Code (as defined below) ("Borrower"); the other Credit Parties signatory hereto, each as a debtor and debtor in possession under chapter 11 of the Bankruptcy Code; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as administrative agent and collateral agent for the Lenders (in such capacity, the "Administrative Agent"); and the other Lenders signatory hereto from time to time.

                                    RECITALS

          WHEREAS, on September 14, 2005, (the "Petition Date"), Borrower and each of the other Credit Parties filed voluntary petitions for relief (collectively, the "Cases") under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

          WHEREAS, Borrower and the other Credit Parties are continuing to operate their respective businesses and manage their respective properties as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code; and

          WHEREAS, Borrower has requested that the Lenders to provide secured super-priority term loan facilities of up to $1,700,000,000 in order to fund the continued operation of the Credit Parties' businesses as debtors and debtors in possession under the Bankruptcy Code; and

          WHEREAS, the Lenders are willing to make available to Borrower such post-petition loans and other extensions of credit upon the terms and subject to the conditions set forth herein; and

          WHEREAS, each of the Guarantors has agreed to guaranty the obligations of Borrower hereunder, and each of the Credit Parties has agreed to secure its obligations to the Lenders and the L/C Issuers hereunder with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, with certain exceptions, all as more fully provided herein;

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

          1.1  Credit Facilities.

          (a)  Term Loan A.

               (i) Subject to the terms and conditions hereof, each Term A Lender agrees to make a term loan (collectively, the "Term Loan A") to Borrower in an aggregate principal amount equal to (A) on the Closing Date, the least of
(1) its Term A Commitment, (2) its Pro Rata Share of the Term A Borrowing Base and (3) its Pro Rata Share of the aggregate principal amount of the Term Loan A approved or authorized by the Interim Order to be made available to Borrower on such date and (B) on the Entry Date, the lesser of (1) the remainder of its Term A Commitment and (2) an amount equal to its Pro Rata Share of the then effective Term A Borrowing Base minus the outstanding amount of Term Loan A made by such Term A Lender on the Closing Date. The obligations of each Term A Lender hereunder shall be several and not joint. The Term Loan A shall, upon the request of any Lender pursuant to Section 1.10, be evidenced by promissory notes substantially in the form of Exhibit 1.1 (each a "Note" and collectively the "Notes"), and, upon such request as provided in Section 1.10, Borrower shall execute and deliver each Note to the applicable Term A Lender. Each Note shall represent the obligation of Borrower to pay the amount of the applicable Term A Lender's Term Loan A, together with interest thereon as prescribed in Section 1.5.

               (ii) The aggregate outstanding principal balance of the Term Loan A shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full. No payment with respect to the Term Loan A may be reborrowed.

               (iii) Each payment of principal with respect to the Term Loan A shall be paid to the Administrative Agent for the ratable benefit of each Term A Lender, ratably in proportion to each such Term A Lender's respective Term A Commitment.

               (iv) Subject to and in accordance with the terms and conditions contained herein and in Annex B, unless a Default or an Event of Default shall have occurred and be continuing, each L/C Issuer agrees to issue one or more Letters of Credit at the request of the Borrower from time to time during the period commencing on the Closing Date and ending on the earlier of the Maturity Date and 30 days prior to the Scheduled Maturity Date.

          (b) Term Loan B.

               (i) Subject to the terms and conditions hereof, each Term B Lender agrees to make a term loan (collectively, the "Term Loan B") on the Closing Date to Borrower in an aggregate principal amount equal to its Term B Commitment. The obligations of each Term B Lender hereunder shall be several and not joint. The Term Loan B shall, upon the request of any Lender pursuant to
Section 1.10, be evidenced by a Note, and, upon such request as provided in
Section 1.10, Borrower shall execute and deliver each Note to the applicable Term B Lender. Each Note shall represent the obligation of Borrower to pay the amount of the applicable Term B Lender's Term Loan B, together with interest thereon as prescribed in Section 1.5.

               (ii) The aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full. No payment with respect to the Term Loan B may be reborrowed.

               (iii) Each payment of principal with respect to the Term Loan B shall be paid to the Administrative Agent for the ratable benefit of each Term B Lender, ratably in proportion to each such Term B Lender's respective Term B Commitment.

          (c) Term Loan C.

               (i) Subject to the terms and conditions hereof, each Term C Lender agrees to make a term loan (collectively, the "Term Loan C") on the Closing Date to Borrower in an aggregate principal amount equal to its Term C Commitment. The obligations of each Term C Lender hereunder shall be several and not joint. The Term Loan C shall, upon the request of any Lender pursuant to
Section 1.10, be evidenced by a Note, and, upon such request as provided in
Section 1.10, Borrower shall execute and deliver each Note to the applicable Term C Lender. Each Note shall represent the obligation of Borrower to pay the amount of the applicable Term C Lender's Term Loan C, together with interest thereon as prescribed in Section 1.5.

               (ii) The aggregate outstanding principal balance of the Term Loan C shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full. No payment with respect to the Term Loan C may be reborrowed.

               (iii) Each payment of principal with respect to the Term Loan C shall be paid to the Administrative Agent for the ratable benefit of each Term C Lender, ratably in proportion to each such Term C Lender's respective Term C Commitment.

          1.2  Prepayments.

          (a) Voluntary Prepayments. Borrower may at any time on at least three
(3) Business Days' prior written notice to the Administrative Agent, voluntarily prepay all or part of the Term Loan; provided that any such prepayment shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount and shall be accompanied by payment of any LIBOR funding breakage costs in accordance with Section 1.11(b); provided, further, that any such prepayment shall be applied pursuant to Section 1.3.

          (b) Mandatory Prepayments.

               (i) If at any time the aggregate outstanding principal amount of the Term Loan A exceeds the Term A Borrowing Base, Borrower shall immediately repay the aggregate outstanding amount of the Term Loan A to the extent required to eliminate such excess.

               (ii) Upon receipt by any Credit Party of Net Cash Proceeds arising from an Asset Sale (other than an Asset Sale of Skymiles Collateral) or Property Loss Event, Borrower shall immediately prepay the Loans in an amount equal to 100% of such Net Cash Proceeds; provided, that, immediately upon receipt by any Credit Party of such Net Cash Proceeds, Borrower may, at its option, deposit 100% of such Net Cash Proceeds in the Cash Collateral Account, in each case, to be applied in accordance with Section 1.2(c).

          (c) Application of Net Cash Proceeds. Any Net Cash Proceeds received by Borrower or any other Credit Party or the Administrative Agent under any Loan Document (except as otherwise expressly provided herein or therein) shall be applied pursuant to Section 1.3; provided, however, that, in the event Borrower has elected to deposit such Net Cash Proceeds in the Cash Collateral Account in accordance with Section 1.2(b)(ii):

               (i) upon any Asset Sale of Collateral included in the Term A Borrowing Base, the Administrative Agent shall (A) upon receipt of a Borrowing Base Certificate prior to the Prepayment Date that includes one or more assets (the "Replacement Borrowing Base Assets" and which, other than in the case of Aircraft or Engines, may consist of any type of asset eligible to be included in the Term A Borrowing Base and, in the case of Aircraft or Engines, shall consist of Additional Aircraft or Additional Engines, as the case may be) replacing the asset or assets (the "Original Borrowing Base Assets") giving rise to such Net Cash Proceeds, release to Borrower an amount equal to (1) such Net Cash Proceeds minus (2) the amount, if any, by which (x) the Allocated Amount for the Original Borrowing Base Assets exceeds (y) the Allocated Amount for the Replacement Borrowing Base Assets and (B) on the earlier of (1) the election by the Administrative Agent, the Requisite Term A Lenders, the Requisite Term B Lenders or the Requisite Term C Lenders following the occurrence of any Event of Default and (2) the Prepayment Date, apply the balance of such Net Cash Proceeds pursuant to Section 1.3;

               (ii) upon a Reinvestment Event, all or a portion of such Net Cash Proceeds, as specified in a Reinvestment Notice, shall be used to acquire or construct Permitted Reinvestment Collateral (the "Reinvestment Deferred Amount") and such Reinvestment Deferred Amount shall, within five (5) Business Days of delivery of a Reinvestment Release Request, be released to Borrower to acquire or construct such Permitted Reinvestment Collateral until the Reinvestment Prepayment Date corresponding thereto, on which date the remaining Net Cash Proceeds, if any, shall be applied pursuant to
     Section 1.3;

               (iii) upon a Property Loss Event involving any Aircraft or Engines, Borrower shall comply with the applicable notice provisions and requirements for Replacement Aircraft or Replacement Engines as set forth in the Aircraft Mortgage; and

               (iv) upon a Property Loss Event involving any Real Estate subject to a Mortgage, Borrower shall comply with the applicable provisions and requirements set forth in such Mortgage.

          (d) No Implied Consent. Nothing in this Section 1.2 shall be construed to constitute the Administrative Agent's or Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.3 Priority and Application of Payments.

          So long as no Event of Default has occurred and is continuing, payments matching specific scheduled or required payments then due shall be applied to those scheduled or required payments. As to any other payment and as to all payments made when an Event of Default has occurred and is continuing or following the Maturity Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower and each Secured Party hereby irrevocably agrees that the Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as follows: first, to Fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to unpaid Fees and reimbursable expenses of the Arrangers due and payable as of Entry Date pursuant to the any of the Loan Documents; third, to Fees and reimbursable expenses of Term A Lenders and Letter of Credit Obligations of L/C Issuers then due and payable pursuant to any of the Loan Documents; fourth, to interest then due and payable on the Term Loan A; fifth, to prepay the remaining principal amount of the Term Loan A, until the Term Loan A shall have been paid in full; sixth, to all other Obligations then due and payable to the Term A Lenders; seventh, to Fees and reimbursable expenses of Term B Lenders then due and payable pursuant to any of the Loan Documents; eighth, to interest then due and payable on the Term Loan B; ninth, to prepay the remaining principal amount of the Term Loan B, until the Term Loan B shall have been paid in full; tenth, to all other Obligations then due and payable to the Term B Lenders; eleventh, to Fees and reimbursable expenses of Term C Lenders then due and payable pursuant to any of the Loan Documents; twelfth, to interest then due and payable on the Term Loan C; thirteenth, to prepay the remaining principal amount of the Term Loan C, until the Term Loan C shall have been paid in full; and last, to all other Obligations then due and payable to the Term C Lenders. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. Notwithstanding anything herein to the contrary, no Credit Party shall be obligated to make any payment to any Secured Party under any Loan Document from the proceeds of Skymiles Collateral at any time after the delivery to Borrower of a Notice of Actionable Default and until the withdrawal of all pending Notices of Actionable Default except as and to the extent set forth in the Skymiles Intercreditor Agreement.

          1.4 Use of Proceeds.

          Borrower shall utilize the proceeds of the Loans and Letters of Credit solely for the refinancing of the obligations under the Existing Credit Agreement and the Existing Skymiles Facility pursuant to Section 2.1(j) and
Section 2.1(k) and for the general corporate purposes of the Credit Parties.

          1.5 Interest and Applicable Margins.

          (a) Borrower shall pay interest to the Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Term Loan A, at the election of Borrower, (A) the Index Rate plus the Applicable Term A Index Margin per annum or (B) at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term A LIBOR Margin per annum; (ii) with respect to the Term Loan B, at the election of Borrower, (A) the Index Rate plus the Applicable Term B Index Margin per annum or (B) the applicable LIBOR Rate plus the Applicable Term B LIBOR Margin per annum; and (iii) with respect to the Term Loan C, at the election of Borrower, (A) the Index Rate plus the Applicable Term C Index Margin per annum or (B) the applicable LIBOR Rate plus the Applicable Term C LIBOR Margin per annum.

          The applicable margins are as follows:

          Applicable Term A Index Margin...   4.25%
          Applicable Term A LIBOR Margin...   5.00%
          Applicable Term B Index Margin...   6.25%
          Applicable Term B LIBOR Margin...   7.00%
          Applicable Term C Index Margin...   8.25%
          Applicable Term C LIBOR Margin...   9.00%

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of interest shall be made by the Administrative Agent on the basis of a 360-day year (or, in the case of interest calculated based on the Index Rate, a 365/366 day year), in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate is a floating rate determined for each day. Each determination by the Administrative Agent of interest rates hereunder shall be presumptive evidence of the correctness of such rates.

          (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), or so long as any other Event of Default has occurred and is continuing and at the election of any of (i) the Administrative Agent, (ii) the Requisite Term A Lenders, (iii) the Requisite Term B Lenders or (iv) the Requisite Term C Lenders confirmed by written notice from the Administrative Agent to Borrower, (A) the interest rates applicable to the Loans shall be increased by two percentage points (2%) per annum above the rates of interest otherwise applicable to such Loans hereunder (the "Default Rate"), and (B) all other outstanding

Obligations shall bear interest at the Default Rate applicable to the Term Loan
C. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e) So long as no Event of Default has occurred and is continuing, Borrower shall have the option to (i) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (ii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iii) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed borrowing which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to the Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until after five
(5) Business Days following the Closing Date and, until the earlier of ninety
(90) days following the Closing Date and completion of primary syndication of the Loans as determined by the Arrangers, no Loan may be converted into a LIBOR Loan that has an interest period of more than one week.

          (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of applicable Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

          1.6 Term A Borrowing Base.

          The Administrative Agent shall have the right to modify or eliminate Reserves against Eligible Accounts, Eligible Unbilled Accounts and Eligible Refundable Ticket Accounts, Eligible Real Estate, Eligible Aircraft, Eligible Engines, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators and Eligible Tooling from time to time in its reasonable credit judgment. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the eligibility criteria and to establish new eligibility criteria, and to adjust advance rates with respect to Eligible Accounts, Eligible Unbilled Accounts and Eligible Refundable Ticket Accounts, Eligible Real Estate, Eligible Aircraft, Eligible Engines, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators and Eligible Tooling, in its reasonable credit judgment, reflecting changes in the collectibility or realization values (in the case of Accounts) or changes in the Fair Market Value or Net Orderly Liquidation Value (in the case of the other components of the Term A Borrowing Base), in each case, arising or discovered by the Administrative Agent after the Closing Date, subject to the approval of each of the Supermajority Term A Lenders, the Requisite Term B Lenders and the Requisite Term C Lenders in the case of adjustments or new eligibility criteria, reductions in the amount of the Reserves in effect on the Closing Date or changes in advance rates which have the effect of making more credit available.

          1.7 [Reserved.]

          1.8 Fees.

          Borrower shall pay to GE Capital the Fees specified in the Fee
Letters.

          1.9 Receipt of Payments.

          Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          1.10 Loan Account and Accounting.

          The Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record each of Term Loan A, Term Loan B and Term Loan C, all payments made by Borrower with respect to such Term Loan, and all other debits and credits as provided in this Agreement with respect to such Term Loan or any other Obligations with respect to such Term Loan. All entries in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to the Administrative Agent and the Lenders by Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the

Obligations with respect to the Term Loans. The Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to each Term Loan setting forth the balance of the Loan Account for the immediately preceding month. Any Lender may elect, by notice to Borrower and the Administrative Agent, to have such Lender's Term Loan be evidenced by a Note issued to that Lender. If no such Note is requested, such Lender may rely on the Term Loan Account as evidence of the amount of Obligations with respect to the Term Loan from time to time owing to it. Unless Borrower notifies the Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

          1.11 Indemnity.

          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of the Administrative Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents, and associated with Electronic Transmissions or E-Systems as well as failures caused by Borrower's equipment, software, services or otherwise used in connection therewith (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against any loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.11(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within thirty (30) days of receipt thereof, specifying the basis for such objection in detail.

          1.12 Access.

          (a) Each Credit Party shall, during normal business hours, from time to time upon five (5) Business Days' prior notice as frequently as the Administrative Agent reasonably determines to be appropriate (and subject to such other restrictions on inspections set forth in the Aircraft Mortgage with respect to Aircraft and Engines or the Spare Parts Mortgage with respect to Spare Parts): (i) provide the Administrative Agent and any of its officers, employees and agents access to its officers and employees, and with prior notice and the opportunity to be present, advisors of each Credit Party, (ii) permit the Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's Books and Records (subject to requirements under any confidentiality agreements, if applicable) , and (iii) permit the Administrative Agent, and any of its officers, employees and agents, to have access to properties, facilities and to the Collateral and to inspect, audit, review, evaluate, conduct field examinations and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party; provided, that so long as no Event of Default has occurred and is continuing, such access and inspections shall not be permitted more frequently than (A) once in any calendar quarter with respect to any Collateral of the type described in clauses (d) through (m) of the definition of "Term A Borrowing Base," (B) twice every calendar year with respect to any Collateral of the type described in clauses (a) through (c) of the definition of "Term A Borrowing Base," and (C) as set forth in the other applicable Collateral Documents. Representatives of other Lenders may accompany the Administrative Agent's representatives on regularly scheduled audits at no charge to Borrower. Each Credit Party shall make available to the Administrative Agent and its counsel reasonably promptly originals or copies of all Books and Records (subject to requirements under any confidentiality agreements, if applicable) that the Administrative Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for the Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party and shall maintain supporting documentation on media, including computer tapes and discs owned by such Credit Party. The Administrative Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits.

          (b) If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access as set forth in clause (a) above to the Administrative Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide the Administrative Agent and each Lender with access, with prior notice and opportunity for Borrower to be present, to its suppliers, service providers and customers.

          1.13 Taxes.

          (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.13, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) unless such Taxes are imposed as the result of a determination that an applicable Certificate of Exemption (as defined in Section 1.13(c)) did not entitle a Foreign Lender to an exemption from such Taxes at the time such Foreign Lender became a Lender hereunder, the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) the Administrative Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any such payment of Taxes, Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay the Administrative Agent and each Lender for the full amount of Taxes paid by the Administrative Agent or such Lender, as appropriate, with respect to payments received from Borrower hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted unless such Taxes are imposed as the result of a determination that establishes that an applicable Certificate of Exemption did not in fact entitle a Foreign Lender to an exemption from such Taxes at the time such Foreign Lender became a Lender hereunder.

          (c) Each Person organized under the laws of a jurisdiction outside the United States (a "Foreign Person") as to which payments to be made under this Agreement or under the Notes are completely exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and the Administrative Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Person's entitlement to such complete exemption (a "Certificate of Exemption"). Any Foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and the Administrative Agent prior to becoming a Lender hereunder. No Foreign Person may become a Lender hereunder if such Foreign Person fails to deliver a Certificate of Exemption in advance of becoming a Lender. For the avoidance of doubt, (i) any Sale described in Section

11.1(a) to a Foreign Person shall only become effective upon delivery by the party to whom such Sale is made to the Borrower and the Administrative Agent of a Certificate of Exemption, and (ii) any participant or SPV described in Section 11.1(e) shall not be entitled to any benefit under Section 1.13 unless such participant or SPV delivers to Borrower and the Administrative Agent a Certificate of Exemption. In addition, any Lender that is not a Foreign Person and that is a partnership or trust for U.S. federal income tax purposes shall not be entitled to any payment by Borrower pursuant to Section 1.13(b) with respect to any Taxes paid by such Lender with respect to any Foreign Person that is a partner or owner of an interest in such Lender unless such Lender had obtained a Certificate of Exemption from such Foreign Person at the later of the times (i) such Lender became a Lender hereunder and (ii) such Foreign Person became a partner or owner of an interest in such Lender.

          (d) Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstance that would result in any additional payment by Borrower pursuant to Section 1.13(a) or (b), such Lender shall, to the extent not inconsistent with such Lender's internal policies of general application use reasonable commercial efforts to mitigate any Taxes that would result in such payments by Borrower. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 1.13, then such Lender, at the request of Borrower and at Borrower's expense, will change the jurisdiction of its lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) as determined by such Lender in its sole discretion, is not otherwise materially disadvantageous to such Lender, provided, that the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of a Lender shall not be deemed to be disadvantageous to such Lender.

          1.14 Capital Adequacy; Increased Costs; Illegality.

          (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to the Administrative Agent) pay to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to the Administrative Agent shall be presumptive evidence of the matters set forth therein.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) other than in respect of taxes (including income taxes) or (ii) the compliance with any guideline or request from any central bank or other non-tax Governmental Authority (whether or not having the force of law), in each case occurring after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to the Administrative Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.14(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) after the Closing Date shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially and adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through the Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided, that Borrower shall not be required to compensate a Lender pursuant to this Section 1.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor.

          (e) Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.13(a), 1.13(b), 1.14(a) or 1.14(b), Borrower may, at its option, notify the Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of the Administrative Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to the Administrative Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued and unpaid interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to the Administrative Agent; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.14(e) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.13(a), 1.13(b), 1.14(a) or 1.14(b).

          1.15 Regulation D Compensation.

          If and so long as a reserve requirement of the type referred to in clause (i)(B) below is prescribed by the Federal Reserve Board (or any successor), each Lender subject to such requirement may require Borrower to pay, contemporaneously with each payment of interest on each such Lender's LIBOR Loans, additional interest on such LIBOR Loan at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System over (ii) the applicable LIBOR Rate.

2.   CONDITIONS PRECEDENT

          2.1 Conditions to Closing.

          This Agreement, including the obligation of each Lender to make the Loans requested to be made by it, shall not become effective until the date (the "Closing Date") on which each of the following conditions precedent is satisfied or provided for in a manner reasonably satisfactory to the Administrative Agent, or duly waived in writing in accordance with Section 13.2:

          (a) Bankruptcy Court Orders. The Bankruptcy Court shall have entered the Interim Order no later than seven days after the commencement of the Cases or, if the Closing Date is more than 35 days (or such longer period not to exceed 55 days as the Arrangers shall agree in their sole discretion) after the commencement of the Cases, the Bankruptcy Court shall have entered the Final Order by the 35th day (or the 55th day if agreed by the Arrangers in their sole discretion) following the Petition Date, and the Clerk of the Bankruptcy Court shall have certified that such Order has been duly entered, and such Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

          (b) First Day Orders. All First Day Orders entered into on or prior to the Closing Date, and all motions related thereto, including, without limitation, those related to the Loans, the Loan Documents, the Post-Petition Skymiles Facility and cash management, entered by the Bankruptcy Court in the Cases shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel; provided, that the satisfaction or waiver of such condition shall not be deemed a suspension or waiver of any Default or Event of Default arising therefrom or related thereto.

          (c) Credit Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each of Borrower, the other Credit Parties, the Administrative Agent and the Lenders.

          (d) Post-Petition Skymiles Facility. Each of the Post-Petition Skymiles Facility Documents shall be in full force and effect, in form and substance reasonably satisfactory to Administrative Agent, and the transactions contemplated thereunder shall have been consummated in accordance therewith concurrently with the Closing Date, including the funding of the Bankruptcy Loans (as defined in the Post-Petition Skymiles Facility Documents) thereunder in an aggregate principal amount of not less than $350,000,000.

          (e) Skymiles Intercreditor Agreement. Administrative Agent shall have received the Skymiles Intercreditor Agreement or counterparts thereof, duly executed by, and delivered to, Administrative Agent and Amex and duly acknowledged by each Credit Party.

          (f) Loan Documents. The Administrative Agent shall have received such documents, instruments, agreements and legal opinions listed on Annex D, and such other documents, instruments, agreements and legal opinions as the Administrative Agent shall request, in its discretion exercised reasonably in accordance with their customary business practices for comparable debtor in possession transactions, in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Administrative Agent.

          (g) Approvals. The Administrative Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution and delivery of this Agreement and the other Loan Documents, (ii) satisfactory evidence that the Credit Parties have obtained all material governmental and third party approvals or waivers necessary in connection with the performance and consummation of this Agreement and the other Loan Documents and the continuing operations of Borrower and its Subsidiaries shall have been obtained and be in full force and effect, or (iii) an officer's certificate in form and substance reasonably satisfactory to the Administrative Agent affirming that no such consents or approvals are required.

          (h) Payment of Fees; Satisfaction of Conditions. Borrower shall have paid the Fees required to be paid on or prior to the Closing Date in the respective amounts specified in the Fee Letters, and shall have reimbursed the Administrative Agent and the Arrangers for all fees, costs and expenses of closing presented as of the Closing Date and the other conditions set forth in the Fee Letters shall have been satisfied.

          (i) [Reserved.]

          (j) Refinancing of Existing Credit Agreement. Concurrently with the Closing Date, (i) all obligations under the Existing Credit Agreement shall have been repaid in full, and (ii) the Existing Credit Agreement and all Loan Documents (as defined therein) shall have been terminated on terms satisfactory to the Administrative Agent.

          (k) Refinancing of Existing Skymiles Facility. Concurrently with the Closing Date, (i) all obligations under the Existing Skymiles Facility shall have been repaid in full, and (ii) the Existing Skymiles Facility Documents shall have been terminated or ceased to be effective or otherwise modified on terms satisfactory to the Administrative Agent.

          (l) No Material Adverse Effect. There has been no Material Adverse Effect since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2005 as updated by subsequent public filings prior to September 10, 2005.

          (m) No Action, Suit, Litigation. Other than the Cases, there shall exist no unstayed action, suit, investigation, litigation, or proceeding pending (or, to the knowledge of any officer of Borrower or any other Credit Party, threatened) in any court or before any arbitrator or governmental instrumentality, which could reasonably be expected to result in a Material Adverse Effect.

          (n) No Violation of Law or Injunction. The consummation of the transactions contemplated hereby shall not, after giving effect to such transactions, (i) violate any applicable law, statute, rule or regulation or
(ii) conflict with, or result in a default or event of default under, any material agreement of Borrower or any of its Subsidiaries entered into or assumed after the commencement of the Cases, and there shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of, or imposing adverse conditions on, the transactions contemplated hereby.

          (o) Access. The Administrative Agent shall have been given ongoing access (subject to requirements under any confidentiality agreements, if applicable) to the management, records, books of account, contracts, and properties of Borrower, Guarantors, and their respective subsidiaries and shall have received such financial, business, legal, and other information regarding Borrower, Guarantors, and their respective subsidiaries, in each case as the Administrative Agent and Lenders and their respective counsel shall have reasonably requested.

          (p) [Reserved.]

          (q) No Default. No Default or Event of Default under this Agreement or any other Loan Document shall have occurred and be continuing.

          (r) Representations and Warranties. All representations and warranties in this Agreement or any other Loan Document (including, without limitation, the Material Adverse Effect and litigation representations) shall be true and correct in all respects.

          (s) Minimum Liquidity. As of the Closing Date, after giving effect to any Loans made on such date, Borrower and its Subsidiaries shall have Aggregate Cash On Hand of no less than $750,000,000.

          2.2 Conditions to Subsequent Loans.

          No Term A Lender shall be obligated to make the remaining Term A Loan requested to be made by it after the Closing Date pursuant to Section 1.1(c)(i) unless each of the following conditions precedent is satisfied or provided for in a manner reasonably satisfactory to the Administrative Agent, or duly waived in writing in accordance with Section 13.2:

          (a) Final Order. The Bankruptcy Court shall have entered the Final Order no later than 35 days (or such longer period not to exceed 55 days as the Arrangers shall agree in their sole discretion) after the commencement of the Cases, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent, the Arrangers and the Requisite Lenders.

          (b) Representations and Warranties. All representations and warranties in this Agreement or any other Loan Document (including, without limitation, the Material Adverse Effect and litigation representations) shall be true and correct in all respects.

          (c) No Material Adverse Effect. There has been no Material Adverse Effect since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2005 as updated by subsequent public filings prior to September 10, 2005.

          (d) Payment of Fees; Satisfaction of Conditions. Borrower shall have paid the Fees required to be paid on or prior to such date in the respective amounts specified in the Fee Letters, and shall have reimbursed the Administrative Agent and the Arrangers for all fees, costs and expenses of closing presented as of such date and the other conditions set forth in the Fee Letters, and the conditions set forth in clauses (i) and (m) of the "Conditions Precedent to the Closing" section of the GE Capital Commitment Letter, shall have been satisfied.

          (e) No Default. No Default or Event of Default under this Agreement or any other Loan Document shall have occurred and be continuing.

          (f) No Violation of Law or Injunction. The consummation of the transactions contemplated hereby shall not, after giving effect to such transactions, (i) violate any applicable law, statute, rule or regulation or
(ii) conflict with, or result in a default or event of default under, any material agreement of Borrower or any of its Subsidiaries entered into or assumed after the commencement of the Cases, and there shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of, or imposing adverse conditions on, the transactions contemplated hereby.

          (g) Post-Petition Skymiles Facility. Each of the Post-Petition Skymiles Facility Documents shall be in full force and effect, in form and substance reasonably satisfactory to Administrative Agent.

          The acceptance by Borrower of the proceeds of any Loan upon the request of Borrower shall be deemed to constitute, as of the date thereof, a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied.

3. REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to make the Loans, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to the Administrative Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1 Corporate Existence; Compliance with Law.

          Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule 3.1; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) subject to the entry by the Bankruptcy Court of the Orders, has the requisite power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so would not result in losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2 Executive Offices, Collateral Locations, FEIN.

          As of the Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and the location as of the Closing Date of each Credit Party's chief executive office, principal place of business and location and the hangars, terminals, maintenance facilities, warehouses and premises at which any Collateral is located as of the Closing Date are set forth in Disclosure Schedule 3.2, and none of such Collateral has been kept at any location other than the locations listed on Disclosure Schedule
3.2 within four (4) months preceding the Closing Date (or since its acquisition if less than four (4) months prior to the Closing Date). In addition, Disclosure
Schedule 3.2 lists the federal employer identification number of each Credit Party as of the Closing Date. Each Credit Party has only one jurisdiction of existence, incorporation or organization, as applicable.

          3.3 Corporate Power, Authorization, Enforceable Obligations.

          Upon the entry by the Bankruptcy Court of the Interim Order (or Final Order, when applicable), the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are, subject to the entry of the Orders, are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) subject to the entry of the Orders, do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) subject to the entry of the Orders, do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) subject to the entry of the Orders, do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material lease, material agreement or other material instrument entered into or assumed by such Person after the commencement of the Cases to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of the Administrative Agent for the benefit of the Secured Parties, pursuant to the Loan Documents and the Orders; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except
(i) those referred to in Section 2.1(g), all of which will have been duly obtained, made or complied with prior to the Closing Date and (ii) any consents, notices or approvals pursuant to the Federal Assignment of Claims Act of 1940 or any applicable state, county or municipal law restricting the assignment of any Accounts for which the Account Debtor is the United States government or a political subdivision thereof or any state, county or municipality or department, agency or instrumentality thereof. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and, subject to the entry of the Orders, each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

          3.4 Financial Statements and Projections.

          Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the consolidated financial position of Borrower and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule 3.4(a) have been delivered on the date hereof:

               (i) The audited consolidated balance sheet at December 31, 2004 of Borrower and its Subsidiaries and the related consolidated statements of operations, cash flows and shareowners' (deficit) equity for the Fiscal Year then ended, reported on by Deloitte Touche LLP.

               (ii) The unaudited consolidated balance sheet at June 30, 2005 of Borrower and its Subsidiaries and the related consolidated statements of operations and cash flows for the six (6) months then ended.

          (b) Projections. The Projections delivered to Lenders prior to the date hereof have been prepared by Borrower and reflect projections for the period beginning on August 1, 2005 on a month-by-month basis through December 31, 2007. The Projections are based upon the same accounting principles (other than adjustments related to the impact of the Cases) as those used in the preparation of the financial statements described above and are based on assumptions believed by Borrower to be reasonable at the time such Projections were delivered in light of conditions and facts known to Borrower as of the date thereof (it being understood that projections by their nature are inherently uncertain, the Projections are not a guaranty of future performance, and actual results may differ materially from the Projections).

          3.5 Material Adverse Effect; Burdensome Restrictions; Default.

          Since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2005 as updated by subsequent public filings prior to September 10, 2005, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections delivered to Lenders prior to the date hereof and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2005 as updated by subsequent public filings prior to September 10, 2005, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6 Ownership of Property; Real Estate; Liens.

          (a) Each Credit Party warrants that it has good, marketable, legal and valid title to, or legal and valid leasehold interests in, all of its personal property constituting Collateral.

          (b) As of the Closing Date, the real estate listed in Part 1 of Disclosure Schedule 3.6 ("Owned Real Estate") constitutes substantially all of the real property owned by any Credit Party. As of the Closing Date, Borrower reasonably believes the leases and other agreements listed in Part 2 of Disclosure Schedule 3.6 constitute all of the Material Real Estate Contracts. Each Credit Party owns good and marketable fee simple title to all of its Owned Real Estate. As of the Closing Date, Borrower has valid and enforceable leasehold interests in all of its material leased real estate, excluding any leased real estate that is occupied on a month to month or "at will" basis (such material leased real estate of the Credit Parties, together with the Owned Real Estate, being herein collectively referred to as "Real Estate"). As of the Closing

Date, there are no purchase options, rights of first refusal or similar contractual rights that exist with respect to the Owned Real Estate, except as disclosed in Part 1 of Disclosure Schedule 3.6. As of the Closing Date, true, correct and complete copies of all Material Real Estate Contracts and leases, usufructs, use agreements or other occupancy or facility agreements affecting the Owned Real Estate have been delivered to the Administrative Agent. Part 3 of Disclosure Schedule 3.6 describes all of the leases, usufructs, use agreements or other occupancy or facility agreements by a Credit Party for any Owned Real Estate with respect to which such Credit Party is a landlord as of the Closing Date. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and other Liens permitted by Section 6.7. As of the Closing Date, no portion of any Credit Party's Owned Real Estate has suffered any material damage by fire or other casualty loss since September 10, 2005 that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, Borrower reasonably believes all material permits required to have been issued or appropriate to enable the Owned Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect. Since November 30, 2004, there have been no changes or improvements to the Owned Real Estate that would require a change in any Credit Party's current certificates of occupancy.

          (c) [Reserved.]

          (d) As of the Closing Date, each Credit Party that is party to the Spare Parts Mortgage has established and is maintaining reasonable safeguards against theft of the Spare Parts and the Spare Parts and the Spare Parts are located at the Designated Spare Parts Location, except to the extent permitted under the Spare Parts Mortgage.

          3.7 Labor Matters.

          Except as set forth on Disclosure Schedule 3.7: (a) no strikes are pending against any Credit Party (i) in the United States and (ii) outside of the United States, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the operations of such Credit Party; (b) no other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(c) hours worked by and payment made to employees of each Credit Party to such Credit Party's knowledge, comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect; (d) as of the Closing Date, no Credit Party is a party to or bound by any domestic collective bargaining agreement (and true and complete copies of any agreements described on Disclosure Schedule 3.7 have been delivered to the Administrative Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Mediation Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (g) there are no material complaints or charges against any Credit Party pending or, to any Credit Party's knowledge, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.

          Except as set forth in Disclosure Schedule 3.8, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure
Schedule 3.8. Except as set forth in Disclosure Schedule 3.8, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule 6.3).

          3.9 Government Regulation.

          No Credit Party is required to register as an "investment company" as such term is defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935 that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the issuance of any Letter of Credit on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10 Margin Regulations.

          No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board.

          3.11 Taxes.

          Except as provided on Disclosure Schedule 3.11, (and except as otherwise permitted by the Bankruptcy Court and the Bankruptcy Code) all Federal and other material tax returns, reports and statements, including information returns, required by any Governmental

Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, all such returns, reports and statements are true and correct in all material respects and, subject to the automatic stay, all Charges shown to be due and payable on such returns, reports and statements have been or will be timely paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay would not be reasonably expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from amounts paid to its respective employees for all periods in full and complete compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been or will be timely paid, subject to the automatic stay, to the respective Governmental Authorities. Except as provided on Disclosure Schedule 3.11, to each Credit Party's knowledge, as of the Closing Date, none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

          3.12 ERISA.

          (a) Disclosure Schedule 3.12(a) lists as of the Closing Date, all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC and to the knowledge of any Credit Party, nothing has occurred that would cause the loss of such qualification or tax-exempt status. To the knowledge of any Credit Party and except for non-compliance to the extent permitted under the Bankruptcy Code, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC. Each Credit Party and all ERISA Affiliates have made all material contributions and paid all material amounts due as required by either Section 412 of the IRC or Section 302 of ERISA prior to the date of commencement of the Cases.

          (b) Except as set forth in Disclosure Schedule 3.12(b) or which would reasonably be expected not to have a Material Adverse Effect (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) other than the Cases, no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated pursuant to a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with material Unfunded Pension Liabilities been transferred outside of the

"controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan.

          3.13 No Litigation.

          Other than the Cases, no unstayed action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any officer of such Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation") that, individually or in the aggregate, (a) challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder or (b) could reasonably be expected to have a Material Adverse Effect.

          3.14 Intellectual Property.

          Each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each U.S. registered Patent, U.S. registered Trademark, U.S. registered Copyright and U.S. License in effect on the Closing Date is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.14. To the knowledge of any Credit Party, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and no material claim or litigation regarding any of the foregoing is pending or threatened. Except as set forth in Disclosure Schedule 3.14, as of the Closing Date, no Credit Party is aware of any infringement claim by any other Person with respect to any material Intellectual Property.

          3.15 Full Disclosure.

          No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to the Administrative Agent or Lender pursuant to the terms of this Agreement (other than any Projections) contains or will contain, when taken as a whole, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and as of the date when made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrower believed at the time of delivery to be reasonable in light of the conditions and facts known to Borrower as of such delivery date (it being understood that projections by their nature are inherently uncertain, such Projections are not a guaranty of future performance and actual results may differ materially from those set forth in such Projections).

          3.16 Environmental Matters.

          (a) Except as set forth in Disclosure Schedule 3.16 or for any matter for which notice has been given under Section 5.7, and except for any matter that would not reasonably be expected to result in any Credit Party incurring Environmental Liabilities in excess of $500,000 individually or $2,500,000 in the aggregate in a Fiscal Year, as of the Closing Date: (i) the Owned Real Estate is free of contamination from any Hazardous Material; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) the Credit Parties are and have been in compliance with all Environmental Laws; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, which compliance includes obtaining, maintaining and complying with required Environmental Permits and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party knows of any existing circumstances or conditions, including any Releases of Hazardous Materials, which is likely to result in an Environmental Liability; (vi) there is no unstayed Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to the Administrative Agent copies of all existing environmental reports, reviews and audits in their possession, custody or control relating to the Owned Real Estate and material written information pertaining to any Environmental Liabilities of any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that the Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          (c) None of the items set forth on Disclosure Schedule 3.16 either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

          3.17 Insurance.

          Part 1 of Disclosure Schedule 3.17 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the scope and term of each such policy.
Part 2 of Disclosure Schedule 3.17 identifies those insurance policies which relate to the Collateral.

          3.18 Use of Proceeds.

          The proceeds of the Loans and the Letters of Credit are being used by Borrower for the refinancing of the obligations under the Existing Credit Agreement and the Existing

Skymiles Facility pursuant to Section 2.1(j) and Section 2.1(k) and general corporate purposes of the Credit Parties.

          3.19 Deposit.

          Disclosure Schedule 3.19 lists, as of the Closing Date, all banks and other financial institutions at which any Credit Party maintains deposit or other accounts in the United States, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held and the complete account number therefor.

          3.20 Trade Relations.

          As of the Closing Date and except as set forth in Disclosure Schedule
3.20 or resulting directly from the commencement of the Cases, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship (including, without limitation, any code sharing arrangements) of any Credit Party with any service provider or supplier whose services during the preceding twelve (12) months caused them to be ranked among the ten largest service providers or suppliers of the Credit Parties taken as a whole.

          3.21 Compliance With Industry Standards.

          Borrower maintains its Books and Records, Aircraft, Engines, Spare Parts and other assets and properties that are used in the conduct of its business in compliance in all material respects with applicable law, including but not limited to all rules, regulations and standards of the FAA or any other applicable Aviation Authority.

          3.22 Post-Petition Skymiles Facility.

          All of the Post-Petition Skymiles Facility Documents have been provided to the Administrative Agent pursuant to Section 2.1(d) and contain all of the material terms related to the Advance Payment arrangements described therein as of the Closing Date, other than terms relating generally to Amex's purchase of Skymiles from Delta set forth in the American Express Co-Branded Credit Card Program Agreement and the Membership Rewards Agreement, each as amended and supplemented from time to time, that do not relate to the Advance Payments (as defined in the Post-Petition Skymiles Facility Documents).

          3.23 Secured, Super-Priority Obligations.

          (a) On and after the Closing Date, the provisions of the Loan Documents and the Orders are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Orders) in all right, title and interest in the Collateral, enforceable against each Credit Party that owns an interest in such Collateral.

          (b) Pursuant to subsections 364(c)(2) and (3) of the Bankruptcy Code and the Orders, all amounts owing by the Borrower under the Loan and by the Guarantors in respect thereof will be secured by a first priority perfected Lien on the Collateral, subject only to (i) the

Liens of the Skymiles Agent in the Skymiles Collateral pursuant to an order of the Bankruptcy Court in form and substance satisfactory to the Administrative Agent, (ii) valid, perfected, nonavoidable and enforceable Liens existing as of the Petition Date, (iii) valid liens in existence at the commencement of the Cases to the extent perfected subsequent to such commencement as permitted by
Section 546(b) of the Code (iv) the Carve-Out and (v) Permitted Liens permitted pursuant to Section 6.7(a), (c), (f), (i), (j) (subject, in the case of Amex, to the Skymiles Intercreditor Agreement), (n), (o), (q), (r) or (s).

          (c) Pursuant to section 364(c)(i) of the Bankruptcy Code and the Orders, all obligations of the Borrower and the obligations of the Guarantors under the Guaranty in respect thereof at all times will constitute allowed Super-Priority Claim in each of the Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

          (d) The Orders and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed in any manner that affects the rights or duties of the Administrative Agent, the Arrangers or the Lenders, in each case, without the prior written consent of the Administrative Agent.

          3.24 Certificated Air Carrier.

          Each Air Carrier is a Certificated Air Carrier and possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted (the "Permits"). Neither the DOT nor FAA nor any other Aviation Authority has taken any action or proposed or, to such Air Carrier's knowledge, threatened to take any action, to amend, modify, suspend, revoke, terminate, cancel, or otherwise affect such Permits and Op Specs, in each case, in an adverse manner.

          3.25 U.S. Citizen.

          Each Air Carrier is a "citizen of the United States" as defined in
Section 40102(a)(15) of Title 49.

          3.26 Spare Parts.

          Set forth on Disclosure Schedule 3.26, is a true, correct and complete list of each Designated Spare Parts Location as of the Closing Date.

          3.27 Aircraft; Engines.

          Set forth on Disclosure Schedule 3.27 is a true, correct and complete list of Eligible Aircraft and Eligible Engines as of the Closing Date.

          3.28 Slots, Primary Gates and Routes.

          (a) Set forth on Disclosure Schedule 3.28 is a complete and accurate list, as of the Closing Date, of all Primary Slots and Primary Routes of the Credit Parties, except those that are licensed for less than one (1) IATA season. Such Disclosure Schedule 3.28 shall be revised from time to time by Borrower, or as reasonably requested by the Administrative Agent, to reflect all Primary Slots and Primary Routes of such Credit Parties. Each such Credit Party, if applicable, represents and warrants that it holds each of the FAA Slots pursuant to authority granted by the FAA pursuant to Title 14 of the United States Code.

          (b) As of the Closing Date, the Credit Parties are utilizing, or causing to be utilized, in all material respects, the Slots, Primary Gates and Routes as required by the applicable Governmental Authority, Airport Authority or Foreign Aviation Authority. As of the Closing Date, except as disclosed in Borrower's Form 10-K for the Fiscal Year ended December 31, 2004, none of the Credit Parties has received any notice from any Governmental Authority, Airport Authority or Foreign Aviation Authority or is aware of any other event or circumstance, that would be reasonably likely to impair its right to hold and use Primary Gates, Slots and Routes in any material respect, except that which would not reasonably be expected to result in a Material Adverse Effect.

4. FINANCIAL STATEMENTS AND INFORMATION

          4.1 Reports and Notices.

          (a) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to the Administrative Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to the Administrative Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

          4.2 Communication with Accountants.

          Each Credit Party executing this Agreement authorizes (a) the Administrative Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate, with prior notice to Borrower and Borrower's opportunity to be present, directly with its independent registered public accountants, including Deloitte & Touche LLP, and authorizes and shall instruct those accountants to communicate to the Administrative Agent and such Lender, with notice to Borrower, information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party as the Administrative Agent or such Lender shall reasonably request.

5. AFFIRMATIVE COVENANTS

          Each Credit Party agrees that from and after the Closing Date and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business.

          Except as otherwise required by the Bankruptcy Code, each Credit Party shall (a) except as otherwise permitted by Section 6.1 or Section 6.8, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business, and its material rights and franchises entered into or assumed after the commencement of the Cases, and; (b) at all times maintain, preserve and protect all of its assets and properties (including all Collateral) used or useful and necessary in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices except as otherwise permitted in the applicable Loan Documents; and (c) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1.

          5.2 Payment of Charges.

          (a) Unless payment thereof is precluded by the Cases and subject to
Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges arising after the Petition Date payable by it, including (i) Charges imposed upon it, its income and profits, or any of its operations, its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except in each case, where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $5,000,000.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges (except where the failure to pay or discharge such Charges would not result in aggregate liabilities or Liens in excess of $5,000,000); (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses and shall deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

          (c) Notwithstanding the foregoing, this Section 5.2 shall not be construed to require Borrower to pay any obligation arising under any agreement with respect to Section 1110 Assets unless Borrower is approved by the Bankruptcy Court to make such payment.

          5.3 Books and Records.

          Each Credit Party shall keep adequate Books and Records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(a). Upon reasonable request of the Administrative Agent, each Credit Party shall deliver any requested Chattel Paper or Instrument to the Administrative Agent (in each case, accompanied by instruments of transfer executed in blank), and shall, if requested by the Administrative Agent, mark any Chattel Paper or Instrument that has not been delivered to the Administrative Agent with a legend that provides that the writing and the obligations evidenced or secured thereby are subject to the security interest of the Administrative Agent for the benefit of the Secured Parties.

          5.4 Insurance; Damage to or Destruction of Collateral. Except as set forth in the Aircraft Mortgage and the Spare Parts Mortgage with respect to the Collateral addressed therein:

          (a) The Credit Parties shall, at their sole cost and expense, maintain insurance at all times against such risks as is customary for companies of the same or similar size in the same or similar business and industry or as otherwise required in the Collateral Documents. Such policies of insurance as in effect on the Closing Date are described, collectively, in Part 1 and Part 2 of Disclosure Schedule 3.17. Except for policies of insurance relating to Collateral addressed by the Aircraft Mortgage and the Spare Parts Mortgage, the policies of insurance (or the loss payable and additional insured endorsements delivered to the Administrative Agent) described in Part 2 of Disclosure
Schedule 3.17, which lists those policies relating to the Collateral, shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days' prior written notice to the Administrative Agent in the event of any non-renewal, cancellation or material adverse amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance listed in Part 2 of Disclosure
Schedule 3.17 or to pay all premiums relating thereto, the Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Administrative Agent deem advisable. The Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, the Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) The Administrative Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require, upon prior written notice to such Credit Party, additional forms and limits of insurance, in the Administrative Agent's reasonable opinion, to adequately protect both the Administrative Agent's and the Lenders' interests in all or any portion of the Collateral needed to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry with respect to such Collateral; such additional forms and limits of insurance to be obtained and in effect within thirty (30) days of such written notice. If reasonably requested by the Administrative Agent, each Credit Party shall deliver to the Administrative Agent from time to time a report of a reputable insurance broker reasonably satisfactory to the Administrative Agent, with respect to its insurance policies.

          (c) Borrower on behalf of each Credit Party shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the insurance policies listed on Part 2 of Disclosure Schedule 3.17, endorsements to (i) all "All Risk" property and business interruption insurance naming the Administrative Agent for the benefit of Secured Parties, as lender loss payee as its interests may appear; provided, that, with respect to business interruption insurance only, so long as no Event of Default has occurred or is continuing, the Administrative Agent shall promptly release to Borrower any insurance proceeds received in connection with such business interruption insurance, and (ii) all general liability and other liability policies naming the Administrative Agent for the benefit of Secured Parties, as an additional insured as its interests may appear. Borrower on behalf of each Credit Party irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), so long as the anticipated insurance proceeds exceed $5,000,000, as Borrower's and each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" property policies of insurance, endorsing the name of Borrower or such Credit Party on any check or other item of payment for the proceeds of such "All Risk" property policies of insurance and for making all determinations and decisions with respect to such "All Risk" property policies of insurance. The Administrative Agent shall have no duty to exercise any rights or powers granted to them pursuant to the foregoing power-of-attorney. Borrower shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. All Net Cash Proceeds from insurance required under the Loan Documents shall be applied in accordance with Section 1.2.

          (d) Notwithstanding the foregoing, subject to the Orders, where casualty or condemnation proceeds are required to be applied to the repair or restoration of the affected property, which does not constitute Collateral included in the Term A Borrowing Base, or to be delivered to a third party or deposited in an escrow or similar account, by the express terms of any lease, usufruct, use agreement or other occupancy or facility agreement to which Borrower or any Credit Party is a party and that either (i) constitutes a Lien permitted hereunder having priority over the Administrative Agent's Liens, for the benefit of Secured Parties or (ii) affects leased real estate or usufruct or pursuant to the express terms of documents entered into in connection with ARB Indebtedness, either existing as of the Closing Date or permitted under this Agreement, then the Administrative Agent's rights under this Agreement with respect to any casualty or condemnation proceeds or insurance policies required to be maintained under any such lease, usufruct, use agreement or other occupancy or facility agreement or other document entered into in connection with such ARB Indebtedness to which Borrower or any Credit Party is a party shall be subject to the terms and conditions of such agreement, including without limitation the settlement of claims, the repair and restoration obligations of Borrower or any Credit Party and the delivery or deposit of any casualty or condemnation proceeds for repair or restoration.

          5.5 Compliance with Laws.

          Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including labor laws, and Environmental Laws and Environmental Permits, and laws and regulations of any Aviation Authority applicable to it, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (including, without limitation, as a result of the loss of any material Permit).

          5.6 Intellectual Property.

          Subject to Section 6.8(i), each Credit Party shall own or have rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it. Each Credit Party shall do or cause to be done all things necessary to preserve and keep in full force and effect at all times all material registered Patents, Trademarks, trade names, Copyrights and service marks necessary in the conduct of its business. Each Credit Party shall conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.7 Environmental Matters.

          Except as otherwise required by the Bankruptcy Code, each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are necessary to comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify the Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in any Credit Party incurring Environmental Liabilities in excess of $500,000 individually or $2,500,000 in the aggregate in a Fiscal Year; and (d) promptly forward to the Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in any Credit Party incurring Environmental Liabilities in excess of $500,000 individually or $2,500,000 in the aggregate in a Fiscal Year. If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon the Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as the Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent, and (ii) permit the Administrative Agent or their representatives to have access to all Real Estate (subject, in the case of leased Real Estate, to the terms of the applicable lease or other agreement which governs rights of access to leased Real Estate) for the purpose of conducting such environmental audits and testing as the Administrative Agent deem appropriate, including subsurface sampling of soil and groundwater; provided, that the Administrative Agent shall use commercially reasonable efforts to cause such audits or testing to be conducted in a manner that does not unreasonably interfere with the operations of the relevant Credit Party. Borrower shall reimburse the Administrative Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.8 Landlords' Agreements; Bailee Letters.

          If requested by the Administrative Agent in its reasonable discretion, each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility, maintenance facilities or other location where Collateral with an aggregate book value in excess of $10,000,000 is stored or located, in each case, to the extent the Liens and other unstayed rights of the applicable warehouseman, bailee or lessor are senior to or pari passu with the Liens of the Administrative Agent (each such location, a "Material Location"), which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to each Material Location leased or owned on or after the Closing Date, if the Administrative Agent has requested but, within sixty (60) days following such request, has not received a landlord agreement or bailee letter, Borrower's Eligible Spare Parts, Eligible Ground Service Equipment and Eligible Tooling at that location shall, in the Administrative Agent's discretion, be subject to such Reserves as may be established by the Administrative Agent in its reasonable credit judgment. Each Credit Party shall timely and fully pay and perform its material obligations under all leases and other agreements entered into or assumed after the commencement of the Cases in all respects with respect to Material Locations.

          5.9 [Reserved.]

          5.10 Notices.

          Promptly after the sending or filing thereof, Borrower shall send Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Post-Petition Skymiles Facility Document.

          5.11 Further Assurances.

          Subject to Section 5.12(b), each Credit Party executing this Agreement agrees that it shall, at such Credit Party's expense and upon the reasonable request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent, in accordance with its customary business practices for comparable debtor in possession transactions, to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

          5.12 Additional Guaranties and Collateral Documents.

          (a) Except as otherwise set forth in the Aircraft Mortgage, to the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property, other than real estate and interests in real estate that are not Owned Real Estate, and Persons that become Subsidiaries of any Credit Party after the Closing Date), Borrower agrees promptly to do, or cause each Subsidiary of Borrower (other than Excluded Subsidiaries) to do, each of the following, unless otherwise agreed by the Administrative Agent:

               (i) deliver to the Administrative Agent such duly executed supplements and amendments to this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent reasonably deems necessary in order to ensure that each Domestic Subsidiary of Borrower (other than Excluded Subsidiaries), guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof;

               (ii) deliver to the Administrative Agent such duly executed supplements and amendments to any of the Collateral Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent reasonably deems necessary in order to (A) effectively grant to the Administrative Agent for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in all assets, personal property or property interests that constitute Collateral owned by any Credit Party and (B) effectively grant to the Administrative Agent for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in all Stock and other debt Securities of any Credit Party and each direct Subsidiary of each Credit Party (other than the Stock of the Excluded Issuers); provided, however, that, in no event shall (x) more than 65% of the outstanding voting Stock of any Subsidiary which is not a Domestic Subsidiary be pledged to secure the Obligations or (y) the Stock of any joint venture company be pledged to the extent that such pledge is restricted by legally binding arrangements between the joint venture parties;

               (iii) deliver to the Administrative Agent all certificates, instruments and other documents representing all Collateral required to be pledged and delivered under the Collateral Documents and all other Stock and other debt Securities being pledged pursuant to the joinders, amendments and supplements executed pursuant to clause (ii) above;

               (iv) to the extent permitted hereunder, if any Credit Party acquires a fee simple ownership interest in real estate after the Closing Date, or discovers that it owns any fee simple interest in real estate not constituting Owned Real Estate, within ninety (90) days thereof, execute and deliver to the Administrative Agent, a Mortgage granting the Administrative Agent for the benefit of Secured Parties a valid, perfected and enforceable first priority Lien on such real estate and, if reasonably required by the Administrative Agent, environmental audits, mortgage title insurance policy, real property survey, local counsel opinion(s), supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that each such real estate so acquired shall be considered "Owned Real Estate" for purposes of this Agreement from and after the date of its acquisition);

               (v) if such Subsidiary is party to a Case, to obtain an order of the Bankruptcy Court confirming in such Case extension of the terms of the Orders to such new Subsidiary as a debtor and debtor in possession;

               (vi) to take such other actions as the Administrative Agent reasonably deems necessary to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (i) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (ii) above, including the filing of financing statements or other recordations in such jurisdictions as may be required by the Collateral Documents, the Code, the FAA or applicable law, or as may be reasonably requested by the Administrative Agent; and

               (vii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above in connection with the addition of any Guarantor or Collateral acquired after the date hereof, which opinions shall be in form and substance consistent with those delivered on the Closing Date and from counsel reasonably satisfactory to the Administrative Agent.

          (b) Notwithstanding the foregoing, (i) prior to the occurrence of any Event of Default, the Administrative Agent shall not take any security interest in or require any actions to be taken with respect to (A) those assets as to which the Administrative Agent shall determine, in their reasonable discretion, that the cost of obtaining such security interest or taking such action are excessive in relation to the benefit to Lenders afforded thereby, (B) property the acquisition or construction of which was financed through Indebtedness (existing as of the Closing Date (other than Gates) or as permitted by Section 6.3(a)), and (C) any property to the extent that the granting of such a security interest would constitute a breach or violation of a valid and effective restriction in favor of a third party (including, without limitation, mandatory consent rights), that would result in the termination of any Credit Party's interest in such Collateral or give rise to any indemnification obligations or any right to terminate or commence the exercise of remedies under such restrictions, (ii) the Administrative Agent shall not take any security interest in, or require any Credit Party to take any action referred to in Section 5.12(a)(iv) with respect to, real estate, or require the execution or delivery of any Aircraft Mortgage or Spare Parts Mortgage, or require any Credit Party to take any actions with respect to the FAA relating to any of the 737-800 aircraft described in Section 6.8(m) hereof or with respect to any asset (A) until the expiration of 90 days after the date of acquisition thereof, unless Borrower shall have given the Administrative Agent notice that it does not intend to finance such acquisition as permitted by Section 6.3(a)(i), and (B) previously securing or financed by Existing Secured Indebtedness until the expiration of 90 days after such Existing Secured Indebtedness has been repaid, unless Borrower shall have given the Administrative Agent notice that it does not intend to finance such asset as permitted by Section 6.3(a)(v), and (iii) Liens required to be granted and actions required to be taken pursuant to this Section 5.12 shall all be subject to exceptions and limitations (including Liens permitted pursuant to Section 6.7) consistent with those set forth herein and in the Collateral Documents as in effect on the Closing Date.

          5.13 Pledged Spare Parts.

          Each Credit Party shall segregate all of its Pledged Spare Parts from any Spare Parts which are subject to any consignment arrangement, and shall keep all Spare Parts not so subject to a consignment arrangement in Designated Spare Parts Locations, except to the extent permitted in the Spare Parts Mortgage. The Pledged Spare Parts will be maintained by or on behalf of the Air Carriers that are Credit Parties, as required by the Spare Parts Mortgage.

          5.14 Aircraft Mortgage; Spare Parts Mortgage; SGR Security Agreement.

          Each Air Carrier that is a Credit Party shall execute the Aircraft Mortgage, the Spare Parts Mortgage and the SGR Security Agreement.

          5.15 Slot Utilization.

          (a) Subject to transfers, exchanges and other dispositions permitted by this Agreement and the SGR Security Agreement, from and after the Closing Date Borrower shall cause the FAA Slots to have sufficient Slot Utilization, for purposes of 14 C.F.R. 93.227 (the "Slot Utilization Regulations") and shall at the end of Week 4 of any respective Two-Month FAA Reporting Period for FAA Slots present to each Administrative Agent (i) if, during Week 1, Week 2, Week 3 or Week 4, the FAA or any applicable Foreign Aviation Authority has revoked, terminated or canceled any Credit Parties' right to utilize any Primary Slot, a list of all such Primary Slots and (ii) a certification from Borrower that either:

               (i) the FAA Slots have been utilized at the following rates (a week shall be deemed to be seven (7) days for purposes of this Section 5.14): (x) sixty-five percent (65%) for each hourly period for Weeks 1-4 of the respective Two-Month FAA Reporting Period for Slots in DCA and LGA; (y) sixty-five percent (65%) for each half hour period for Weeks 1-4 of the respective Two-Month FAA Reporting Period for arrival Slots in DCA and LGA; or

               (ii) Borrower intends to effectuate full compliance with all of the slot utilization covenants pursuant to exchanging slots at such airports with third party air carriers and such officer has no reason to believe that Borrower will fail to comply with the Slot Utilization Regulations.

          (b) Subject to transfers, exchanges and other dispositions permitted by this Agreement and the SGR Security Agreement, utilize the Foreign Slots in a manner consistent in all material respects with applicable regulations and contracts in order reasonably to preserve its right to hold and operate the Foreign Slots, taking into account any waivers or other relief granted by any applicable Aviation Authority.

          5.16 ERISA/Labor Matters.

          Borrower shall furnish the Administrative Agent (with sufficient copies for each of Lenders) each of the following:

          (a) promptly and in any event within thirty (30) days of filing or receipt by Borrower, with respect to any Title IV Plan, copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such Plans;

          (b) promptly and in any event within ten (10) days after Borrower, any Subsidiary of Borrower or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of an officer of Borrower describing such waiver request and the action, if any, Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (c) simultaneously with the date that Borrower, any Subsidiary of Borrower or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, a copy of each notice;

          (d) promptly and in any event within three (3) days after Borrower, any Subsidiary of Borrower or any ERISA Affiliate receives any adverse communication from a Governmental Authority which could result in an increase to or accelerate the payment of any liability with respect to a Pension Plan, a copy of such notice; and

          (e) simultaneously with the date that any Credit Party (i) commences or terminates negotiations with any collective bargaining agent for the purpose of materially changing any collective bargaining agreement; (ii) reaches an agreement with any collective bargaining agent prior to ratification for the purpose of materially changing any collective bargaining agreement; (iii) ratifies any agreement reached with a collective bargaining agent for the purpose of materially changing any collective bargaining agreement; or (iv) becomes subject to a "cooling off period" under the auspices of the National Mediation Board, notification of the commencement or termination of such negotiations, a copy of such agreement or notice of such ratification or a "cooling off period," as the case may be.

          5.17 Maintenance of Liens and Collateral.

          Each Credit Party, subject to Section 5.12, shall do or cause to be done all things necessary to preserve and keep in full force and effect at all times the Liens securing the Obligations as provided in the Loan Documents.

          5.18 Use of Proceeds.

          The proceeds of the Loans and the Letters of Credit will be used by Borrower solely for the refinancing of the obligations under the Existing Credit Agreement and the Existing Skymiles Facility pursuant to Section 2.1(j) and
Section 2.1(k) and for the general corporate purposes of the Credit Parties.

          5.19 Cash Management Systems.

          Borrower will, subject to the entry of the applicable First Day Orders, establish and will maintain until the Termination Date, the Cash Management Systems as described in Annex C.

          5.20 Appraisals.

          Each Credit Party shall provide the Administrative Agent access to its properties and to the Collateral in accordance with Section 1.12 and permit the Administrative Agent to have an Appraiser conduct appraisals as set forth in Annex F.

          5.21 Post-Closing Covenants. Borrower shall comply with the terms and conditions set forth on Annex L.

6. NEGATIVE COVENANTS

          Each Credit Party agrees that from and after the Closing Date until the Termination Date:

          6.1 Mergers, Subsidiaries, Etc.

          No Delta Company shall directly or indirectly, by operation of law or otherwise, merge or consolidate with any Person or acquire Stock of any Person; provided, that (a) any Subsidiary may merge or consolidate with (i) Borrower or a Guarantor in a transaction in which Borrower or any Guarantor is the surviving Person and (ii) if such Subsidiary is not a Guarantor, any other Delta Company,
(b) Borrower may merge or consolidate with, or acquire Stock of, any Person to effectuate an Investment permitted by Section 6.2 in a transaction in which Borrower is the surviving Person, (c) any Subsidiary may merge or consolidate with, or acquire Stock of, any Person to effectuate an Investment permitted by
Section 6.2 in a transaction in which a Subsidiary is the surviving Person and
(d) any Subsidiary may merge or consolidate with another Person in connection with any sale or other disposition of such Subsidiary permitted pursuant to

Section 6.8; provided, that such merger, consolidation or acquisition shall not result in the acquisition of Stock located outside of the United States in an amount in excess of $25,000,000 in the aggregate.

          6.2 Investments; Loans and Advances.

          Except as otherwise expressly permitted by this Section 6.2, no Delta Company shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (all of the foregoing, "Investments"), except (without duplication):

          (a) each Delta Company may hold Investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Delta Company pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

          (b) each Delta Company may maintain its existing investments in its Subsidiaries as of the Closing Date summarized on Disclosure Schedule 3.8;

          (c) each Delta Company may make investments, subject to Section 5.19, in Permitted Investments;

          (d) each Delta Company may maintain its existing Investments summarized on Disclosure Schedule 6.2;

          (e) Investments (i) may be made by any Credit Party in any other Credit Party, (ii) may be made by any Delta Company that is not a Credit Party in any other Delta Company, subject to compliance with Section 6.3(a)(vii) and
(iii) constituting capital contributions or intercompany loans or advances may be made to Aero Assurance, Ltd. or New Sky, Ltd. for the purpose of cash collateralizing letters of credit issued for the account of such captive insurance Subsidiaries to the extent permitted under Section 6.3(a)(xiii);

          (f) each Delta Company may make Investments with the funds held in the Excluded Accounts;

          (g) each Delta Company may make Investments consisting of (i) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and currency values, (ii) interest rate swap, cap or collar agreements and interest rate future or option contracts, and (iii) fuel hedges and other derivatives contracts, in each case, to the extent that such agreement or contract is permitted by Section 6.3 and Section 6.17 and entered into in the ordinary course of business;

          (h) the Delta Companies, in the aggregate, may make Investments in an amount not to exceed $10,000,000 outstanding at any time in travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements;

          (i) the Delta Companies may make advances to their respective officers, directors and employees in an amount not to exceed (i) $10,000 outstanding at any time to any individual officer, director or employee and (ii) $7,000,000 in the aggregate outstanding at any time for all such advances;

          (j) the Delta Companies may make advances in respect of (i) signing bonuses for newly hired officers, directors or employees of any Delta Company in an amount not to exceed $250,000 individually outstanding at any time and (ii) relocation expenses for newly hired officers, directors or employees of any Delta Company in an amount not to exceed $5,000,000 in the aggregate outstanding at any time;

          (k) the Delta Companies may make Investments in the form of foreign cash equivalents in the ordinary course of business and consistent with past practices;

          (l) [Reserved];

          (m) the Delta Companies may make additional Investments in Subsidiaries that are not Credit Parties in an aggregate amount at any one time not to exceed $5,000,000;

          (n) the Delta Companies may make any Investment consisting of the acquisition of Stock of any Person; provided that (i) such Person becomes a Credit Party or is merged with or into Borrower or a Credit Party immediately upon consummation of such acquisition and (ii) such acquisition is permitted by
Section 6.10;

          (o) the Delta Companies may make any Investment consisting of the acquisition of equity interests permitted pursuant to Section 6.13(d), (e) and
(f); and

          (p) the Delta Companies may make other Investments in an aggregate amount at any one time not to exceed $25,000,000 for all Investments made pursuant to this clause (p).

The term "Investments" shall not include deposits to secure the performance of leases.

          6.3 Indebtedness.

          (a) No Delta Company shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):

               (i) Indebtedness secured by purchase money security interests and Capital Leases (including in the form of sale-leaseback, synthetic lease or similar transactions) to the extent such Indebtedness was incurred to finance the acquisition or construction of aircraft, equipment and real estate to the extent permitted by Section 6.10 or ARB Indebtedness; provided, that the amount of such Indebtedness does not exceed 100% of the purchase price or construction cost (including any capitalized interest and issuance fees) of the subject asset;

               (ii) the Loans and the other Obligations;

               (iii) [Reserved];

               (iv) existing Indebtedness described in Disclosure Schedule 3.12(b) or 6.3;

               (v) Indebtedness incurred after the Closing Date; provided, that
(A) such indebtedness is (x) secured by (or finances) assets which, as of the Closing Date, secured (or was financed by) other Indebtedness outstanding on the Closing Date described in Disclosure Schedule 6.3 (the "Existing Secured Indebtedness"), (y) incurred within one hundred eighty (180) days after the repayment in full of such Existing Secured Indebtedness and (z) is in an aggregate principal amount not exceeding the maximum principal amount of such Existing Secured Indebtedness outstanding at any time on or prior to the Closing Date and (B) such Existing Secured Indebtedness shall have been repaid in full on the scheduled maturity date thereof (a "Permitted Secured Financing");

               (vi) Indebtedness under the Post-Petition Skymiles Facility in an aggregate principal amount not to exceed $350,000,000;

               (vii) Indebtedness consisting of intercompany loans and advances made (A) among Credit Parties, (B) among Delta Companies that are not Credit Parties and (C) by a Credit Party to Aero Assurance, Ltd. or New Sky Ltd. permitted pursuant to Section 6.2(e)(iii), provided, that (A) to the extent any such loan or advance is evidenced by a promissory note (the "Intercompany Notes") held by any Credit Party, the applicable Credit Party shall have pledged and delivered such note to the Administrative Agent pursuant to the applicable Collateral Document as additional collateral security for the Obligations, (B) each applicable Credit Party shall record all intercompany transactions on its Books and Records in the ordinary course of business and (C) the obligations of any Credit Party under any such intercompany loans to any other Delta Company shall be subordinated to the Obligations of such Credit Party under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent;

               (viii) Indebtedness owed to any Lender (or any of its affiliates) or any other Person in connection with Investments permitted under Section 6.2(g) and Section 6.17;

               (ix) Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds (but subject to compliance with Section 5.19);

               (x) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices;

               (xi) Indebtedness to credit card processors in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

               (xii) Indebtedness owing by the Credit Parties to Citibank, N.A. and its banking Affiliates, arising in the ordinary course of business, providing netting services with respect to intercompany Indebtedness permitted to be incurred and outstanding pursuant to this Agreement so long as such Indebtedness does not remain outstanding for more than three (3) Business Days from the date of its incurrence and does not exceed an aggregate outstanding amount of $50,000,000;

               (xiii) Indebtedness in respect of letters of credit in an aggregate outstanding amount not to exceed $150,000,000;

               (xiv) surety bonds in an aggregate outstanding amount not to exceed $80,000,000;

               (xv) other unsecured Indebtedness incurred subsequent to the Closing Date; provided, that no principal payments shall be required thereunder (except upon acceleration) on or prior to the Scheduled Maturity Date;

               (xvi) Permitted Subordinated Indebtedness;

               (xvii) Indebtedness constituting a Permitted Refinancing of Indebtedness referred to in clauses (i), (iv), (v), (vi) or (xvi) above;

               (xviii) unsecured Indebtedness (including letters of credit) incurred subsequent to the Closing Date to provide credit support for (x) obligations arising in the ordinary course of business and consistent with past practices in connection with credit card processing services and (y) the Indebtedness described in clause (ix) above;

               (xix) other unsecured Indebtedness incurred subsequent to the Closing Date in an aggregate amount not to exceed $25,000,000 outstanding at any time; and

               (xx) refinancings, replacements and restructurings of Indebtedness secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code (as in effect on the Filing Date hereof and permitted by Section 6.03(a)(iv)) or by any equipment that would have qualified as such equipment had it been placed in service after October 22, 1994 (collectively, "Section 1110-Type Indebtedness"); provided, that (A) the principal amount of such existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such refinancing or replacement, unless (1) the interest expense, if any, on any scheduled payments deferred as a result of such refinancing is not paid currently but is recapitalized as principal or (2) such refinancing increases the principal amount of such refinanced Section 1110-Type Indebtedness but the overall effect on the aggregate amount of existing Indebtedness secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code is reduced or remains the same, or the financing expenses in connection with all such Indebtedness is reduced (it being understood that any such increase in Indebtedness may not be granted Super-Priority Claim status pursuant to Section 364(c)(1) of the Bankruptcy Code), (B) after giving effect thereto, the average maturity of all the then-outstanding Section 1110-Type Indebtedness shall not be shortened as a result of such refinancing or replacement, (C) the weighted average life to maturity of all such existing Section 1110-Type Indebtedness shall not be reduced as a result of such refinancing, replacement or restructuring, and (D) the direct and contingent obligors therefor shall not be changed, as a result of or connection with such refinancing or replacement.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount in respect of any post-petition Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Lien permitted under Section 6.7 if the asset securing such Indebtedness on a first-priority basis has been sold or otherwise disposed of in accordance with
Section 6.8; (iii) Indebtedness upon any Permitted Refinancing; (iv) other Indebtedness (excluding Permitted Subordinated Indebtedness) not in excess of $10,000,000; (v) Indebtedness incurred subsequent to the Closing Date permitted under Section 6.3(a) other than Indebtedness permitted under Section 6.3(a)(iii), (iv), (vi), (xv), (xvi) or any Permitted Refinancing of Indebtedness permitted by any of the foregoing; (v) as otherwise permitted in
Section 6.13; and (vi) ARB Indebtedness in order to minimize, in Borrower's reasonable judgment upon opinion of counsel, such Credit Party's potential liability arising from a loss of the tax exempt status of such Indebtedness.

          6.4 Affiliate Transactions.

          None of the Credit Parties will sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the other Credit Parties), except transactions (a) at prices and on terms and conditions no less favorable to such Credit Party than could be obtained on an arm's length basis from unrelated third parties, (b) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of such Credit Party and other transactions permitted by Section 6.2(i) and (j), (c) any dividends, other distributions or payments permitted by Section 6.13, (d) any Investment in a Delta Company permitted by Section 6.2 or intercompany transactions with a Delta Company permitted by Section 6.3, (e) and (e) provision of legal, accounting or administrative services to any Delta Company in the ordinary course of business in accordance with past practices.

          6.5 Capital Structure and Business.

          No Credit Party shall amend its charter or bylaws in a manner that would adversely affect the Administrative Agent or Lenders, or such Credit Party's duty or ability to repay the Obligations, in any material respect. No Credit Party shall engage in any business other than the businesses currently engaged in by it and businesses that are reasonably related thereto.

          6.6 Guaranteed Indebtedness.

          No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness, except (without duplication) (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party in the ordinary course of business, (b) Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) Guaranteed Indebtedness to the extent constituting Indebtedness permitted by Section 6.3 and (d) to the extent existing on the Closing Date as set forth in Disclosure Schedule 6.3.

          6.7 Liens.

          No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to the Collateral or any of its other properties or assets (whether now owned or hereafter acquired), except for:

          (a) Permitted Encumbrances;

          (b) Liens in existence on the date hereof and summarized on Disclosure
Schedule 6.7;

          (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness, in each case, permitted in Section 6.3(a)(i); provided, that such Liens attach only to the assets (including related leases and subleases thereof and other assets integral to the use thereof including security deposits from any sublessee collaterally assigned for the benefit of lessors) subject to such purchase money debt and such Indebtedness is incurred within one hundred eighty (180) days following such purchase and does not exceed 100% of the purchase price of the subject assets;

          (d) Liens (having the priority set forth in the Skymiles Intercreditor Agreement) securing the "Obligations" as defined in the Post-Petition Skymiles Facility Documents, so long as the Skymiles Intercreditor Agreement is in full force and effect;

          (e) [Reserved];

          (f) Liens on assets that are the subject of a Permitted Secured Financing; provided, that such Liens attach only to the assets subject to the Existing Secured Indebtedness related thereto;

          (g) other Liens securing Indebtedness permitted by Section 6.3(a)(ix) and (xii);

          (h) Liens on the Excluded Accounts and amounts on deposit therein in favor of the beneficiaries of the amounts on deposit therein to the extent such Liens secure obligations owed to such beneficiaries;

          (i) any interest or title of a licensor, lessor or sublessor granted to others, but only to the extent permitted by any of the Collateral Documents;

          (j) Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

          (k) Liens on cash deposits that do not constitute Collateral in an aggregate amount not in excess of $150,000,000;

          (l) [Reserved.]

          (m) Liens on Margin Stock, if and to the extent the value of all Margin Stock of Borrower and its Subsidiaries exceeds 25% of the total assets subject to this Section 6.7;

          (n) Liens on real and personal property acquired in connection with acquisitions permitted by this Article 6 to the extent such Liens exist on such acquired property at the time of acquisition; provided, that such Liens attach only to the assets (including related leases thereof and, in the case of personal property, other assets integral to the use thereof including security deposits from any sublessee collaterally assigned for the benefit of lessors) subject to such acquisition;

          (o) Liens securing a Permitted Refinancing of Indebtedness, to the extent such Indebtedness being refinanced was originally secured in accordance with this Section 6.7; provided that such Lien does not attach to any additional property or assets of Borrower or any Subsidiary;

          (p) Liens securing the Loans and the other Obligations;

          (q) any Lien on any Non-1110 Aviation Assets or Section 1110 Assets securing Indebtedness permitted under Section 6.3(a)(xx); provided, that such Liens attach only to the assets securing the applicable Indebtedness permitted under Section 6.3(a)(iv);

          (r) Liens created after the Closing Date in connection with operating Leases; provided, that such Liens attach only to the assets subject to such Lease (including any sublease thereof, other assets integral to the use thereof and security deposits from any sublessee collaterally assigned for the benefit of lessors); and

          (s) other Liens so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed, in the aggregate, $2,000,000.

          No Credit Party shall grant, or permit any of its Subsidiaries to grant, except as expressly permitted by this Agreement, any Lien on any of its respective assets securing the Senior Claims or the Junior Claims (as each such term is defined in the Skymiles Intercreditor Agreement), as the case may be, to any Person other than each of the Administrative Agent and the Skymiles Agent (as defined in the Skymiles Intercreditor Agreement) on behalf of the applicable Secured Parties (as defined in the Skymiles Intercreditor Agreement), subject to the relative priorities set forth in the Skymiles Intercreditor Agreement.

          6.8 Sale of Stock and Assets.

          No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts (any such disposition being an "Asset Sale"), other than (without duplication):

          (a) sales and other dispositions of assets (excluding those assets subject to clause (c) or (i) below), and swaps, exchanges, interchange or pooling of assets (subject to the limitations set forth in the Collateral Documents), in the ordinary course of business;

          (b) sales or dispositions of surplus, obsolete, negligible or uneconomical assets no longer used in the business of Borrower and the Guarantors;

          (c) the sale or other disposition of any Collateral consisting of (i) up to fifteen (15) 767-200 aircraft or (ii) other Collateral included in the Term A Borrowing Base having a book value not exceeding $50,000,000 in the aggregate in any Fiscal Year; provided, that, in each case, any disposition of any such Collateral included in the Term A Borrowing Base (other than DFW Assets) may only be sold for value in excess of the Allocated Amount for such Collateral;

          (d) Excluded Sales;

          (e) all sales of assets of DLMS securing its obligations under the Skymiles Facility;

          (f) dispositions of Section 1110 Assets, consisting of the return thereof to the party that had provided financing therefor; provided, that such dispositions, in the aggregate, shall not materially and adversely affect the operations of the Delta Companies, taken as a whole;

          (g) sales or dispositions of assets among (i) Borrower and the Guarantors or (ii) Subsidiaries that are not Guarantors;

          (h) sales or dispositions of other assets in arm's length transactions at fair market value in an aggregate amount not to exceed $50,000,000 in the aggregate in any Fiscal Year;

          (i) (i) abandonment of Intellectual Property constituting Collateral; provided, that such abandonment is (A) in the ordinary course of business consistent with past practices and (B) with respect to Intellectual Property that is not material to the business of Borrower and the Guarantors and (ii) licensing or sublicensing of Intellectual Property constituting Collateral in the ordinary course of business consistent with past practices;

          (j) dispositions of assets located outside of the United States in an aggregate amount not to exceed $5,000,000;

          (k) the sale or discount of Accounts to a collection agency in connection with collections of delinquent receivables;

          (l) (i) abandonment of Slots, Gates, Routes or Supporting Route Facilities; provided, that such abandonment is (A) in connection with the downsizing of any hub or other facility located in Cincinnati as reflected in the Projections, (B) in connection with the downsizing of any other hub or facility as reflected in the Projections, which does not materially and adversely affect the business of Borrower and the Guarantors, taken as a whole, or (C) in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of Borrower and the Guarantors, taken as a whole, (ii) transfer or other disposition of Slots to the extent permitted by Section 7(b) of the SGR Security Agreement in an aggregate amount not to exceed $25,000,000,
(iii) exchange of Slots to the extent permitted by Section 7(c) of the SGR Security Agreement and (iv) assignments of leases or granting of leases of (x) Aircraft or Engines to the extent permitted pursuant to the Aircraft Mortgage and (y) other aircraft or engines (that do not constitute Collateral) in the ordinary course of business;

          (m) the sale or other disposition of any 737-800 aircraft substantially concurrently with the consummation of the purchase of such aircraft to the extent such purchase occurs pursuant to a purchase agreement to which a Delta Company is a party as of the Closing Date;

          (n) sale-leaseback, synthetic lease or similar transactions to the extent permitted under Section 6.3(a)(i) and Section 6.10 and sale-leasebacks of
Section 1110 Assets and Non-1110 Aviation Assets;

          (o) to the extent not prohibited by Section 6.18 or any of the Collateral Documents, the disposition of leasehold or similar interests in non-Owned Real Estate, including through assignment, sublease or lease termination or rejection, in whole or in part, or the return, surrender, exchange or abandonment of any property subject thereto;

          (p) any sale of Margin Stock for fair value as determined in good faith by Borrower; and

          (q) any Property Loss Event (without giving effect to the thresholds set forth in the definition thereof);

          (r) rejection of executory contracts in accordance with an order of the Bankruptcy Court to the extent such rejections do not, individually or in the aggregate, materially and adversely affect the business of Borrower and the Guarantors, taken as a whole; and

          (s) sale of Excluded Properties; provided, that, if such Excluded Properties are included in the Term A Borrowing Base, the sale price shall be in excess of the Allocated Amount for such Excluded Properties.

          6.9 [Reserved.]

          6.10 Financial Covenants.

          Borrower shall not breach or fail to comply with any of the Financial Covenants.

          6.11 Hazardous Materials.

          No Credit Party shall cause or knowingly permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than in the case of each of clauses (a) and (b), such violations, Releases or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

          6.12 Sale-Leasebacks.

          No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets (including without limitation, any aircraft) unless permitted by Section 6.3(a)(i) or Section 6.8(n).

          6.13 Restricted Payments.

          No Credit Party shall make any Restricted Payment, except (a) payments of principal of and interest on intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Borrower, (c) dividends and distributions by Borrower with respect to its Stock payable solely in additional shares of its common Stock, (d) pursuant to stock option plans or other benefit plans for management or employees of Borrower and its Subsidiaries in a maximum aggregate amount not to exceed $2,000,000, (e) the redemption of the Class B shares of Delta Benefits Management Inc. held by Aon Group, Inc., pursuant to put and call rights existing on the date hereof (f) scheduled payments of interest with respect to Permitted Subordinated Indebtedness and any Permitted Refinancing thereof (or, subject to any applicable subordination terms, upon acceleration), and (g) scheduled payments of principal and interest with respect to, and payment of fees and other charges required by the terms of, the Post-Petition Skymiles Facility (or, subject to the Skymiles Intercreditor Agreement, upon acceleration), provided that no such payments shall be made from proceeds of Collateral other than Skymiles Collateral (A) from and after the issuance of any Notice of Actionable Default and until the withdrawal of all pending Notices of Actionable Default or (B) during the period in which the Excess Aggregate Cash on Hand is lower than the lesser of (x) $200 million and (y) the aggregate amount of "Obligations" (as defined in the Post-Petition Skymiles Facility Documents) outstanding at such time; provided that such Restricted Payments in clause (a) shall be permitted so long as no Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payments and the Administrative Agent shall not have notified Borrower to stop such payments.

          6.14 Change of Corporate Name or Location; Change of Fiscal Year.

          No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses, hangars, terminals, maintenance facilities or other locations at which Collateral with book value in excess of $5,000,000, individually or in the aggregate, is held or stored, or the location of its records concerning such Collateral, (c)


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

change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or
(e) change its state of incorporation or organization, in each case, without at least thirty (30) days' prior written notice to the Administrative Agent; provided, that (i) in the case of clauses (b) or (e), any such new location shall be in the continental United States and (ii) the Credit Parties shall be in compliance with the Spare Parts Mortgage at all times. No Credit Party shall change its Fiscal Year or the Post-Petition Skymiles Facility Documents.

          6.15 No Impairment of Intercompany Transfers.

          No Credit Party shall directly or indirectly enter into or become contractually bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and the Post-Petition Skymiles Facility Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions by a Credit Party or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower; other than (a) prohibitions or restrictions existing on the Closing Date and listed on Disclosure Schedule 6.15, and any extension or renewal thereof on terms no less favorable to such Credit Party and (b) prohibitions or restrictions set forth in the Loan Documents or the Post-Petition Skymiles Facility (to the extent consistent with such provisions in the Loan Documents).

          6.16 Limitation on Negative Pledge Clauses.

          No Credit Party will enter into any agreement (other than the Loan Documents) with any Person which prohibits or limits the ability of such Credit Party to create, incur, assume or suffer to exist any Lien securing the Obligations upon any of its properties, assets or revenues, whether now owned or hereafter acquired, other than agreements that contain (a) prohibitions or limitations existing on the Closing Date and listed on Disclosure Schedule 6.16, and any extension or renewal thereof on terms no less favorable to the Credit Parties, (b) prohibitions set forth in the Loan Documents and the Post-Petition Skymiles Facility Documents, (c) customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) prohibitions or restrictions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement if such restriction or condition applies only to property secured or financed by such Indebtedness or other obligations and (e) restrictions prohibiting Liens contained in agreements relating to the use and occupancy of airport premises and facilities, operating leases, Capital Leases or Licenses with respect to properties subject thereto and interests created therein.

          6.17 No Speculative Transactions.

          No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge in the ordinary course of business.

          6.18 Real Estate Purchases and Leases.

          No Credit Party shall purchase a fee simple ownership interest in real estate with an aggregate purchase price in excess of $30,000,000. No Credit Party shall modify, amend, extend, cancel, terminate or otherwise change in any materially adverse manner any term, covenant or condition of any lease, sublease, usufruct, use agreement or other occupancy or facility agreement affecting its Real Estate as of the Closing Date, and no Credit Party shall hereafter enter into any new lease, sublease, usufruct, use agreement or other occupancy or facility agreement granting such Credit Party possessory, use or similar rights in or to any real estate, unless such modification, amendment, extension, cancellation, termination or other change, or such new lease, sublease, usufruct, use agreement or other occupancy or facility agreement, (a) is not prohibited by the Collateral Documents, (b) would not have a Material Adverse Effect, and (c) would not materially and adversely affect the Administrative Agent's Liens, for the benefit of Secured Parties, in the Collateral stored or located at the location to which such modification or other change, or such new lease or other agreement relates. Further, no Credit Party shall assign, sublet or otherwise dispose of any such lease, sublease, usufruct, use agreement or other occupancy or facility agreement to which such Credit Party is now or hereafter a counterparty, except for an assignment, subletting or disposition that (x) is not prohibited by Section 6.8 or the Collateral Documents, (y) would not have a Material Adverse Effect and (z) would not materially and adversely affect the Administrative Agent's Liens, for the benefit of Secured Parties, in the Collateral stored or located at such location.

          6.19 Changes Relating to Permitted Subordinated Indebtedness and Post-Petition Skymiles Facility Documents.

          (a) No Credit Party shall change or amend the terms of any Permitted Subordinated Indebtedness (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate on such Permitted Subordinated Indebtedness; (ii) change the dates upon which payments of principal or interest are due on such Permitted Subordinated Indebtedness other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein with respect to such Permitted Subordinated Indebtedness; (iv) change the redemption or prepayment provisions of such Permitted Subordinated Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Permitted Subordinated Indebtedness; or (vi) change or amend any other term, in each case, if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Permitted Subordinated Indebtedness, in each case, in a manner adverse to any Credit Party, the Administrative Agent or any Lender.

          (b) No Credit Party shall change or amend the terms of the Post-Petition Skymiles Facility Documents, if the effect of such amendment is to: (i) increase the interest rate on the Post-Petition Skymiles Facility; (ii) change the dates upon which payments of principal or interest are due on the Post-Petition Skymiles Facility other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein with respect to the Post-Petition Skymiles Facility; (iv) change the redemption or prepayment provisions of the Post-Petition Skymiles Facility other than to extend the dates therefor or to reduce the premiums payable in connection therewith;
(v) grant any security or collateral to secure payment of the Post-Petition Skymiles Facility; or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of the Post-Petition Skymiles Facility, in each case, in a manner adverse to any Credit Party, the Administrative Agent or any Lender.

          6.20 Cancellation of Indebtedness.

          No Credit Party shall, nor shall they permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to any of them except (i) in the ordinary course of business consistent with past practice, (ii) in respect of intercompany Indebtedness among the Credit Parties or (iii) negotiated on an arm's-length basis and for consideration reasonably deemed by the Borrower to be reasonable.

7. TERM

          7.1 Termination.

          The financing arrangements contemplated hereby shall be in effect until the Maturity Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

          7.2 Survival of Obligations Upon Termination of Financing
Arrangements.

          Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of the Administrative Agent and the Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of the Administrative Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Article 13, the payment obligations under Sections 1.13 and 1.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.


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

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1 Events of Default.

          The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of the Loans or any Letter of Credit Obligation when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations within three (3) Business Days of the date when due and payable, or (iii) fails to pay or reimburse the Administrative Agent or any L/C Issuer or Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following the demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.2, 1.3, 1.4, 1.7, 5.4, 5.14, 5.15, 5.16 or
Article 6, the insurance provisions in the Collateral Documents or any of the provisions set forth in Annexes C or G, respectively.

          (c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

          (d) (x) Borrower fails to perform or observe any covenant, condition or agreement to be performed or observed by it under the Aircraft Mortgage, and such failure continues unremedied for a period for sixty (60) days after receipt by Borrower of a notice thereof from the Administrative Agent (such failure, a "Maintenance Default"); provided that, if Borrower shall have undertaken to cure any such failure which arises under Sections 7.02 or 7.04 of the Aircraft Mortgage as those sections relate to maintenance, service, repair or overhauls and such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of ninety (90) days after such notice is received by Borrower ("Maintenance Cure Period") so long as Borrower is diligently proceeding to remedy such failure; provided further that, if not cured, such failure shall constitute an Event of Default if not remedied within 180 days after receipt by Borrower of such notice of a Maintenance Default or
(y) any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement, any of the other Loan Documents or the Collateral Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

          (e) Except for defaults resulting directly from the commencement of the Cases and defaults resulting from obligations (other than the Obligations) with respect to which the Bankruptcy Code prohibits any Credit Party from complying or permits an Credit Party not to comply, a default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any post-petition Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any


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

Credit Party in excess of $25,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, post-petition Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $25,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to the Administrative Agent or any Lender by any Credit Party is untrue or incorrect in any material respect, in each case, as of the date when made or deemed made.

          (g) [Reserved].

          (h) The Loan Documents and the Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided for herein and in the Orders, or any Credit Party shall so allege in any pleading filed in any court or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on each Credit Party party thereto (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

          (i) A final unstayed judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (j) Suspension of all or substantially all of the Credit Parties' flight and other operations for longer than two days (excluding, however, any such suspension as a result of an order by an Aviation Authority due to a force majeure or any other extraordinary event similarly affecting all major U.S. commercial carriers) or entry of an order by the Bankruptcy Court authorizing the same.

          (k) Any Change of Control occurs.

          (l) Any Air Carrier shall cease to be a Certificated Air Carrier or a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49.

          (m) (i) In the case of any Primary Route, any applicable Aviation Authority revokes, terminates or cancels any Credit Party's Permits to use, occupy or maintain such

Primary Route, whether as a result of any revocation, termination or cancellation of any Primary Gate, Primary Slot or otherwise; (ii) in the case of any Primary Slot, any applicable Aviation Authority revokes, terminates or cancels any Credit Party's Permits to use, occupy or maintain such Primary Slot; provided, that an Event of Default shall not occur under this clause (m)(ii) if the aggregate value of all such Primary Slots that have been revoked, terminated or canceled does not exceed an amount equal to the sum of (i) $25,000,000 plus
(ii) the lesser of (x) the amount of cash and Cash Equivalents held in the SGR Cash Collateral Account and (y) $25,000,000; provided, further, that, in the event the Administrative Agent, in its reasonable discretion, determines that the aggregate value of all such Primary Slots that have been revoked, terminated or canceled exceeds $25,000,000, the Administrative Agent shall promptly request an appraisal from an Appraiser, and each Credit Party shall permit such appraisals to be conducted, for purposes of determining such value.

          (n) In the case of any other Slots, Gates or Routes, any applicable Aviation Authority modifies, suspends, revokes, terminates, cancels or otherwise takes any action that adversely affects any Credit Party's Permits or any Credit Party's use or occupation or maintenance of such Slots, Gates and Routes due to any Credit Party's failure to abide by applicable law or any contract governing the use of such Slots, Gates and Routes, or any Credit Party otherwise ceases to use, occupy or maintain such Slots, Gates and Routes, and any event referred to in this clause (n) could reasonably be expected to have a Material Adverse Effect.

          (o) Any Lien shall arise on the assets of any Credit Party in favor of the PBGC or an ERISA Plan and such lien has not been stayed pursuant to the Bankruptcy Code, but only to the extent that such Lien could reasonably be expected to result in liability to any Credit Party in an amount which would exceed $1,000,000.

          (p) Any of the Cases shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of the Cases) or converted to a case under chapter 7 of the Bankruptcy Code (except to the extent the disposition of assets upon such liquidation would be permitted under Section 6.8), or any Credit Party shall file any pleading requesting any such relief; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases; or an application shall be filed by any Credit Party for the approval of, or the Court shall enter an order granting, (i) other than any Claim of Amex under the Post-Petition Skymiles Facility Documents with respect to the Skymiles Collateral, any other Claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents or, without the prior written consent of the Administrative Agent, any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or
(ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except the Liens on Skymiles Collateral securing the obligations under the Post-Petition Skymiles Facility and except as otherwise expressly provided herein.

          (q) Any Credit Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving any payment (as adequate protection or otherwise) on account of any Claim against any Credit Party arising or deemed to have arisen prior to the Petition Date, other than a Permitted Prepetition Payment, (ii) approving any other First Day Order not reasonably acceptable to the Administrative Agent,
(iii) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure or obtain liens on any assets which have a value in excess of $10,000,000 (it being understood that neither the relinquishment by the Borrower or Guarantors of Section 1110 Assets, nor the foreclosure of security interests in Section 1110 Assets (or in property in the possession of the applicable secured party) as to which defaults have not been cured pursuant to Section 1110 of the Bankruptcy Code, shall be considered to be included in this paragraph), (iv) authorizing the sale of all or substantially all of Borrower's assets (unless such order contemplates payment in full in cash of the Obligations upon consummation of such sale, whether pursuant to a Plan of Reorganization or otherwise) or (v) except to the extent the disposition of assets upon such liquidation would be permitted under Section 6.8, approving the implementation of liquidation under chapter 11 of the Bankruptcy Code in any Case; or

          (r) (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 35th day following the Petition Date (or such later day not later than the 55th day following the Petition Date as the Arrangers shall have agreed in their sole discretion), or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or (iv) any Credit Party shall fail to comply with the terms of the Interim Order or the Final Order in any material respect, or (v) the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Credit Parties shall apply for authority to do so) in any manner that affects the rights or duties of the Administrative Agent, the Arrangers or the Lenders, in each case, without the prior written consent of the Administrative Agent.

          8.2 Remedies.

          (a) If any Event of Default has occurred and is continuing, without further order of, application to, or action by, the Bankruptcy Court, the Administrative Agent may (and at the written request of any of the Requisite Term A Lenders, the Requisite Term B Lenders or the Requisite Term C Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, without further order of, application to, or action by, the Bankruptcy Court, (i) the Administrative Agent may (and at the written request of (A) the Requisite Lenders or (B) after 120 days following the occurrence of such Event of Default, any of the Requisite Term A Lenders, the Requisite Term B Lenders or the Requisite Term C Lenders, shall), without notice, declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (ii) the Administrative Agent may (and at the written request of the Requisite Lenders, shall), without notice except as required by the Orders, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Code.

          (c) In addition, subject solely to any requirement of the giving of notice by the terms of the Interim Order or the Final Order, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

          8.3 Waivers by Credit Parties.

          Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever the Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to the Administrative Agent's taking possession or control of, or to the Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Administrative Agent to exercise any of their remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9 . GUARANTY

          9.1 Guaranty of Obligations of Borrower. Each Guarantor hereby jointly and severally unconditionally guarantees to Secured Parties, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower. Guarantors agree that this Agreement is a guaranty of payment and performance and not of collection, and that their obligations under this Agreement shall be primary, absolute and unconditional, irrespective of, and unaffected by:

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantors are or may become a party;

          (b) the absence of any action to enforce any other Loan Document or the waiver or consent by any Secured Party with respect to any of the provisions thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Obligations or any action, or the absence of any action, by Secured Parties in respect thereof (including, without limitation, the release of any such security);

          (d) the insolvency of any Credit Party; or

          (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,


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it being agreed by each Guarantor that its obligations under this Agreement shall not be discharged until the Termination Date. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. Each Guarantor agrees that any notice or directive given at any time to Secured Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Secured Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless Secured Parties have specifically agreed otherwise in writing. It is agreed among each Guarantor and Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Agreement and such waivers, Secured Parties would decline to enter into this Agreement.

          9.2 Demand by Secured Parties. In addition to the terms of the Guaranty set forth in Section 9.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Obligations under this Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Obligations the entire amount of the outstanding Obligations due and owing to such holders. Payment by Guarantors shall be made to Administrative Agent in immediately available Federal funds to the Cash Collateral Account and applied to the Obligations in accordance with Section 1.3.

          9.3 Enforcement of Guaranty. In no event shall any Secured Party have any obligation (although it is entitled, at its option) to proceed against Borrower or any other Credit Party or any Collateral pledged to secure Obligations before seeking satisfaction from any or all of the Guarantors, and Secured Parties may proceed, prior or subsequent to, or simultaneously with, the enforcement of Secured Parties' rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Obligations.

          9.4 Waiver. In addition to the waivers contained in Section 9.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Obligations under, or the enforcement by Secured Parties of, this Agreement. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in Borrower's financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Agreement, their obligations under this Agreement are not subject to any offsets or defenses against Secured Parties or any Credit Party of any kind. Guarantors further jointly and severally agree that their obligations under this Agreement shall


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

not be subject to any counterclaims or offsets or defenses against Secured Parties or against any Credit Party of any kind which may arise in the future.

          9.5 Benefit of Guaranty. The provisions of this Agreement are for the benefit of Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Secured Parties, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Obligations are transferred, indorsed or assigned by any Secured Party to any Person or Persons, any reference to "Secured Party" herein shall be deemed to refer equally to such Person or Persons.

          9.6 Modification of Obligations, Etc. Each Guarantor hereby acknowledges and agrees that Secured Parties may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

          (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

          (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

          (c) amend or modify, in any manner whatsoever, the Loan Documents, other than this Section 9;

          (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (e) take and hold Collateral for the payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Secured Parties have been granted a Lien, to secure any Obligations;

          (f) release anyone who may be liable in any manner for the payment of any amounts owed by other Guarantors or any other Credit Party to any Secured Party;

          (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of Secured Parties; and/or

          (h) apply any sums by whomever paid or however realized to any amounts owing by any other Guarantor or any other Credit Party to any Secured Party in such manner as any Secured Party shall determine in its discretion;

and Secured Parties shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Obligations of Guarantors or any of them under this Agreement.


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

          9.7 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement, or in any other Loan Document, each Guarantor hereby:

          (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Agreement, or any other documents to which such Guarantor is a party or otherwise; and

          (b) acknowledges and agrees that this waiver is intended to benefit Secured Parties and shall not limit or otherwise effect any Guarantor's liability hereunder or the enforceability of this Agreement and their rights under this Section 9.7 shall survive payment in full of the Obligations.

          9.8 Election of Remedies. If Administrative Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Secured Parties a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Agreement. If, in the exercise of any of its rights and remedies, Administrative Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantors hereby consent to such action by Administrative Agent and waive any claim based upon such action, even if such action by Administrative Agent shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Administrative Agent. Any election of remedies which results in the denial or impairment of the right of Administrative Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor's obligation to pay the full amount of the Obligations. In the event Administrative Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Administrative Agent may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent but shall be credited against the Obligations in accordance with Section 1.3. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Agreement, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Secured Parties might otherwise be entitled but for such bidding at any such sale.


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

10. SECURITY

          10.1 Security.

          (a) To secure the prompt and complete payment, performance and observance of all of the Obligations, in addition to other "Collateral" upon which a Lien is granted under the other Collateral Documents, each Credit Party hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent, for itself and for the benefit of the Secured Parties, a first priority Lien (subject only to (i) the Liens of the Skymiles Agent (as defined in the Skymiles Intercreditor Agreement) in the Skymiles Collateral pursuant to an order of the Bankruptcy Court in form and substance satisfactory to the Administrative Agent, (ii) valid, perfected, nonavoidable and enforceable Liens existing as of the Petition Date, (iii) valid liens in existence at the commencement of the Cases to the extent perfected subsequent to such commencement as permitted by Section 546(b) of the Code, (iv) the Carve-Out and
(v) Permitted Liens permitted pursuant to Section 6.7(a), (c), (f), (i), (j) (subject, in the case of Amex, to the Skymiles Intercreditor Agreement), (n),
(o), (q), (r) or (s)) in accordance with sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code upon all of the following property now owned or at any time hereafter acquired by a Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title or interest (capitalized terms contained in this section, unless the context indicates otherwise, or unless defined elsewhere herein, have the meanings provided for in the Code to the extent the same is used or defined therein):

               (i) all Accounts;

               (ii) all Chattel Paper;

               (iii) all Documents;

               (iv) all General Intangibles (including payment intangibles and Software);

               (v) all Goods, Inventory and Equipment, including spare parts, Flight Simulators and Tooling, and other personal property, whether tangible or intangible or wherever located;

               (vi) all Instruments;

               (vii) all Investment Property;

               (viii) all Vehicles;

               (ix) all real property (subject to Section 5.12(b));

               (x) the commercial tort claims described on Disclosure Schedule 10.1;

               (xi) all Deposit Accounts of any Credit Party, including all Blocked Accounts, Concentration Accounts and all other bank accounts and all deposits therein;


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               (xii) all money, cash or cash equivalents of any Credit Party;

               (xiii) all Supporting Obligations and Letter of Credit Rights of any Credit Party;

               (xiv) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Credit Party in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Credit Party or any of its property or income;

               (xv) to the extent not otherwise included, all causes of action (other than claims of the Credit Parties under sections 544, 545, 547 and 548 of the Bankruptcy Code) and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Credit Party; and

               (xvi) all property of any Credit Party held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

               (xvii) to the extent not otherwise included, all Proceeds of each of the foregoing, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing;

          provided, that "Collateral" shall not include (i) the Excluded Collateral provided that if and when any property shall cease to be Excluded Collateral, such property shall be deemed at all times from and after the date such property ceased to be Excluded Collateral to constitute Collateral and (ii) any General Intangibles or other rights arising under any contract, instrument, license or other document if the grant of a security interest therein would constitute a breach or violation of a valid and effective restriction in favor of a third party, but only to the extent, and for so long as, in the case of clause (ii) such restriction is not terminated or rendered unenforceable or otherwise deemed ineffective by any applicable law.

          (b) [Reserved].

          (c) To the extent a security interest hereunder would be created in any asset in which a security interest is created under any Collateral Document, the rights, remedies and obligations of the relevant Credit Party and the Secured Parties with respect to such asset shall be governed by such Collateral Document and not this Agreement.

          10.2 Perfection of Security Interests.

          (a) At any time and from time to time, upon the reasonable request of the Administrative Agent and at the sole expense of the Credit Parties, each Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Administrative Agent may deem desirable to obtain the full


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

benefits of any security interest granted or purported to be granted by such Credit Party hereunder and of the rights and powers herein granted, including
(i) upon the reasonable request of the Administrative Agent, using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Administrative Agent of any License or Contract held by such Credit Party and to enforce the security interests granted hereunder, (ii) unless Administrative Agent shall otherwise consent in writing (which consent may be revoked), delivering to Administrative Agent all Collateral consisting of negotiable Documents and certificated securities (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same, (iii) delivering any requested Chattel Paper or Instrument to Administrative Agent (in each case accompanied by instruments of transfer executed in blank), (iv) obtaining or using commercially reasonable efforts to obtain, (A) waivers or subordinations of Liens from landlords at locations required by Section 5.8 of this Agreement and (B) signed acknowledgements of Administrative Agent's Liens from bailees at locations required by Section 5.8 of this Agreement having possession of any Credit Party's Goods that they hold for the benefit of Secured Parties, (v) to the extent required by this Agreement and not waived by Administrative Agent in writing (which waiver may be revoked) obtaining authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities, in each case constituting Collateral, to or for any Credit Party; provided, that the Administrative Agent shall not deliver a notice that it is exercising exclusive control over any financial assets or commodities to any such issuer, securities intermediary or commodities intermediary unless an Event of Default has occurred and is continuing, (vi) in accordance with and to the extent required by Annex C to this Agreement, obtaining a blocked account or similar agreement with each bank or financial institution holding a Deposit Account for such Credit Party; provided, that the Administrative Agent shall not deliver a notice that it is exercising exclusive control over any Deposit Account to any such bank or financial institution unless an Event of Default has occurred and is continuing,
(vii) for each Credit Party that is or becomes the beneficiary of a letter of credit with a face amount in excess of $1,000,000, promptly, and in any event within two (2) Business Days after becoming a beneficiary, notifying Administrative Agent thereof and thereafter, unless the related Letter-of-Credit Rights constitute a Supporting Obligation for which Administrative Agent's security interest is perfected, using its commercially reasonable efforts to cause the issuer and/or confirmation bank with respect to such Letter-of-Credit Rights to enter into a tri-party agreement with Administrative Agent assigning such Letter-of-Credit Rights to Administrative Agent and directing all payments thereunder to a Blocked Account, all in form and substance reasonably satisfactory to Administrative Agent, (viii) taking all steps necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, (ix) promptly, and in any event within five (5) Business Days after the same is acquired by it, notifying the Administrative Agent of any commercial tort claim (as defined in the Code) involving a claim of more than $1,000,000 acquired by it and if requested by the Administrative Agent, entering into a supplement to this Agreement, granting to Administrative Agent a Lien in such commercial tort claim, (x) maintaining complete and accurate stock records,
(xi) except as otherwise provided in clause (vii) hereof, delivering to the Administrative Agent all documents, certificates and Instruments necessary or desirable to perfect the Administrative Agent's Lien on letters of


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credit on which such Credit Party is named as beneficiary and all acceptances issued in connection therewith and (xii) taking such other steps as are deemed necessary or desirable to maintain the Administrative Agent's security interest in the Collateral.

          (b) Each Credit Party hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Credit Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code in such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of
Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Credit Party is an organization, the type of organization and any organization identification number issued to such Credit Party, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Credit Party agrees to furnish any such information to the Administrative Agent promptly upon request. Each Credit Party also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) Notwithstanding subsections (a) and (b) of this Section 10.2, or any failure on the part of any Credit Party or the Administrative Agent to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Order and the Final Order, as applicable. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Final Order.

          10.3 Rights of Lender; Limitations on Lenders' Obligations.

          (a) Subject to each Credit Party's rights and duties under the Bankruptcy Code (including section 365 of the Bankruptcy Code), it is expressly agreed by each Credit Party that, anything herein to the contrary notwithstanding, each such Credit Party shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder, unless such Credit Party determines in its reasonable good faith judgment that such Contract or License is no longer valuable to such Credit Party's business, economically or otherwise. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Administrative Agent or any Secured Party of any payment relating to any Contract or License pursuant hereto. Neither Administrative Agent nor any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Credit Party under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to


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collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Subject to Section 10.5 hereof, the Administrative Agent authorizes each Credit Party to collect its Accounts, provided that such collection is performed in accordance with such Credit Party's customary procedures, and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, other than any requirement of notice provided in the Orders, limit or terminate said authority at any time.

          (c) Subject to any requirement of notice provided in the Orders, the Administrative Agent may at any time after an Event of Default has occurred and is continuing without prior notice to any Credit Party, notify Account Debtors and other Persons obligated on the Collateral that Administrative Agent has a security interest therein, and that payments shall be made directly to Administrative Agent. Subject to any requirement of notice provided in the Orders, upon the reasonable request of Administrative Agent, each Credit Party shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Credit Party shall not give any contrary instructions to such Account Debtor or other Person without Administrative Agent's prior written consent. Subject to any requirement of notice provided in the Orders, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.

          (d) Subject to any requirement of notice provided in the Orders, Administrative Agent may at any time in Administrative Agent's own name, in the name of a nominee of Administrative Agent or in the name of any Credit Party communicate (by mail, telephone, facsimile or otherwise) with Account Debtors to verify with such Persons, to Administrative Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts and/or payment intangibles comprising Collateral; provided that unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not do any of the foregoing except during normal business hours and after giving such Credit Party reasonable prior notice and opportunity to be present. If an Event of Default shall have occurred and be continuing, each Credit Party, at its own expense, shall cause the independent certified public accountants then engaged by such Credit Party to prepare and deliver to Administrative Agent and each Secured Party at any time and from time to time promptly upon Administrative Agent's written request the following reports with respect to each Credit Party:
(i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Administrative Agent may request. Administrative Agent may at any time in Administrative Agent's own name, in the name of a nominee of Administrative Agent or in the name of any Credit Party communicate (by mail, telephone, facsimile or otherwise) with parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Administrative Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Instruments, Chattel Paper and/or payment intangibles comprising Collateral; provided that unless an Event of Default shall have occurred and be continuing, the


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

Administrative Agent shall not do any of the foregoing except during normal business hours and after giving such Credit Party reasonable prior notice and opportunity to be present. Each Credit Party, at its own expense, shall deliver to Administrative Agent the results of each physical verification, if any, which such Credit Party may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

          10.4 Covenants of the Credit Parties with Respect to Collateral. Each Credit Party covenants and agrees with Administrative Agent, for the benefit of Secured Parties, that from and after the date of this Agreement and until the Termination Date:

          (a) Maintenance of Records. Credit Parties shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral, in each case in a manner consistent with past practice. Upon request by the Administrative Agent, Credit Parties shall mark their books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. If any Credit Party retains possession of any Chattel Paper or Instruments with Administrative Agent's consent, such Chattel Paper and Instruments shall, if requested by Administrative Agent, be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Administrative Agent, for the benefit of Secured Parties."

          (b) Covenants Regarding Patent, Trademark and Copyright Collateral.

               (i) Credit Parties shall notify Administrative Agent promptly if they know or have reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Credit Party's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

               (ii) Promptly after any Credit Party, either itself or through the Administrative Agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, Credit Party shall give Administrative Agent written notice of such filing and, upon request of Administrative Agent, Credit Party shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Administrative Agent may request to evidence Administrative Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Credit Party relating thereto or represented thereby.

               (iii) Credit Parties shall take all actions necessary or requested by Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and


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     Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings unless such Credit Party reasonably determines that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations,

               (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Credit Party shall comply with Section 10.2(a)(ix) of this Agreement. Such Credit Party shall, unless such Credit Party reasonably determines that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

          (c) [Reserved].

          (d) Further Identification of Collateral. In addition to any other requirements herein, Credit Parties will, if so requested by Administrative Agent, furnish to Administrative Agent, as often as Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral as Administrative Agent may reasonably request, all in such detail as Administrative Agent may specify.

          (e) Notices. Credit Parties will advise Administrative Agent promptly, in reasonable detail of any Lien or claim made or asserted against any of the Collateral other than in respect of Permitted Liens.

          (f) Terminations; Amendments Not Authorized. Except to the extent permitted by clause (g), each Credit Party acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement relating to the Collateral and filed pursuant to the terms hereof without the prior written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to such Credit Party's rights under Section 9-509(d)(2) of the Code.

          (g) Authorized Terminations and Subordinations. Administrative Agent will promptly deliver to each Credit Party for filing or authorize each Credit Party to prepare and file termination statements and releases in respect of any sales, transfers, conveyances, assignments or other dispositions of Collateral made in accordance with Section 6.8 of this Agreement. Administrative Agent will, upon request of any Credit Party, expressly subordinate, in form and substance reasonably satisfactory to the Administrative Agent the Liens granted hereunder to any prior Lien permitted under Section 6.7 of this Agreement.

          (h) Motor Vehicles. Upon request, each Credit Party shall deliver to Administrative Agent a motor vehicle certificate of title, if any, for all motor vehicles from time


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to time owned by it and shall cause those title certificates to be filed (with
Administrative Agent's Lien noted thereon) in the appropriate state motor vehicle filing office.

          (i) Pledged Collateral.

               (i) All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Administrative Agent, for itself and the benefit of Secured Parties, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by the applicable Credit Party.

               (ii) Without the prior written consent of Administrative Agent, no Credit Party will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by this Agreement;

               (iii) Each Credit Party will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Administrative Agent from time to time may reasonably request in order to ensure to Administrative Agent and Secured Parties obtain the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Administrative Agent with or (to the extent permitted by law) without the signature of Credit Party, and will cooperate with Administrative Agent, at such Credit Party's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral; provided that Administrative Agent shall not, prior to the occurrence of any Event of Default, require any actions to be taken with respect to (i) those assets as to which Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such security interest or taking such action are excessive in relation to the benefit to Lenders afforded thereby, (ii) property the acquisition or construction of which was financed through Indebtedness (existing as of the Closing Date or as permitted by Section 6.3(a) of this Agreement), and
     (iii) all property to the extent that the granting of such a security interest or taking such action would constitute a breach or violation of a valid and effective restriction in favor of a third party (including, without limitation, mandatory consent rights), or give rise to any indemnification obligations or any right to terminate or commence the exercise of remedies under such restrictions;

               (iv) Each Credit Party has and will defend the title to the Pledged Collateral and the Liens of Administrative Agent in the Pledged Collateral against the claim of any Person (other than the holder of a Permitted Lien) and will maintain and preserve such Liens (it being understood that nothing in this clause (iv) will prevent such Credit Party from disposing of Pledged Collateral as otherwise permitted by Section 6.8); and


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               (v) Each Credit Party will, upon obtaining ownership of any additional Stock of a Pledged Entity or promissory notes or instruments representing Pledged Indebtedness or Stock or promissory notes or instruments otherwise required to be pledged to Administrative Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within five
     (5) Business Days) deliver to Administrative Agent a Pledge Amendment, duly executed by such Credit Party, in substantially the form of Exhibit H hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which such Credit Party shall pledge to Administrative Agent all of such additional Stock, notes and instruments; provided that such Credit Party shall be required to do the foregoing with respect to any such promissory note or instrument only if requested to do so by the Administrative Agent pursuant to Section 10.2(a)(ii) of this Agreement. Credit Party hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder be considered Pledged Collateral. This clause (v) shall not apply to any Excluded Equity.

          10.5 Performance by Administrative Agent of the Credit Parties' Obligations. If any Credit Party fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Term Loan C, shall be payable by such Credit Party to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Credit Party's obligations as permitted under this Section 10.5 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Credit Party hereby waives applicability thereof. Moreover, the Administrative Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

          10.6 Limitation on Administrative Agent's duty in Respect of Collateral. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

          10.7 Remedies; Rights Upon Default.

          (a) In addition to all other rights and remedies granted to it under the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Credit Party expressly agrees that in any


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such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the Interim Order or Final Order or the notice specified below of time and place of public or private sale) to or upon such Credit Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may, to the maximum extent permitted by law, forthwith enter upon the premises of such Credit Party where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Credit Party or any other Person notice and opportunity for a hearing on the Administrative Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Credit Party hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without charge for such time or times as the Administrative Agent may deem necessary or advisable. EACH CREDIT PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH CREDIT PARTY WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, (X) ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO AND (Y) ADMINISTRATIVE AGENT SHALL NOT EXERCISE ANY SUCH RIGHT WITH RESPECT TO ANY REGULATED SUBSIDIARY UNLESS ANY AND ALL REGULATORY APPROVALS REQUIRED UNDER APPLICABLE LAW SHALL HAVE BEEN OBTAINED.


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          (b) If any Event of Default shall have occurred and be continuing, each Credit Party further agrees, at Administrative Agent's request, to assemble the Collateral and make it available to Administrative Agent at a place or places designated by Administrative Agent which are reasonably convenient to Administrative Agent and such Credit Party, whether at such Credit Party's premises or elsewhere. Until Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Administrative Agent. The Administrative Agent shall have no obligation to any Credit Party to maintain or preserve the rights of Credit Party as against third parties with respect to Collateral while Collateral is in the possession of the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent's remedies (for the benefit of Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall deposit the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Cash Collateral Account and such net proceeds shall be applied in accordance with Section 1.3. To the maximum extent permitted by applicable law, each Credit Party waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. Each Credit Party agrees that ten (10) days prior notice by Administrative Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Credit Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees and other expenses incurred by Administrative Agent or any Secured Party to collect such deficiency.

          (c) Except as otherwise specifically provided herein, each Credit Party hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (d) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (i) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Credit Parties, for expressions of interest in acquiring


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all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or
(xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Credit Party acknowledges that the purpose of this Section 10.7(d) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10.7(d). Without limitation upon the foregoing, nothing contained in this Section 10.7(d) shall be construed to grant any rights to any Credit Party or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 10.7(d).

          (e) Neither the Administrative Agent nor any Secured Party shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Credit Party, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. Neither the Administrative Agent nor the Secured Parties shall be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Credit Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

          (f) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Credit Parties, Administrative Agent is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Credit Parties agree is commercially reasonable) the whole or any part of the Pledged Collateral and to


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otherwise act with respect to the Pledged Collateral as though Administrative
Agent was the outright owner thereof in each case provided that no such action shall be taken with respect to the Stock of any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained. Any sale shall be made at a public or private sale at Administrative Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Administrative Agent may deem fair, and Administrative Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of such Credit Party or any right of redemption. Each sale shall be made to the highest bidder, but Administrative Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Administrative Agent.

          (g) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral has been offered for sale in lots, and if at any of such sales, the highest bid for the lot offered for sale would indicate to Administrative Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Administrative Agent may, on one or more occasions and in its sole discretion, postpone effectuating any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to such Credit Party.

          (h) If, at any time when Administrative Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 10.7(h) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), such Credit Party shall, in an expeditious manner, cause the Pledged Entities to:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Administrative Agent shall desire to sell or otherwise dispose of the Pledged Shares;


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               (iii) Furnish to Administrative Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Administrative Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Administrative Agent;

               (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Administrative Agent shall request, and do such other reasonable acts and things as may be required of it to enable Administrative Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Administrative Agent;

               (v) Furnish, at the request of Administrative Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Administrative Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Administrative Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Administrative Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Administrative Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Administrative Agent may reasonably request; and

               (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) All expenses incurred in complying with Section 10.7(h) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Administrative Agent, expenses of the independent certified public accountants (including any special audits


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incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Credit Parties.

          (j) If, at any time when Administrative Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 10.7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Administrative Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 10.7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 10.7, then Administrative Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

               (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

               (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

               (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about such Credit Party and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

               (iv) as to such other matters as Administrative Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

          (k) Each Credit Party recognizes that Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (j) above. Each Credit Party also


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acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if such Credit Party and the Pledged Entity would agree to do so.

          (l) Each Credit Party agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Credit Party waives the benefit of all such laws to the extent it lawfully may do so. Each Credit Party agrees that it will not interfere with any right, power and remedy of Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Administrative Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Administrative Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Credit Parties by Administrative Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Administrative Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Credit Party in any respect.

          (m) Each Credit Party further agrees that a breach of any of the covenants contained in this Section 10.7 will cause irreparable injury to Administrative Agent, that Administrative Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 10.7 shall be specifically enforceable against the Credit Parties, and each Credit Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such Obligations.

          (n) To the extent that any rights and remedies under this Section 10.7 would otherwise be in violation of the automatic stay of section 362 of the Bankruptcy Code, such stay shall be deemed modified, as set forth in the Interim Order or Final Order, as applicable, to the extent necessary to permit the Administrative Agent to exercise such rights and remedies.

          10.8 The Administrative Agent's Appointment as Attorney-in-Fact.

          (a) On the Closing Date each Credit Party shall execute and deliver to Administrative Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Administrative Agent, for the benefit of Secured Parties, under the Power of


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Attorney are solely to protect Administrative Agent's interests (for the benefit of Secured Parties) in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. Administrative Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Administrative Agent shall account for any moneys received by the Administrative Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that neither the Administrative Agent nor any Secured Party shall have any duty as to any Collateral, and Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NEITHER THE ADMINISTRATIVE AGENT, THE SECURED PARTIES NOR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

          (b) The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 10.8, except upon the occurrence or during the continuation of an Event of Default. The Credit Parties hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Credit Party waives applicability thereof. The power of attorney granted pursuant to this Section 10.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

          (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Credit Party for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) Each Credit Party also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement, (i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right, title and interest of such Credit Party in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (e) All Obligations shall constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, claims against the Borrower and each Credit Party in their respective


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Cases which are administrative expense claims having priority over any all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code.

          10.9 [Reserved].

          10.10 Intercreditor Issues.

          Notwithstanding anything herein to the contrary, for so long as the Post-Petition Skymiles Facility Documents are in effect, if any Credit Party is in compliance with any requirements relating to SkyMiles Collateral imposed by the Post-Petition Skymiles Collateral Documents which are equivalent to requirements set forth in this Agreement (other than creation and, with respect to Collateral which is not Control Collateral (as defined below), perfection, of any Lien hereunder), such Credit Party need not comply with (and shall be deemed to have satisfied) such requirements of this Agreement. Without limiting the foregoing:

          (a) any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Administrative Agent of Control Collateral that is SkyMiles Collateral shall be deemed to have been satisfied (or such representation and warranty shall be deemed to be true) if such possession or control shall have been delivered to SkyMiles Agent as provided in the Post-Petition Skymiles Facility Documents (as used herein, "Control Collateral" shall mean any Collateral (including, without limitation, any Collateral consisting of any Deposit Account, Investment Property, Letter-of-Credit Rights, electronic chattel paper or money) as to which a Lien therein may be perfected through possession or other control by any secured party or any agent therefor);

          (b) if any provision hereof shall require any Credit Party to take any action with respect to any SkyMiles Collateral if requested to do so by the Administrative Agent, such Credit Party shall be required to take such action only if and to the extent that the SkyMiles Agent shall have requested the Credit Party to take such action pursuant to the corresponding provision of the Post-Petition Skymiles Facility Documents;

          (c) if any provision hereof shall require any Credit Party to take any action with respect to any SkyMiles Collateral unless the Administrative Agent shall have otherwise provided its consent or a waiver, such Credit Party shall not be required to take such action if and to the extent that the SkyMiles Agent shall have provided its consent or a waiver to the Credit Party not taking such action pursuant to the corresponding provision of the Post-Petition Skymiles Facility Documents; and

          (d) if any provision hereof permits any Credit Party to take any action with respect to any SkyMiles Collateral only upon receiving the Administrative Agent's consent to do so, the Administrative Agent shall be deemed to have provided such consent if and to the extent that the SkyMiles Agent shall have provided its consent to such Credit Party taking such action pursuant to the corresponding provision of the Post-Petition Skymiles Facility Documents.


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          10.11 Release of Collateral.

          (a) The Liens granted pursuant to this Agreement shall automatically terminate, and all the Collateral shall be automatically released, without further action by the Administrative Agent and without any further notice or consent to or of any Secured Party, on the Termination Date.

          (b) Immediately upon (i) any sale, transfer, conveyance, assignment or other disposition by any Credit Party of any Collateral permitted by this Agreement (or pursuant to a valid waiver or consent to any transaction otherwise prohibited by this Agreement), (ii) any part of the Collateral becoming subject to a Lien permitted by Section 6.7(f) or (iii) any Pledged Collateral being cancelled, replaced or repaid in accordance with the terms of this Agreement, such Collateral shall be automatically released from the security interest granted pursuant to this Agreement and the Lien on such Collateral in favor of the Administrative Agent, for itself and for the benefit of the Secured Parties, shall automatically terminate (and, if such Collateral consists of all of the equity interest in a Subsidiary Guarantor, such Subsidiary Guarantor shall be released from its Guaranty), in each case without further action by the Administrative Agent and without any further notice or consent to or of any Secured Party.

          (c) At the request of the Borrower, the Administrative Agent shall, and each of the Secured Parties hereby authorizes and directs the Administrative Agent (without any further notice or consent to or of any Secured Party) to, promptly release or subordinate, as requested by the holders of any Lien permitted by Section 6.7(a), (c), (f), (i), (j) (subject, in the case of Amex, to the Skymiles Intercreditor Agreement), (n), (o), (q), (r) or (s), any part of the Collateral that is subject to a Lien permitted by such section.

          (d) (d) At the request of the Borrower, the Administrative Agent shall, and each of the Secured Parties hereby authorizes and directs the Administrative Agent (without further notice or consent to or of any Secured Party) to, execute and deliver or file such termination or partial release statements and take such other actions (including return of Collateral) as are necessary to terminate, release or subordinate Liens pursuant to this Section
10.11 promptly upon the effectiveness of any such termination, release or subordination. The Administrative Agent and the Secured Parties hereby acknowledges and agree that the Credit Parties may use the Collateral to the extent permitted under the Credit Agreement.

11. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT

          11.1 Assignment and Participations.

          (a) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Event of Default is continuing, the Borrower; provided, that (x) such Sales do not have to be ratable between the Term Loans but must be ratable among the obligations owing to and owed


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by such Lender with respect to a Term Loan and (y) for each Term Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans and Commitments subject to any such Sale shall be an integral multiple of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor's (together with its Affiliates and Approved Funds) entire interest in such Term Loan or is made with the prior consent of the Borrower and the Administrative Agent; provided, further, that the consent of the Administrative Agent shall not be required for any assignment by any Arranger (or any Affiliate or Related Person of such Arranger) of the Commitments or Loans held on the Closing Date by such Person to the extent such assignment is made as part of the primary syndication of the applicable Term Loan.

          (b) Procedure. The parties to each Sale made in reliance on clause (a) above (other than those described in clause (e) below) shall execute and deliver to the Administrative Agent (which shall keep a copy thereof) an Assignment, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any Certificates of Exemption required to be delivered pursuant to Section 1.13 (which shall also be delivered to Borrower) and, except with respect to any assignment by any Arranger (or any Affiliate or Related Person of such Arranger) of the Commitments or Loans held on the Closing Date by such Person to the extent such assignment is made as part of the primary syndication of the applicable Term Loan, payment by the assignee of an assignment fee in the amount of $3,500. Upon receipt of all the foregoing, and conditioned upon such receipt and upon the Administrative Agent consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Loan Account the information contained in such Assignment.

          (c) Effectiveness. Effective upon the entry of such record in the Loan Account, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto.

          (d) Grant of Security Interests. In addition to the other rights provided in this Section 11.1, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or
(B) any holder of, or trustee for the benefit of the holders of, such Lender's Securities by notice to the Administrative Agent; provided, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through


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an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

          (e) Participants and SPVs. In addition to the other rights provided in this Section 11.1, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and
(y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender's rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Section 1.11, Section 1.13 and Section 1.14, but, in the case of Section 1.13, only to the extent Borrower and the Administrative Agent receive a Certificate of Exemption with respect to any such participant or SPV that is a Foreign Person and in each such case only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender; provided, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and
(iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (viii)(B) and (viii)(C) of Section 13.2(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 13.2(a)(xii) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral). No party hereto shall institute (and Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnified Person against any Liability that may be incurred by, or asserted against, such Indemnified Person as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.


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          11.2 Appointment of Administrative Agent.

          GE Capital is hereby appointed to act as the Administrative Agent on behalf of the Lenders and the Secured Parties under this Agreement and the other Loan Documents. The provisions of this Section 11.2 are solely for the benefit of the Administrative Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders, and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. The Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature, and the Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If the Administrative Agent shall request instructions from Requisite Lenders, Requisite Term A Lenders, Requisite Term B Lenders, Requisite Term C Lenders, Supermajority Term A Lenders, all Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from Requisite Lenders, Requisite Term A Lenders, Requisite Term B Lenders, Requisite Term C Lenders, Supermajority Term A Lenders, all Lenders or all affected Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document,
(b) if such action would, in the opinion of the Administrative Agent, expose the Administrative Agent to Environmental Liabilities or (c) if the Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Term A Lenders, Requisite Term B Lenders, Requisite Term C Lenders, Supermajority Term A Lenders, all Lenders or all affected Lenders, as applicable.


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          11.3 Administrative Agent's Reliance, Etc. None of the Administrative
Agent or any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the Books and Records to the extent not prohibited by a confidentiality agreement in favor of a third party) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          11.4 GE Capital and Affiliates.

          With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not the Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as the Administrative Agent.

          11.5 Lender Credit Decision.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance


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upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          11.6 Indemnification.

          Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by Credit Parties and without limiting the Obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Administrative Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Administrative Agent is not reimbursed for such expenses by Credit Parties.

          11.7 Successor Agents.

          The Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor the Administrative Agent. If a successor Administrative Agent shall not have been so appointed by the Requisite Lenders and shall not have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving notice of resignation, then such resigning Administrative Agent on behalf of the Lenders may appoint a successor Administrative Agent, which shall be a Lender, if such Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If a successor Administrative Agent has not been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by such resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided, that


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such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of (i) the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or (ii) the effective date of the resigning Administrative Agent's resignation, such resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any Administrative Agent's resignation hereunder, the provisions of this
Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent under this Agreement and the other Loan Documents.

          11.8 Setoff and Sharing of Payments.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized upon the occurrence and during the continuance of any Event of Default and subject to Section 11.9(d), at any time or from time to time, without prior notice to any Credit Party or to any Person other than the Administrative Agent (except as otherwise required by the Orders), any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due; provided, that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party, except as otherwise required by the Orders, promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.11, 1.13 or 1.14). Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          11.9 Payments; Non-Funding Lenders; Information; Actions in Concert.


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          (a) Payments. Not less than once during each calendar month or more frequently at the Administrative Agent's election (each, a "Settlement Date"), the Administrative Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Loans required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, the Administrative Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Loans or failed to fund the purchase of all such participations, the Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) Return of Payments.

               (i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (c) Dissemination of Information. The Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by the Administrative Agent from, or delivered by the Administrative Agent to, any Credit Party, with notice of any Event of Default of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Event of Default; provided, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that the Administrative Agent shall not have the duty to provide the same to Lenders.


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          (d) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of the Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent or Requisite Lenders.

12. SUCCESSORS AND ASSIGNS

          12.1 Successors and Assigns.

          This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, the Administrative Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Administrative Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of the Administrative Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, the Administrative Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

13. MISCELLANEOUS

          13.1 Complete Agreement; Modification of Agreement.

          The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 13.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and the Administrative Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the Fee Letters and all obligations of Borrower with respect to syndication contained in the GE Capital Commitment Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

          13.2 Amendments and Waivers.

          (a) Except as otherwise expressly provided in this Agreement, the Requisite Lenders (or the Administrative Agent with the prior written consent of the Requisite Lenders), on the one hand, and Borrower, on the other hand, may from time to time enter into written amendments, supplements or modifications for the purpose of adding, deleting or modifying any provision of any Loan Document or changing in any manner the rights, remedies, obligations and duties of the parties thereto, and with the written consent of the Requisite Lenders, the


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Administrative Agent, on behalf of Lenders, may execute and deliver a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements applicable to the Credit Parties, as the case may be, party to any Loan Document, or any Default or Event of Default and its consequences; provided, that:

               (i) the Requisite Term A Lenders (or the Administrative Agent with the prior written consent of the Requisite Term A Lenders), on the one hand, and Borrower, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions)
     (A) related solely to the borrowings (including any conditions to such borrowings) and payment procedures with respect to the Term Loan A and (B) solely affecting the relative rights, remedies, obligations and priorities among Term A Lenders, which does not adversely affect any Term B Lender or Term C Lender (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the aggregate Term A Commitment or the aggregate outstanding principal amount of the Term Loan A);

               (ii) the Requisite Term B Lenders (or the Administrative Agent with the prior written consent of the Requisite Term B Lenders), on the one hand, and Borrower, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions)
     (A) related solely to the borrowings (including any conditions to such borrowings) and payment procedures with respect to the Term Loan B and (B) solely affecting the relative rights, remedies, obligations and priorities among Term B Lenders, which does not adversely affect any Term A Lender or Term C Lender (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the aggregate Term B Commitment or the aggregate outstanding principal amount of the Term Loan B);

               (iii) the Requisite Term C Lenders (or the Administrative Agent with the prior written consent of the Requisite Term C Lenders), on the one hand, and Borrower, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions)
     (A) related solely to the borrowings (including any conditions to such borrowings) and payment procedures with respect to the Term Loan C and (B) solely affecting the relative rights, remedies, obligations and priorities among Term C Lenders, which does not adversely affect any Term A Lender or Term B Lender (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the aggregate Term C Commitment or the aggregate outstanding principal amount of the Term Loan C);

               (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; and


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

               (v) the Administrative Agent may, with the consent of Borrower, amend, modify or supplement any Loan Document to cure any ambiguity, typographical error, defect or inconsistency;

provided, further, that no amendment, supplement, modification or waiver shall be effective to:

               (vi) without the prior written consent of each of the Requisite Term A Lenders, the Requisite Term B Lenders and the Requisite Term C Lenders, (A) amend, supplement, modify or waive any provision of paragraph
     (c) (Aggregate Cash on Hand) of Annex G, (B) unless expressly permitted by this Agreement, release or permit any Credit Party to sell or otherwise dispose of assets in an aggregate amount in excess of $75,000,000 or (C) increase the Commitment of any Lender or extend any scheduled final maturity of any Loan; or

               (vii) without the prior written consent of each of the Supermajority Term A Lenders, the Requisite Term B Lenders and the Requisite Term C Lenders, amend, supplement, modify or waive any of the terms and provisions (and related definitions) related to the Term A Borrowing Base (including advance rates and eligibility criteria) if more credit would be available to Borrower thereafter; provided, that Borrower's consent will not be required with respect to any modifications made in accordance with Section 1.6;

provided, further, that no such amendment, supplement, modification or waiver shall be effective to, without the prior written consent, in addition to Lenders required above to take such action, of each Lender directly affected thereby:

               (viii) (A) modify the Commitment of such Lender or subject such Lender to any additional obligation, (B) extend any scheduled final maturity of any Loan owing to such Lender, (C) waive or reduce, or postpone or cancel any scheduled date fixed for the payment of (it being understood that any mandatory prepayment required under Section 1.2(b) does not constitute any scheduled date fixed for payments), principal of or interest on any such Loan or any fees owing to such Lender, (D) reduce, or release Borrower from its obligations to repay, any other Obligation owed to such Lender or (E) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement;

               (ix) amend, modify or waive any provision of Section 1.2, 1.3 or 11.8;

               (x) subordinate any of the Obligations or Liens securing the Obligations, except as permitted by this Agreement and the Skymiles Intercreditor Agreement; or

               (xi) (A) amend, modify or waive this Section 13.2 or any other provision specifying the Administrative Agent, Lenders or group of Lenders required for any amendment, modification or waiver thereof or (B) change the respective percentages specified in the definition of "Requisite Lenders,"


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     "Requisite Term A Lenders," "Requisite Term B Lenders," "Requisite Term C
     Lenders," or "Supermajority Term A Lenders"; or

provided, further, that no such amendment, supplement, modification or waiver shall be effective to, without the prior written consent of all Lenders:

               (xii) (A) release any Guarantor from the obligations provided for in the Collateral Documents, except as otherwise permitted herein or in the other Loan Documents, or (B) release or permit any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral provided for in the Collateral Documents; provided, however, that no waiver, amendment, supplement or modification shall be required for the Administrative Agent to take additional Collateral pursuant to any Loan Document.

          (b) Any waiver, amendment, supplement or modification pursuant to this
Section 13.2 shall apply equally to each of Lenders and shall be binding upon Lenders and all future holders of any of the Loans, the Notes, the Letter of Credit Obligations and all other Obligations.

          (c) To the extent (a) the consent or vote of any Lender in its capacity as a Term A Lender, a Term B Lender or a Term C Lender, as applicable, is required, but not obtained (any such Lender whose consent is not obtained as described in this Section 13.2(c) being referred to as a "Non-Consenting Lender") in connection with any proposed amendment, modification, supplement, waiver or exercise of remedies (a "Proposed Change") and (b) the Administrative Agent shall have consented to such Proposed Change, at the request of Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld), any Person reasonably acceptable to such Administrative Agent (which Person may be the Lender acting as such Administrative Agent and shall have consented to such Proposed Change) shall have the right (but not the obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender shall, upon the request of such Administrative Agent, sell and assign to such Person all of the applicable Commitments and Loans of such Non-Consenting Lender for an amount equal to the principal balance of all applicable Loans held by such Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of such sale and purchase (the "Purchase Amount"); provided, however, that such sale and purchase (and the corresponding assignment) shall not be effective until (A) such Administrative Agent shall have received from such Person an agreement in form and substance satisfactory to such Administrative Agent whereby such Person shall agree to be bound by the terms hereof and (B) such Non-Consenting Lender shall have received the Purchase Amount from such Person. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent the Note or Notes evidencing such Commitments or Loans and an Assignment Agreement to evidence such sale and assignment; provided, however, that the failure of any Non-Consenting Lender to deliver such Note or Notes or execute an Assignment Agreement shall not render such sale and purchase (and the corresponding assignment) invalid.

          (d) Upon the Termination Date, the Administrative Agent shall deliver to Borrower termination statements, mortgage releases, reconveyances and other documents


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necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          13.3 Fees and Expenses.

          Borrower shall reimburse (i) the Administrative Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) the Administrative Agent (and, with respect to clauses (b), (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

          (a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Administrative Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to the Administrative Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than the Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

          (c) any attempt to enforce any remedies of the Administrative Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to the Administrative Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than the Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

          (e) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, in each case pursuant to and in accordance with the terms of the Loan Documents;


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including, as to each of clauses (a) through (e) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 13.3, all of which shall be payable, on demand, by Borrower to the Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; charges for any E-System; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          13.4 No Waiver.

          The Administrative Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of the Administrative Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 13.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by the Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of the Administrative Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

          13.5 Remedies.

          The Administrative Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          13.6 Severability.

          Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.


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          13.7 Conflict of Terms.

          Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          13.8 Confidentiality.

          The Administrative Agent and Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that the Administrative Agent and Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by the Administrative Agent or Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent's or Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which the Administrative Agent or Lender is a party related to the Loan Documents or the Loans or other Obligations thereunder; (f) that ceases to be confidential through no fault of the Administrative Agent or Lender; (g) to its affiliates and its and their directors, officers, employees, advisors, representatives or agents, and (h) to ratings agencies.

          13.9 GOVERNING LAW.

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE ADMINISTRATIVE AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE


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COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND;
PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS, TO THE EXTENT PERMITTED BY LAW, TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL, TO THE EXTENT PERMITTED BY LAW, BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          13.10 Notices.

          (a) Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 13.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or the Administrative Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.


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          (b) Subject to the provisions of Section 13.10(a), each of the
Administrative Agent, Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein; provided, that notices to any Credit Party shall not be made by any posting to an Internet or extranet based site or other equivalent service but may be made by e-mail or E-fax, if available, so long as such notices are also sent in accordance with Section 13.10(a). Each Credit Party and each Secured Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

          (c) Subject to the provisions of Section 13.10(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a "signature" and (C) each such posting shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to any Loan Document, any applicable provision of any Uniform Commercial Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party's or beneficiary's right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

          (d) All uses of an E-System shall be governed by and subject to, in addition to this Section 13.10, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by Secured Parties and Delta Companies in connection with the use of such E-System.

          (e) ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. The Credit Parties agree (and Borrower shall cause each other Credit Party to


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agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

          13.11 Section Titles.

          The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          13.12 Counterparts.

          This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          13.13 WAIVER OF JURY TRIAL.

          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE ADMINISTRATIVE AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          13.14 Press Releases and Related Matters.

          Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Arranger or its affiliates or referring to this Agreement, the other Loan Documents without at least two (2) Business Days' prior notice to the Administrative Agent or such Arranger, as the case may be, and without the prior written consent of the Administrative Agent or such Arranger, as the case may be, unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult, to the extent permitted by law, with the Administrative Agent or such Arranger, as the case may be, before issuing such press release or other public disclosure. Each Credit Party consents to the publication by the Administrative Agent, any Arranger or Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. The Administrative Agent, any Arranger or any Lender shall provide a draft of any advertising material to each Credit Party for review and comment at least two (2) Business Days prior to the publication thereof. Each of the Administrative Agent and the Arrangers reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          13.15 [Reserved].

          13.16 Advice of Counsel.

          Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 13.9 and 13.13, with its counsel.

          13.17 No Strict Construction.

          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                        DELTA AIR LINES, INC., as Borrower


                                        By: /s/ Paul A. Jacobson
                                            ------------------------------------
                                        Name: Paul A. Jacobson
                                        Title: Vice President and Treasurer

                                              Signature Page to Credit Agreement

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Administrative Agent
                                        and Lender


                                        By: /s/ Douglas A. Kelly
                                            ------------------------------------
                                        Name: Douglas A. Kelly
                                        Title: Duly Authorized Signatory


                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as Lender


                                        By: /s/ Jason Colodne
                                            ------------------------------------
                                        Name: Jason Colodne
                                        Title: Executive Director

                                              Signature Page to Credit Agreement

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower.

                                        ASA HOLDINGS, INC.


                                        By: /s/ Kenneth W. Morge
                                            ------------------------------------
                                        Name: Kenneth W. Morge
                                        Title: Vice President


                                        COMAIR HOLDINGS, LLC


                                        By: /s/ Donald T. Bornhorst
                                            ------------------------------------
                                        Name: Donald T. Bornhorst
                                        Title: Treasurer


                                        COMAIR, INC.


                                        By: /s/ Donald T. Bornhorst
                                            ------------------------------------
                                        Name: Donald T. Bornhorst
                                        Title: Chief Financial Officer


                                        COMAIR SERVICES, INC.


                                        By: /s/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Treasurer


                                        CROWN ROOMS, INC.


                                        By: /s/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Assistant Treasurer

                                              Signature Page to Credit Agreement

                                        DAL AIRCRAFT TRADING, INC.


                                        By: /s/ Kenneth W. Morge
                                            ------------------------------------
                                        Name: Kenneth W. Morge
                                        Title: Treasurer


                                        DAL GLOBAL SERVICES, LLC


                                        By: /s/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Assistant Treasurer


                                        DAL MOSCOW, INC.


                                        By: /s/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Assistant Treasurer


                                        DELTA AIRELITE BUSINESS JETS, INC.


                                        By: /a/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Assistant Treasurer


                                        DELTA BENEFITS MANAGEMENT, INC.


                                        By: /s/ Michael O. Randolfi
                                            ------------------------------------
                                        Name: Michael O. Randolfi
                                        Title: Treasurer

                                              Signature Page to Credit Agreement

                                        DELTA CONNECTION ACADEMY, INC.


                                        By: /s/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Treasurer


                                        DELTA CORPORATE IDENTITY, INC.


                                        By: /s/ Mona Warwar
                                            ------------------------------------
                                        Name: Mona Warwar
                                        Title: Assistant Treasurer


                                        DELTA LOYALTY MANAGEMENT SERVICES, LLC


                                        By: /s/ Michael O. Randolfi
                                            ------------------------------------
                                        Name: Michael O. Randolfi
                                        Title: Treasurer


                                        DELTA TECHNOLOGY, LLC


                                        By: /s/ E. Alan Arnold
                                            ------------------------------------
                                        Name: E. Alan Arnold
                                        Title: Secretary


                                        DELTA VENTURES III, LLC


                                        By: /s/ Michael O. Randolfi
                                            ------------------------------------
                                        Name: Michael O. Randolfi
                                        Title: Treasurer

                                              Signature Page to Credit Agreement

                                        EPSILON TRADING, INC.


                                        By: /s/ Michael O. Randolfi
                                            ------------------------------------
                                        Name: Michael O. Randolfi
                                        Title: Assistant Treasurer


                                        KAPPA CAPITAL MANAGEMENT, INC.


                                        By: /s/ Michael O. Randolfi
                                            ------------------------------------
                                        Name: Michael O. Randolfi
                                        Title: President


                                        SONG, LLC


                                        By: /s/ Kenneth W. Morge
                                            ------------------------------------
                                        Name: Kenneth W. Morge
                                        Title: Assistant Treasurer

                                              Signature Page to Credit Agreement

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

          "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "Accounting Changes" has the meaning ascribed thereto in Annex G.

          "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all healthcare insurance receivables, and (e) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

          "Additional Aircraft" shall have the meaning ascribed to it in the Aircraft Mortgage.

          "Additional Engine" shall have the meaning ascribed to it in the Aircraft Mortgage.

          "Administrative Agent" has the meaning ascribed to it in the Preamble.

          "Affected Lender" has the meaning ascribed to it in Section 1.14(e).

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 20% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person's joint venturers and partners who are Affiliates under clause (a) hereof. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, that the term "Affiliate," when used with reference to a Credit Party, shall specifically exclude the Administrative Agent and each Lender.

          "Aggregate Cash On Hand" means the amount of cash and Cash Equivalents of the Delta Companies that may be classified, in accordance with GAAP, as "unrestricted" on the consolidated balance sheets of Borrower.

          "Agreement" means this Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Air Carrier" means each of Borrower and Comair, Inc.

          "Aircraft" shall have the meaning ascribed to it in the Aircraft Mortgage.

          "Aircraft Mortgage" means the Aircraft Mortgage and Security Agreement in the form of Exhibit B hereto entered into by and among the Administrative Agent for the benefit of the Secured Parties and each Credit Party that is a signatory thereto, as amended, modified or supplemented from time to time.

          "Airport Authority" shall have the meaning ascribed to it in the SGR Security Agreement.

          "Allocated Amount" means, with respect to any asset, the amount allocated to such asset in the most recent Borrowing Base Certificate delivered by Borrower to the Administrative Agent in accordance with Annex F.

          "Amex" means American Express Travel Related Services Company, Inc. and each of its affiliates party to the Existing Skymiles Facility Documents or the Post-Petition Skymiles Facility Documents, as applicable.

          "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

          "Applicable Term A Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a).

          "Applicable Term A LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a).

          "Applicable Term B Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a).

          "Applicable Term B LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a).

          "Applicable Term C Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan C, as determined by reference to Section 1.5(a).

          "Applicable Term C LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan C, as determined by reference to Section 1.5(a).

          "Appraisers" shall mean Simat, Helliesen & Eichner, Inc., Sage Popovich and Cushman & Wakefield (with respect to the Owned Real Estate appraised on or before the Closing Date), or such other appraisers acceptable to the Administrative Agent.

          "Approved Fund" means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by
(i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

          "ARB Indebtedness" means, with respect to any Delta Company, without duplication, all Indebtedness or obligations of such Delta Company created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders such bonds exempt from certain federal or state taxes.

          "Arrangement Fee Letter" means the Fee Letter, dated September 10, 2005, between GE Capital and Borrower.

          "Arrangers" shall mean, collectively, (a) with respect to Term Loan A and Term Loan B, GE Capital Markets, Inc. and (b) with respect to Term Loan C, GE Capital Markets, Inc. and Morgan Stanley Senior Funding, Inc.

          "Asset Sale" has the meaning ascribed to it in Section 6.8.

          "Assignment Agreement" has the meaning ascribed to it in Section 11.1(a).

          "Aviation Authority" means any nation or government or national or governmental authority of any nation, state, province or other political subdivision thereof, and any agency, department, regulator, airport authority, air navigation authority or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in respect of the regulation of commercial aviation or the registration, airworthiness or operation of civil aircraft and having jurisdiction over the Credit Parties including, without limitation, the FAA or DOT.

          "Avoidance Actions" shall mean the Credit Parties' claims and causes of action arising under Section 502(d), 544, 547, 548 or 550 of the Bankruptcy Code or any other avoidance action under the Bankruptcy Code; provided, that "Avoidance Actions" shall not include any Proceeds of such property.

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

          "Bankruptcy Court" has the meaning ascribed to it in the Preamble or shall mean any other court having competent jurisdiction over the Cases.

          "Blocked Account" means any account of any Credit Party that is subject to a Blocked Account Agreement or a Control Letter pursuant to Annex C.

          "Blocked Account Agreement" means a control agreement, in form and substance satisfactory to the Administrative Agent, among any Credit Party, the Administrative Agent for the benefit of Secured Parties and the applicable bank or financial institution. Any Blocked Account Agreement substantially in the form of any Blocked Account Agreement in effect on the Closing Date shall be deemed to be satisfactory to the Administrative Agent.

          "Books and Records" means books and records of the Credit Parties, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, logs, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, and all aircraft manuals, log books and other documents and records, including all data and information stored on computer-related or other electronic media.

          "Borrower" has the meaning ascribed thereto in the preamble to the Agreement.

          "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as
Exhibit 4.1(b).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period, net of cash amounts received by Borrower and its Subsidiaries from other Persons during such period in reimbursement of Capital Expenditures made by Borrower and its Subsidiaries and excluding interest capitalized during construction, for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP (including equipment which in the ordinary course of business is purchased simultaneously with the trade-in or exchange of existing equipment owned by Borrower or any of its Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in or exchanged at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from
(x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or (y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Carve-Out" means claims of the following parties for the following amounts: (i) the unpaid fees of the U.S. Trustee or the Clerk of the Bankruptcy Court pursuant to 28 U.S.C. Section 1930(a) and (ii) after the occurrence and during the continuance of an Event of Default, the aggregate allowed unpaid fees and expenses payable under sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Bankruptcy Court by any Credit Party or any Committee not to exceed $35,000,000 (plus all unpaid professional fees and disbursements accrued or incurred prior to the occurrence of an Event of Default and reflected on the most recent Borrowing Base Certificate and reserved against the Term A Borrowing Base, or otherwise reported in writing to the Administrative Agent, to the extent allowed by the Bankruptcy Court at any time) in the aggregate; provided, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including any Credit Party or any Committee, in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Lenders or the L/C Issuers, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the security interests and Liens of the Secured Parties in respect thereof; provided, further, that (a) as long as no Event of Default shall have occurred and be continuing, the Credit Parties shall be permitted to pay compensation and reimbursement of expenses allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carve-Out and (b) in the event the Carve-Out is reduced by any amount during an Event of Default, upon the effectiveness of any cure or waiver of such Event of Default pursuant to the terms of this Agreement, the Carve-Out shall be increased by such amount.

          "Cases" has the meaning ascribed to it in the Preamble.

          "Cash Collateral Account" means a cash collateral account in the name of Borrower and subject to a Blocked Account Agreement, into which the Net Cash Proceeds of the Collateral, including the Term A Borrowing Base and, at the election of Borrower, cash or Cash Equivalents are deposited pursuant to the Agreement, the Collateral Documents and any other Loan Document.

          "Cash Equivalents" means Permitted Investments and such other cash and cash equivalents acceptable to the Administrative Agent.

          "Cash Management Systems" has the meaning ascribed to it in Section
1.7.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.).

          "Certificated Air Carrier" shall mean an "air carrier" within the meaning of Section 40102 of Title 49, holding a certificate of public convenience and necessity under Section 41102 of Title 49 and an air carrier operating certificate under 14 C.F.R. Part 121 of the Federal Aviation Regulations authorizing its operations to/from/within the United States.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances other than any employee benefit plan of Borrower or any of its Subsidiaries or any Person organized, appointed or established by borrower or any of its Subsidiaries for, or pursuant to, the terms of any such employee benefit plan; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the Stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

          "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances (including interest and penalties relating thereto) upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

          "Citibank Cash Collateral Account" means the Cash Collateral Account as defined in the Security Agreement dated as of September 1, 2004 between Borrower and Citibank, N.A. and the cash, cash equivalents and other investment property and financial assets credited thereto, and all proceeds thereof, in an amount not to exceed $20,000,000.

          "Claim" has the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code.

          "Closing Date" has the meaning ascribed to it in Section 2.1.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Administrative Agent's or Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted under this Agreement or any Collateral Documents.

          "Collateral Documents" means this Agreement, the Mortgage, the Aircraft Mortgage, the SGR Security Agreement, the Spare Parts Mortgage and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" means that certain account of the Administrative Agent, account number 502-328-54 in the name of the Administrative Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, Account Name: GECC/CAF Depository, Reference: CFN5803/Term Loan, or such other account as may be specified in writing by the Administrative Agent as the "Collection Account."

          "Commitments" means (a) as to any Lender, the aggregate of such Lender's Term A Commitment, Term B Commitment and Term C Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Term A Commitments, Term B Commitments and Term C Commitments, as to each of clauses
(a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Committee" means the official statutory committee of unsecured creditors approved in the Cases pursuant to section 1102 of the Bankruptcy Code.

          "Compliance Certificate" has the meaning ascribed to it in Section (b) of Annex E.

          "Concentration Account" has the meaning ascribed to it in Section (c) of Annex C.

          "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" means a letter agreement, in form and substance satisfactory to the Administrative Agent, between Administrative Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearinghouse, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to the Administrative Agent, acknowledges the Lien of Administrative Agent for the benefit of Secured Parties on such financial assets, and agrees to follow the instructions or entitlement orders of the Administrative Agent without further consent by the affected Credit Party. Any Control Letter substantially in the form of any Control Letter in effect on the Closing Date shall be deemed to be satisfactory to the Administrative Agent.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Administrative Agent for the benefit of the Secured Parties, by each applicable Credit Party substantially in the form of Exhibit C hereto.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Card" means any agreement or plan relating to a credit card, debit card, charge card or other similar system, including but not limited to the American Express Card, Diners Club, MasterCard, Visa Card, Carte Blanche and Discover Card.

          "Credit Card Receivables" means any right to payment in Dollars (including, but not limited to, rights to payment for goods, services, insurance, fees, taxes, prepayment penalties and finance charges) from (i) any issuer of a Credit Card arising from goods or services provided or to be provided by a Credit Party or (ii) to the extent that the right to such payment described in clause (i) has been transferred in whole or part to U.S. Bank, National Association ("USB") or any other settlement and/or processing system, or, alternatively, to the extent USB or any other settlement and/or processing system has received any collections with respect to such right of payment, any right to payment from USB or any other settlement and/or processing system arising from the transfer to or by USB or any other settlement and/or processing system of such claims against an issuer of a Credit Card.

          "Credit Parties" means Borrower and each of the Guarantors.

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).

          "Delta Company" means Borrower and each of its Subsidiaries.

          "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

          "Designated Spare Parts Locations" means the locations set out in Disclosure Schedule 3.26 and such other locations as are permitted by the Spare Parts Mortgage.

          "Desk-top Aircraft Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Aircraft or Eligible Engines, including but not limited to, taking at least the following actions:
(i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Aircraft or Engines; and
(iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Aircraft or Engines.

          "Desk-top Ground Service Equipment Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Ground Service Equipment, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Ground Service Equipment; and (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Ground Service Equipment.

          "Desk-top Spare Parts Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Spare Parts, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for orderly liquidation prices of the sample parts referred to in clause (iii); (v) conducting a limited review of the inventory reporting system applicable to the Spare Parts, including checking information reported in such system against information determined through physical inspection; and (vi) reviewing a sampling of the Spare Parts' serviceability tags, books and records (including tear-down reports).

          "Desk-top Tooling Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Tooling, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Tooling; and (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Tooling.

          "DFW Assets" means assets located at the Dallas/Fort Worth hub facilities which are disposed of in connection with the closing of such hub facilities as disclosed in Borrower's public disclosures on or prior to the Closing Date.

          "DIP Fee Letter" means the Fee Letter, dated September 14, 2005, among GE Capital, Morgan Stanley Senior Funding, Inc. and Borrower.

          "DLMS" means Delta Loyalty Management Services, Inc.

          "Documents" means any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" means lawful currency of the United States of America.

          "Domestic Subsidiary" means a Subsidiary of Borrower organized under the laws of any jurisdiction within the United States of America.

          "DOT" shall mean the United States Department of Transportation or any analogous successor agency.

          "E-Fax" means any system used to receive or transmit faxes electronically.

          "E-Signature" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

          "E-System" means any electronic system, including Intralinks(R) and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

          "EBITDAR" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person

(including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (a "Capital Asset Sale"), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employee of such Person of any Stock, (vii) depreciation, amortization and aircraft rent expense for such period, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP,
(viii) any aggregate net loss during such period arising from a Capital Asset Sale, (ix) all other non-cash charges for such period, (x) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions contemplated under the Loan Documents to the extent included in the calculation of consolidated net income and (xi) expenses incurred with respect to the Chapter 11 reorganization as set forth on the Parent's consolidated statement of income for such period, including (A) professional and other fees,
(B) key employee retention program payments, (C) financing fees, (D) severance costs and (E) any litigation expenses incurred during or in connection with the Cases. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries;
(2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Electronic Transmission" means each notice, request, instruction, demand, report, authorization, agreement, document, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail, E-Fax, Internet or extranet-based site or any other equivalent electronic service, whether owned, operated or hosted by the Administrative Agent, any Affiliate of the Administrative Agent or any other Person.

          "Eligible Accounts" means all of the Accounts owned by the Credit Parties and reflected in the most recent Borrowing Base Certificate delivered by Borrower to the Administrative Agent shall be "Eligible Accounts" for purposes of this Agreement, except, without duplication, any Account of the Credit
Parties:

               (a) that does not arise from the air transportation of passengers, freight and cargo or the sale of goods or performance of services by the Credit Parties in the ordinary course of its business;

               (b) (i) upon which any Credit Party's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which any Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to any Credit Party's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer; provided, that clauses (i) and (iii) above shall not apply to receivables in respect of the transportation of passengers in the ordinary course of business;

               (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

               (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for goods and services sold to or services rendered, or to be rendered with respect to receivables in respect of the transportation of passengers, and goods accepted by the applicable Account Debtor;

               (e) Eligible Unbilled Accounts;

               (f) that is owed by any director, officer, other employee or Affiliate of any Credit Party;

               (g) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation and such assignment has been accepted and acknowledged by the appropriate governmental officers;

               (h) that is the obligation of an Account Debtor located in (x) with respect to Credit Card Receivables, Korea or Brazil and (y) with respect to all other receivables, a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent, satisfactory to the Administrative Agent as to form, amount and issuer;

               (i) with respect to receivables in respect of the transportation of passengers, to the extent any Credit Party owed the applicable Account Debtor for services sold or rendered by such Account Debtor to such Credit Party but only to the extent of the potential offset, including, without limitation under code share arrangements, interline agreements or other agreements between airlines in which tickets may be purchased on one airline and honored by another airline;

               (j) that is in default and such default is reasonably likely to result in such Account Debtor's failure to make payment with respect to such Account; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) the Account is not paid within ninety (90) days following its original invoice date;

               (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

               (k) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in clause (j) above;

               (l) as to which the Lien of the Administrative Agent for the benefit of the Secured Parties is not a first priority perfected Lien;

               (m) as to which any of the representations or warranties in the Loan Documents with respect to such specific Account are untrue;

               (n) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

               (o) to the extent such Account exceeds any credit limit established by the Administrative Agent, in its reasonable credit judgment;

               (p) except with respect to Credit Card Receivables, to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts;

               (q) that is payable in any currency other than Dollars;

               (r) that arises from interline activity including services and billings performed between airlines (but excluding the transportation of passengers) and the payment of which is handled through third party domestic or foreign clearing houses;

               (s) that arises from the sale of Delta Skymiles through DLMS to Amex;

               (t) that are Ineligible Refundable Ticket Accounts or Eligible Refundable Ticket Accounts; or

               (u) of any Credit Party which Credit Party has not been subject to a field examination.

          "Eligible Aircraft" means all of the Aircraft, except any Ineligible Term A Borrowing Base Collateral, owned by the Credit Parties; provided, that
(i) a valid and enforceable first priority Lien on such Aircraft (subject only to Permitted Encumbrances and other Liens approved by the Administrative Agent) shall have been granted by the applicable Credit Party in favor of Administrative Agent for the benefit of the Secured Parties pursuant to the Aircraft Mortgage and (ii) the Liens described in clause (i) above shall be in full force and effect in favor of Administrative Agent for the benefit of the Secured Parties at such time.

          "Eligible Engines" means all of the Engines, except any Ineligible Term A Borrowing Base Collateral, owned by the Credit Parties; provided, that
(i) a valid and enforceable first priority Lien on such Engine (subject only to Permitted Encumbrances and other Liens approved by the Administrative Agent) shall have been granted by the applicable Credit Party in favor of Administrative Agent for the benefit of the Secured Parties pursuant to the Aircraft Mortgage and (ii) the Liens described in clause (i) above shall be in full force and effect in favor of Administrative Agent for the benefit of the Secured Parties at such time.

          "Eligible Flight Simulators" means all of the Flight Simulators, except any Ineligible Term A Borrowing Base Collateral, owned by the Credit Parties; provided that (i) a valid and enforceable first priority Lien on such Flight Simulators (subject only to Permitted Encumbrances and other Liens approved by the Administrative Agent) shall have been granted by the applicable Credit Parties in favor of Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents and (ii) the Liens described in clause
(i) above shall be in full force and effect in favor of Administrative Agent for the benefit of the Secured Parties at such time.

          "Eligible Ground Service Equipment" means all Ground Service Equipment owned by Credit Parties and reflected in the most recent Term A Borrowing Base Certificate delivered by Borrower to the Administrative Agent, except any Ineligible Term A Borrowing Base Collateral.

          "Eligible Real Estate" means any parcel of Owned Real Estate, except any Ineligible Term A Borrowing Base Collateral, in the United States owned in fee simple by the Credit Parties as to which each of the following conditions has been satisfied at such time:

               (a) a valid and enforceable first priority Lien on such parcel of Real Estate (subject only to Permitted Encumbrances and other Liens approved by the

          Administrative Agent) shall have been granted by Borrower in favor of Administrative Agent for the benefit of the Secured Parties pursuant to a Mortgage;

               (b) except as otherwise permitted by the Administrative Agent and, where applicable, the relevant title insurance company shall have received in form and substance satisfactory to the Administrative Agent, all Mortgage Supporting Documents in respect of such parcel;

               (c) the Administrative Agent shall have received a FIRREA appraisal with respect to such parcel of Real Estate in form and substance satisfactory to the Administrative Agent and performed by an appraiser that is satisfactory to the Administrative Agent;

               (d) no casualty shall have occurred affecting the use, operation or value of such parcel of Real Estate if such casualty has not been restored or repaired by the mortgagor under the Mortgage encumbering such parcel of Real Estate;

               (e) no condemnation or taking by eminent domain shall have occurred nor shall any notice of any pending or threatened condemnation or other proceeding against such parcel of Real Estate have been delivered to the owner or lessee of such parcel of Real Estate that would materially affect the use, operation or value of such parcel of Real Estate;

               (f) the mortgagor under the relevant Mortgage encumbering such parcel of Real Estate shall comply in all material respects with the terms of such Mortgage;

               (g) each written lease, license or other use or occupancy agreement, other than the lease between Borrower and Worldspan L.P. and the lease between Borrower and Verizon Airfone Inc. f/k/a GTE Airfone Incorporated (both of which leases are disclosed on Part 3 of Disclosure Schedule 3.6), now or hereafter affecting all or any portion of such parcel of Real Estate shall, by its express terms, be subject and subordinate to the relevant Mortgage; and

               (h) each lease, license, or other use or occupancy agreement between a Credit Party, as landlord, and its Affiliate, as tenant, now or hereafter affecting all or any portion of such parcel of Real Estate shall be subject and subordinate to the relevant Mortgage or shall be terminable (without fee) on 60 days' prior written notice by the owner of such Real Estate.

          "Eligible Refundable Ticket Accounts" means Eligible Accounts arising from the sale of refundable tickets that are to be used within 30 days from the date of issuance of such ticket.

          "Eligible Spare Parts" means all of the Pledged Spare Parts owned by Credit Parties and reflected in the most recent Term A Borrowing Base Certificate delivered by

Borrower to the Administrative Agent, except for any Ineligible Term A Borrowing Base Collateral.

          "Eligible Tooling" means all of the Tooling owned by Credit Parties and reflected in the most recent Term A Borrowing Base Certificate delivered by Borrower to the Administrative Agent, except any Ineligible Term A Borrowing Base Collateral.

          "Eligible Unbilled Accounts" means Eligible Accounts with respect to which an invoice, reasonably acceptable to the Administrative Agent in form and substance, (it being understood that the form of invoice customarily used by the applicable Credit Party on the Closing Date shall be deemed to be satisfactory to the Administrative Agent) has not been sent to the applicable Account Debtor.

          "Engines" shall have the meaning ascribed to it in the Aircraft Mortgage.

          "Entry Date" means the date of the entry of the Final Order.

          "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any "reportable event" described in Section 4043 of ERISA with respect to a Title IV Plan (other than a "reportable event" to which the 30-day notice is waived under PBGC Regulation Section 4043); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "Escrow Accounts" shall mean (1) accounts of Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by Borrower or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges; (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman's or workers' compensation charges and related charges and fees; (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes; (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; and (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law); in each case, held in escrow accounts, trust funds or other segregated accounts in an aggregate amount for all of such escrow accounts, trust funds and other segregated accounts not in excess of $300,000,000, plus accrued interest; provided, that such amount may be increased upon an increase in any of the foregoing taxes, fees and charges for which Borrower's or any Subsidiary's officers and directors may have personal liability if not paid; or (2) accounts, capitalized interest accounts, debt service reserve accounts and other similar accounts or funds established in connection with the ARB Indebtedness.

          "ESOP" means a Pension Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Default" has the meaning ascribed to it in Section 8.1.

          "Excess Aggregate Cash On Hand" means, as of any date, the amount by which the actual Aggregate Cash On Hand as of such date exceeds the minimum Aggregate Cash On Hand required to be maintained on such date by Section (c) of Annex G.

          "Excluded Accounts" shall mean (i) the Escrow Accounts, (ii) Restricted Accounts; and (iii) accounts located outside the United States; provided, that the aggregate amount held in all such accounts under this clause
(iii) at any time does not exceed $90,000,000.

          "Excluded Collateral" means, collectively, (i) Excluded Accounts (other than the Credit Parties' rights to receive any excess funds remaining in the Escrow Accounts following the payment in full of the taxes, fees and charges payable from such Escrow Accounts and other than the Credit Parties' rights to receive any excess funds remaining in the Restricted Accounts), (ii) Excluded Equity, (iii) JV Interests, (iv) Excluded Equipment, (v) Section 1110 Assets,
(vi) Avoidance Actions, (vii) any asset subject to the restrictions on Liens set forth in Section 5.12(b), (viii) any asset excluded as Collateral in the SGR Security Agreement (other than any Proceeds thereof that any Credit Party is entitled to receive) and, to the extent the Administrative Agent has otherwise consented in writing, in any other Collateral Documents.

          "Excluded Equipment" means Equipment financed, in whole or in part, by ARB Indebtedness or otherwise to the extent the granting of a security interest in such Equipment would constitute a breach or violation of a valid and effective restriction in favor of a third party or give rise to any indemnification obligations or any right to terminate or commence the exercise of remedies under such restrictions, in each case, to the extent not subject to the automatic stay; provided, that "Excluded Equipment" shall not include Proceeds, substitutions or replacements of Excluded Equipment (unless such Proceeds, substitutions or replacements would constitute Excluded Equipment), but only to the extent, and for so long as, such restriction is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other applicable law.

          "Excluded Equity" means, collectively, (i) equity interests in the Excluded Issuers and in any public company and (ii) any Voting Stock in excess of 65% of the total outstanding Voting Stock of any Foreign Subsidiary of any Credit Party. For purposes of this definition, "Voting Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other membership interests of such issuer entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)).

          "Excluded Issuer" means (i) Delta Air Lines, Inc. and Pan American World Airways, Inc., GMBH, (ii) Guardant, Inc., (iii) Delta Air Technology, Ltd., (iv) Aero Assurance Ltd. and (v) New Sky, Ltd.

          "Excluded Obligations" means contingent indemnification and expense reimbursement obligations.

          "Excluded Properties" means the three real properties set forth on
Part 1 of Disclosure Schedule 3.6, the sale of which is permitted in accordance with the Agreement.

          "Excluded Sales" means (i) the sales of spare engines and related inventory with respect to the MD-11 aircraft sold prior to the date hereof, (ii) the sale of the business of DAL Global Services LLC, Delta Technology, LLC, Delta AirElite Business Jets, Inc., Delta Connection Academy, Inc. and the technical operations (aircraft maintenance) division of Borrower, (iii) the disposition of any Skymiles Collateral, (iv) the sale of the reservation operations of Borrower, (v) the sale or other disposition of Permitted Investments for cash or in exchange for Permitted Investments and (vi) the sale of Inventory in the ordinary course of business.

          "Excluded Subsidiaries" means (i) Aero Assurance, Ltd. and its subsidiaries and (ii) Guardant, Inc.

          "Existing Agent" means GE Capital, in each of its separate capacities as revolving facility administrative agent, term loan administrative agent and collateral agent for the lenders under the Existing Credit Agreement.

          "Existing Credit Agreement" means the Credit Agreement, dated as of November 30, 2004, among Borrower, the other Credit Parties signatory thereto, GE Capital, as the Existing Agent, and the other Lenders signatory thereto from time to time, as amended, modified or supplemented prior to the date hereof.

          "Existing Secured Indebtedness" has the meaning ascribed to it in
Section 6.3(a)(v) hereof.

          "Existing Skymiles Facility" means the "Skymiles Facility" as such term is defined in the Existing Credit Agreement.

          "Existing Skymiles Facility Documents" means the "Skymiles Facility Documents" as such term is defined in the Existing Credit Agreement.

          "FAA" means the Federal Aviation Administration of the United States of America, and any successor Governmental Authority.

          "FAA Slots" has the meaning ascribed to it in the SGR Security Agreement.

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Chief Financial Officer or Treasurer or, if such asset shall have been the subject of an appraisal within the last twelve months by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fee Letters" means, collectively, the Arrangement Fee Letter and the DIP Fee Letter.

          "Fees" means any and all fees payable to the Administrative Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Final Order" means an order, approving or authorizing this Agreement and the other Loan Documents and the incurrence by the Credit Parties hereunder of post-petition secured and super-priority Indebtedness in an aggregate principal amount of not less than $1,700,000,000 in accordance with this Agreement, issued by the Bankruptcy Court in form and substance satisfactory to the Administrative Agent, the Arrangers and the Requisite Lenders.

          "Financial Covenants" means the financial covenants set forth in Annex G.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

          "First Day Orders" means all orders entered by the Bankruptcy Court in respect of motions filed on the Petition Date or within five Business Days thereafter.

          "Fiscal Month" means any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

          "Fiscal Year" means any of the annual accounting periods of Borrower ending on December 31 of each year.

          "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

          "Flight Simulators" means the flight simulators and flight training devices of Borrower or any Subsidiary.

          "Foreign Aviation Authority" shall have the meaning ascribed to it in the SGR Security Agreement.

          "Foreign Subsidiary" means any Subsidiary which is a "controlled foreign corporation" within the meaning of the Internal Revenue Code of 1986, as amended from time to time.

          "Foreign Slots" has the meaning ascribed to it in the SGR Security Agreement.

          "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

          "Gates" shall have the meaning ascribed to it in the SGR Security Agreement.

          "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

          "GE Capital Commitment Letter" means the Commitment Letter, dated September 10, 2005, between GE Capital and Borrower.

          "General Intangibles" means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all Books and Records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including but not limited to, any Aviation Authority.

          "Granting Lender" has the meaning ascribed to it in Section 11.1(e).

          "Ground Service Equipment" means ground service equipment, de-icers, ground support equipment, aircraft cleaning devices, materials handling equipment and other similar equipment used to service equipment.

          "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guarantors" means each Domestic Subsidiary of Borrower, other than the Excluded Subsidiaries, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Administrative Agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Hedging Obligations" has the meaning ascribed to it in the definition of "Indebtedness."

          "IATA" means International Air Transport Association.

          "Indebtedness" means, with respect to any Person, without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured (collectively, "Hedging Obligations"), (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations, but excluding any claims arising upon the rejection of unexpired leases and other executory contracts.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 1.11(a).

          "Indemnified Person" has the meaning ascribed to it in Section
1.11(a).

          "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Ineligible Refundable Ticket Accounts" means Accounts arising from the sale of refundable tickets that are to be used later than 30 days from the date of issuance of such ticket.

          "Ineligible Term A Borrowing Base Collateral" means any Aircraft, Engines, Tooling, Flight Simulators, Ground Service Equipment and Spare Parts that:

          (a) is not subject to a valid and enforceable first priority Lien on such Collateral (subject only to Permitted Encumbrances and other Liens approved by the Administrative Agent) granted by the applicable Credit Party in favor of Administrative Agent for the benefit of the Secured Parties pursuant to a Collateral Document;

          (b) is not located on premises (i) leased by Credit Party or (ii) owned by Credit Party and subject to a valid and enforceable first priority Mortgage in favor of Administrative Agent for the benefit of the Secured Parties pursuant to a Collateral Document;

          (c) is placed on consignment, is in transit or out for repair, except for Collateral (other than Spare Parts) in transit between domestic locations of Credit Parties as to which Liens of Administrative Agent for the benefit of the Secured Parties have been perfected at origin and destination;

          (d) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements,

          (e) is not of a type used in the ordinary course of Credit Parties' business;

          (f) as to which any of the representations or warranties pertaining to Collateral set forth in the Loan Documents are untrue;

          (g) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

          (h) is not covered by casualty insurance required to be maintained under the Collateral Documents;

          (i) is subject to any patent or trademark license requiring the payment of royalties or fees or requiring the consent of the licensor for a sale thereof by the Administrative Agent;

          (j) constitutes Technology Equipment;

          (k) has not been appraised in accordance with Section 5.20 of the Agreement; or

          (l) with respect to any Aircraft or Engine, as to which Borrower fails to cure a Maintenance Default during the Maintenance Cure Period.

          "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks, and Technology.

          "Intercompany Notes" has the meaning ascribed to it in Section 6.3(a)(vii).

          "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided, further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Interim Order" means an order, approving or authorizing Loans in an aggregate principal amount of not less than $1,400,000,000, issued by the Bankruptcy Court in substantially the form of Exhibit I and otherwise in form and substance satisfactory to the Administrative Agent and the Arrangers.

          "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded Software.

          "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "Investments" has the meaning ascribed to it in Section 6.2.

          "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "JV Interests" means any joint venture interest held by any Credit Party to the extent such Credit Party is restricted from assigning or pledging such interest pursuant to legally binding arrangements between the joint venture parties; provided, that "JV Interests" shall not include any Proceeds of such property.

          "L/C Issuer" has the meaning ascribed to it in Annex B.

          "L/C Cash Collateral Account" means a cash collateral account maintained at a bank or financial institution acceptable to the Administrative Agent, subject to a Blocked Account Agreement, into which cash or Cash Equivalents are deposited pursuant to Annex B.

          "Letter of Credit" means each documentary or standby letters of credit issued under the Loan Documents for the account of Borrower or any of the Credit Parties by any L/C Issuer.

          "Letter of Credit Obligations" means the sum, without duplication, of
(i) the amount available for drawing under all outstanding Letters of Credit and
(ii) the aggregate unpaid amount of all outstanding reimbursement obligations in respect of previous drawings under Letters of Credit.

          "Letter of Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement and, if any such Lender shall decide to assign all or any portion of the Obligations in accordance with Section 11.1(a), such term shall include any assignee of such Lender.

          "Liabilities" means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

          "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to the Administrative Agent as set forth in
Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Maturity Date shall end on or prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by the Administrative Agent equal to the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and Borrower.

          "License" means any Copyright License, Patent License, Trademark License or other similar license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any capital lease or conditional sale agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

          "Litigation" has the meaning ascribed to it in Section 3.13.

          "Loan" means any loan made by any Lender pursuant to this Agreement.

          "Loan Account" has the meaning ascribed to it in Section 1.10.

          "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Fee Letters, Borrowing Base Certificates and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lender in connection with the Agreement and the transactions contemplated thereby and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written agreements whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Maintenance Cure Period" has the meaning ascribed to it in Section 8.1(d).

          "Maintenance Default" has the meaning ascribed to it in Section
8.1(d).

          "Margin Stock" has the meaning ascribed to it in Section 3.10.

          "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit between Borrower, as Applicant, and GE Capital, as L/C Issuer, to be executed prior to issuance of any Letter of Credit, in form and substance reasonably satisfactory to the Administrative Agent.

          "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit between Borrower, as Applicant, and GE Capital, as L/C Issuer, to be executed prior to issuance of any Letter of Credit, in form and substance reasonably satisfactory to the Administrative Agent.

          "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or financial or other condition or prospects of (x) Borrower or (y) the Credit Parties taken as a whole (other than the commencement of the Cases and events customarily leading up to and following the commencement of the Cases or otherwise reflected in the operating budget dated September 9, 2005 provided to the Administrative Agent), (ii) the ability of Borrower or Guarantors to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (iii) the Collateral, the Liens of Administrative Agent for the benefit of the Secured Parties on the Collateral, or the priority of such Liens, or (iv) the Administrative Agent's or Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Material Location" has the meaning ascribed to it in Section 5.8.

          "Material Real Estate Contracts" means (for purposes of the Agreement only) any lease, usufruct, use agreement, license, permit or other occupancy or facility use agreement under which a Credit Party is a tenant or counterparty, that has a remaining term of three (3) years or more as of the Closing Date and
(i) subject to receipt of any necessary consents, could be assigned to another user for a cash payment in excess $10,000,000 with a novation of such Credit Party, or (ii) relates to major facilities required for a Credit Party's operations, the loss of the lease, usufruct, use agreement, license, permit or other occupancy or facility use agreement with respect thereto would materially and adversely affect a Credit Party's ability to conduct its business as now being conducted.

          "Maturity Date" the earliest of (a) Scheduled Maturity Date, (b) the effective date of a Plan of Reorganization and (c) the date of termination of Lenders' obligations to permit existing Loans to remain outstanding pursuant to
Section 8.2(b).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means each of the mortgages, deeds to secured debt, deeds of trust or other real estate security documents delivered by any Credit Party to the Administrative Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, substantially in the form attached as Exhibit D hereto.

          "Mortgage Supporting Documents" means, with respect to a Mortgage for a parcel of Real Estate, each of the following:

          (i) (i) evidence in form and substance reasonably satisfactory to the Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid, perfected and enforceable first priority lien on property described therein in favor of Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Permitted Encumbrances and (B) such other Liens as the Administrative Agent may reasonably approve and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

          (j) if requested by the Administrative Agent in its reasonable discretion, (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent proving ownership thereof) ("Mortgagee's Title Insurance Policy"), dated a date satisfactory to the Administrative Agent, and shall (A) be in an amount equal to 110% of the appraised value (determined by reference to the initial FIRREA appraisals) of such parcel of Real Estate, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first priority Lien on such parcel of Real Estate free and clear of all defects and encumbrances, except for Permitted Encumbrances and for such defects and encumbrances as may be approved by the Administrative Agent, (D) name Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain such endorsements and affirmative coverage as the Administrative Agent may request to the extent available in the applicable jurisdictions (including but not limited to a comprehensive lender's endorsement, a zoning endorsement and a floating rate endorsement), (G) be issued by Lawyers Title Insurance Corporation, Chicago Title Insurance Company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers), (H) delete the general survey exception, and (I) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agent;

          (k) as-built surveys of such parcel of Real Estate certified to and received by (in a manner reasonably satisfactory to each of them) Administrative Agent for the benefit of the Secured Parties and, if the Administrative Agent requires a Mortgage Title Insurance Policy pursuant to clause (a) above, the title insurance company issuing the Mortgagee's Title Insurance Policy for such Mortgage, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance reasonably satisfactory to the Administrative Agent;

          (l) evidence in form and substance reasonably satisfactory to the Administrative Agent that all premiums in respect of each Mortgagee's Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;

          (m) a Phase I environmental report with respect to such parcel of Real Estate, dated a date not more than one year prior to November 30, 2004, showing no material condition of environmental concern and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

          (n) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Estate in favor of Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to Permitted Encumbrances.

          "Mortgaged Properties" has the meaning ascribed to it in Annex D.

          "Mortgagee's Title Insurance Policy" has the meaning ascribed to it in the definition of "Mortgage Supporting Documents".

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Capital Expenditures" means, for any period, Capital Expenditures for such period plus (without duplication) (i) any increases in the aggregate amount of advances or deposits made in connection with Capital Expenditures during such period, and (ii) the amount by which the aggregate principal amount of any Indebtedness incurred pursuant to Section 6.3(a)(i) ("Purchase Money Debt") was reduced in connection with any refinancing of interim Purchase Money Debt during such period, minus (without duplication) (x) the aggregate principal amount of any Purchase Money Debt incurred during such period, including without limitation in connection with any increase in Purchase Money Debt incurred in connection with any refinancing of interim Purchase Money Debt, and (y) any decreases in advances or deposits made in connection with Capital Expenditures during such period.

          "Net Cash Proceeds" means proceeds received by any Credit Party after the Closing Date in cash or Cash Equivalents from:

          (a) (i) Asset Sales permitted under Section 6.8(a) in excess of $5,000,000, individually or in the aggregate, for any Fiscal Year (other than
(x) Asset Sales of Aircraft and (y) any single Asset Sale resulting in gross proceeds not exceeding $5,000), (ii) Asset Sales of any Collateral included in the Term A Borrowing Base permitted under Section 6.8(c)(ii), (iii) any Excluded Sales permitted under Section 6.8(d) resulting in gross proceeds in excess of $50,000,000, individually or in the aggregate, and (iv) any other Asset Sale (other than (A) any Asset Sale permitted under Sections 6.8(c)(i), (e), (f),
(g), (i), (j), (k), (l), (n) (other than sales of Section 1110 Assets or Non-1110 Aviation Assets) or (o) or (B) any single Asset Sale resulting in gross proceeds not exceeding $5,000), in excess of $5,000,000, individually or in the aggregate, for any Fiscal Year for all such Asset Sales, in each case, net of
(1) the reasonable cash costs of sale, assignment or other disposition, (2) taxes paid or reasonably estimated to be payable as a result thereof, (3) reserves provided, to the extent required by GAAP, against any liabilities that are directly attributed to such Asset Sale (clauses (1), (2) and (3) collectively referred to herein as the "Sale Costs") and (4) any amount required to be paid or prepaid on Indebtedness or other obligations (other than the Obligations) secured by the assets subject to such Asset Sale, or otherwise required to be repaid as a result of such Asset Sale; provided, that, in the case of any Asset Sale permitted under Section 6.8(m), "Net Cash Proceeds" shall be deemed net of the purchase price of the assets subject to such Asset Sale; and

          (b) Property Loss Event, net of (1) the costs of collection (the "Collection Costs" and, together with the Sale Costs, "Costs"), (2) the amounts required to be applied pursuant to the terms of any ARB Indebtedness in respect of any asset subject thereto, (3) any amounts required to be applied as described in Section 5.4(d) and (4) any amount required to be paid or prepaid on Indebtedness or other obligations (other than the Obligations) secured by the assets subject to such Property Loss Event, or otherwise required to be repaid as a result of such Property Loss Event;

          provided, that, if the aggregate Costs related to any Asset Sale or any Property Loss Event exceeds $500,000, evidence of each such Costs shall be provided to the Administrative Agent, in form and substance reasonably satisfactory to them.

          "Net Orderly Liquidation Value" shall mean with regard to any Eligible Aircraft, Eligible Engines, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators or Eligible Tooling, the net orderly liquidation value of such Eligible Aircraft, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators or Eligible Tooling, as the case may be, as determined by reference to the most recent appraisal of the applicable Credit Party.

          "Non-Funding Lender" has the meaning ascribed to it in Section
11.9(a).

          "Non-1110 Agreement" shall mean any agreement related to property that would have qualified as "equipment," as such term is used in Section 1110(a)(3) of the Bankruptcy Code if it had been placed in service on or prior to October 22, 1994, including, without limitation, security agreements, mortgages, trusts, leases, conditional sale agreements or other instruments applicable to such property.

          "Non-1110 Aviation Assets" shall mean (a) property that would have qualified as "equipment," as such term is used in Section 1110(a)(3) of the Bankruptcy Code if it had been placed in service on or prior to October 22, 1994 and all Non-1110 Agreements, to the extent that the Credit Parties are prohibited from granting liens thereon or assignments thereof under the terms of any such agreements in effect at the commencement of the Cases (and to the extent permitted by this Agreement, as such Non-1110 Agreement may be amended, modified, refinanced or restructured), (b) any other asset with respect to which the granting of any lien would cause a default, directly or indirectly, of any such Non-1110 Agreements, (c) any deposits and reserves held or maintained pursuant to such agreement or (d) property referred to in the previous clause that the Borrower or any of the Guarantors elects to return to the party providing financing therefor in exchange for a discharge of the related indebtedness; provided, that Non-1110 Aviation Assets shall not include any Proceeds of such property (but only to the extent that the Credit Parties are entitled to such Proceeds).

          "Non-Stayed Order" means an order of the Bankruptcy Court which is in full force and effect, as to which no stay has been entered and which has not been reversed, modified, vacated or overturned.

          "Note" has the meaning assigned to it in Section 1.1(a).

          "Notice of Actionable Default" has the meaning ascribed to it in the Skymiles Intercreditor Agreement.

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.5(e).

          "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to the Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Op Specs" means Operating Specifications issued by the FAA under Part 121 of the Federal Aviation Regulations authorizing an air carrier's operations to/from/within the United States.

          "Orders" means the Interim Order or the Final Order, as applicable.

          "Original Borrowing Base Assets" has the meaning ascribed to it in
Section 1.2(c)(i).

          "Owned Real Estate" has the meaning ascribed to it in Section 3.6(b) and Section 5.12(a)(iv).

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patent Security Agreements" means the Patent Security Agreements made in favor of Administrative Agent for the benefit of the Secured Parties by each applicable Credit Party.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a Plan which is an "employee pension benefit plan" described in Section 3(2) of ERISA.

          "Permits" has the meaning ascribed to it in Section 3.24.

          "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases (other than leases of aircraft) to which any Credit Party is a party as lessee made in the ordinary course of business; (d) workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens are inchoate and unperfected and attach only to Tooling, Fixtures and/or real estate or being contested in accordance with Section 5.2(b); (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business so long as such Liens are inchoate and unperfected and attach only to Inventory or being contested in accordance with
Section 5.2(b); (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(i); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or interests of any Credit Party in real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use or the value of any parcel of Owned

Real Estate; (i) presently existing or hereafter created Liens in favor of Administrative Agent for the benefit of the Secured Parties; (j) statutory and common law landlords' liens under leases to which any Credit Party is a party (subject to the requirements of Section 5.8); (k) (i) leases, subleases, licenses, permits and similar use rights, entered into in the ordinary course of business with respect to the Owned Real Estate, that are by their express terms subject and subordinate to Administrative Agent's Liens, for the benefit of Secured Parties, in the Owned Real Estate, and do not, in the aggregate, materially detract from the value of the any parcel of Owned Real Estate and
(ii) leases, subleases, licenses, permits and similar use rights, entered into in the ordinary course of business with respect to any leased real estate, to the extent they are not prohibited by the Collateral Documents and would not have a Material Adverse Effect and would not materially and adversely affect the Administrative Agent's Liens, for the benefit of Secured Parties, in Collateral stored or located at such location; (l) with respect to Real Estate, other defects and encumbrances as may be approved by the Administrative Agent, including, with respect to the Eligible Real Estate, any matters shown as title exceptions in the Mortgagee's Title Insurance Policy, (m) liens imposed by applicable law on the assets of any Credit Party located at an airport for the benefit of an Aviation Authority; (n) Liens (including leases) permitted pursuant to the Aircraft Mortgage and (o) subject, with respect to Blocked Accounts, to the Blocked Account Agreements, Liens in favor of depositary banks (including set-off rights) arising as a matter of law.

          "Permitted Investments" means Investments made in accordance with the Investment Guidelines set forth on Annex K.

          "Permitted Liens" means (i) Liens granted by the Credit Parties under the Collateral Documents and (ii) any other Liens permitted to be created or assumed or to exist pursuant to Section 6.7 of this Agreement.

          "Permitted Prepetition Payment" means a payment (as adequate protection or otherwise) on account of any Claim against any Credit Party arising or deemed to have arisen prior to the Petition Date, which payments are
(i) authorized by the Bankruptcy Court pursuant to First Day Orders or other Non-Stayed Orders reasonably satisfactory to the Administrative Agent in amounts approved by the Bankruptcy Court and the Administrative Agent, (ii) made pursuant to an agreement relating to Section 1110 Assets, (iii) made in connection with the assumption of executory contracts and unexpired leases or
(iv) made in respect of accrued payroll and related expenses and employee benefits as of the Petition Date.

          "Permitted Refinancing" means, with respect to any Person, any modification, refinancing, refunding, renewal, extension or replacement (collectively, a "refinancing") of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed 100% (or, to the extent no payment of principal thereof (except upon acceleration) is required on or prior to the Scheduled Maturity Date, 105%) of the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, except by an amount equal to the unpaid accrued interest and premium thereon; (b) such refinancing has a final maturity date equal to or later than the final maturity of the Indebtedness being refinanced, (c) such refinancing does not reduce the weighted average life to maturity of the Indebtedness being refinanced, (d) if the Indebtedness being refinanced is subordinated in right of payment to the Obligations, such refinancing is subordinated in right of payment to the Obligations on terms at least as favorable to Lenders as those contained in the documentation governing the Indebtedness being refinanced. Permitted Refinancings shall include any refinancing financed with proceeds from or exchanges into Stock issued by Borrower.

          "Permitted Reinvestment Collateral" means, with respect to any Collateral, (i) replacement assets useful in Borrower's (or, in the case of any asset owned by any Subsidiary, such Subsidiary's) business or, in the case of any Property Loss Event, repairs to the applicable Collateral, (ii) in the case of any Property Loss Event with respect to any Collateral included in the Term A Borrowing Base (other than Aircraft or Engines), replacement assets consisting of like-kind assets and the Allocated Amount for which exceeds the Allocated Amount for the Original Borrowing Base Assets after replacement or repair, as the case may be, and (iii) in the case of Aircraft or Engines, Replacement Aircraft or Replacement Engines, as the case may be; provided, that, in each case, any replacement asset shall be subject to a first priority Lien of Administrative Agent for the benefit of Secured Parties to the extent that the original asset was subject to a first priority Lien of Administrative Agent for the benefit of Secured Parties.

          "Permitted Secured Financing" has the meaning ascribed to it in
Section 6.3(a)(v) hereof.

          "Permitted Subordinated Indebtedness" means any unsecured Indebtedness of any Delta Company that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms reasonably acceptable to the Administrative Agent, (b) will not mature prior to the date that is ninety-one
(91) days after the Scheduled Maturity Date, and (c) does not require payments of principal prior to the date which is ninety-one (91) days after the Scheduled Maturity Date of the Term Loan, except pursuant to acceleration.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Petition Date" has the meaning ascribed to it in the Preamble.

          "Physical Aircraft Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Aircraft or Eligible Engines, including but not limited to, taking at least the following actions:
(i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Aircraft or Engines; and
(iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Aircraft or Engines.

          "Physical Ground Service Equipment Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Ground Service Equipment, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Ground Service Equipment; (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Ground Service Equipment and (iv) physical inspection of such Ground Service Equipment.

          "Physical Flight Simulator Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Flight Simulators, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Flight Simulators; (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Flight Simulators and (iv) physical inspection of such Flight Simulators.

          "Physical Spare Parts Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Spare Parts, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for orderly liquidation prices of the sample parts referred to in clause (iii); (v) visiting the Designated Spare Parts Locations selected by the Appraiser where the Spare Parts are kept by any Credit Party;
(vi) conducting a limited review of the inventory reporting system applicable to the Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (v); and (vii) reviewing a sampling of the Spare Parts serviceability tags, books and records (including tear-down reports). The physical sampling will be completed at the necessary Designated Spare Parts Locations where in the aggregate up to 80% (by measure of appraised NOLV) of the Pledged Spare Parts are kept by the Credit Parties.

          "Physical Tooling Appraisal Methodology" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Tooling, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Tooling; (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Tooling and (iv) physical inspection of such Tooling.

          "Plan" means, at any time, a Pension Plan, ESOP, Multiemployer Plan, Qualified Plan, Title IV Plan or Retiree Welfare Plan that any Credit Party or ERISA Affiliate maintains or to which such Credit Party contributes or has an obligation to contribute.

          "Plan of Reorganization" means a plan of reorganization in the Cases under chapter 11 of the Bankruptcy Code.

          "Pledged Collateral" means all of the following property now owned or at anytime acquired by a Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title or interest:

          (o) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (p) such portion, as determined by Administrative Agent as provided in
     Section 10.4(j)(v) of this Agreement, of any additional shares of stock of a Pledged Entity from time to time acquired by Credit Party in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such stock; and

          (q) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

          (r) all additional Indebtedness arising after the date hereof and owing to Credit Party and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Indebtedness.

          "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

          "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part 2 of Disclosure Schedule 10.4 hereto.

          "Pledged Shares" means those shares listed on Part 1 of Disclosure
Schedule 10.4 hereto.

          "Pledged Spare Parts" means Spare Parts which are maintained by or on behalf of any Credit Party at a Designated Spare Parts Location.

          "Post-Petition Skymiles Facility" means the provisions related to the Advance Payments (as defined in the Post-Petition Skymiles Facility Documents) in the Post-Petition Skymiles Facility Documents.

          "Post-Petition Skymiles Facility Documents" means the "SkyMiles Documents" as defined in the Skymiles Intercreditor Agreement.

          "Prepayment Date" means, with respect to any Net Cash Proceeds from any Collateral, the earlier of (i) the date occurring 180 days after the date on which such Net Cash Proceeds were deposited into the Cash Collateral Account (unless, prior to such date, the applicable Credit Party has (A) acquired any Replacement Borrowing Base Asset, (B) entered into an agreement for such acquisition or (C) commenced the construction of the Replacement Borrowing Base Assets or the repair of the Original Borrowing Base Assets) and (ii) the date that is five (5) Business Days after the date on which Borrower shall have notified the Administrative Agent of Borrower's determination not to acquire replacement assets useful in any Credit Party's business (or, in the case of a Property Loss Event, not to effect repairs).

          "Primary Routes" shall have the meaning ascribed to it in the SGR Security Agreement.

          "Primary Slots" shall have the meaning ascribed to it in the SGR Security Agreement.

          "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any asset, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such property by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties
(i) for past, present or future infringement of any Patent or Patent License, or
(ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning such property including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, such property, (e) all amounts collected on, or distributed on account of, other property, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of such property and all rights arising out of such property.

          "Projections" means Borrower's forecasted consolidated (a) balance sheets, (b) profit and loss statements and (c) cash flow statements consistent with the historical Financial Statements of Borrower (other than adjustments related to the impact of the Cases), together with appropriate supporting details and a statement of underlying assumptions.

          "Property Loss Event" means (a) any loss of or damage to property of any Credit Party that results in the receipt by such Person of proceeds of insurance in excess of $5,000,000, individually or in the aggregate, (b) any taking of property of any Credit Party that results in the receipt by such Person of a compensation payment in respect thereof that exceeds $5,000,000, individually or in the aggregate, or (c) an "Event of Loss" (as such term is defined in the Aircraft Mortgage or the Spare Parts Mortgage).

          "Proposed Change" has the meaning ascribed to it in Section 13.2(c).

          "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Term Loan A, the percentage obtained by dividing
(i) the Term A Commitment of that Lender by (ii) the aggregate Term A Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Section 11.1, (b) with respect to the Term Loan B, the percentage obtained by dividing (i) the Term B Commitment of that Lender by (ii) the aggregate Term B Commitments of all Lenders as such percentage may be adjusted by assignments permitted pursuant to Section 11.1, (c) with respect to the Term Loan C, the percentage obtained by dividing (i) the Term C Commitment of that Lender by (ii) the aggregate Term C Commitments of all Lenders as such percentage may be adjusted by assignments permitted pursuant to Section 11.1,
(d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders and, on and after the Maturity Date, the percentage obtained by dividing
(i) the aggregate outstanding principal balance of all Loans held by that Lender by (ii) the outstanding principal balance of all Loans held by all Lenders, in each case, as any such percentages may be adjusted by assignments permitted pursuant to Section 11.1.

          "Purchase Amount" has the meaning ascribed to it in Section 13.2(c).

          "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Real Estate" has the meaning ascribed to it in Section 3.6(b).

          "Regulated Subsidiary" means each of Comair Holdings, LLC and Crown Rooms, Inc.

          "Reinvestment Deferred Amount" has the meaning ascribed to it in
Section 1.2(c)(ii).

          "Reinvestment Event" means the date on which the Net Cash Proceeds of
(x) any Asset Sale of assets not included in the Term A Borrowing Base or (y) any Property Loss Event, which in each case are deposited in the Cash Collateral Account.

          "Reinvestment Notice" means a written notice executed by the Chief Financial Officer of Borrower stating that no Event of Default has occurred and is continuing and that Borrower (directly or indirectly through one of the Guarantors or the applicable Subsidiary) intends and expects to use the Reinvestment Deferred Amount for Permitted Reinvestment Collateral as specified therein.

          "Reinvestment Prepayment Date" means, with respect to any Net Cash Proceeds of any Reinvestment Event, (i) involving any Collateral (other than in respect of Collateral subject to the Aircraft Mortgage), the earliest of (a) the date occurring 180 days after such Reinvestment Event, unless, prior to any such date, Borrower or the applicable Subsidiary has (x) entered into an agreement for the acquisition of Permitted Reinvestment Collateral or (y) commenced the construction of Permitted Reinvestment Collateral or the repair of the original assets constituting Permitted Reinvestment Collateral, (b) the date that is five
(5) Business Days after the date on which Borrower shall have notified the Administrative Agent of Borrower's determination not to acquire Permitted Reinvestment Collateral with all or any portion of the relevant Reinvestment Deferred Amount for such Net Cash Proceeds and (c) the occurrence of any Event of Default, (ii) arising from a Property Loss Event involving any Aircraft or Engine, the Loss Payment Date (as defined in the Aircraft Mortgage), or (iii) arising from a Property Loss Event involving any Engine (not involving the related Airframe (as defined in the Aircraft

Mortgage)), the date upon which such Engine is required to be replaced in accordance with Section 7.05(b) of the Aircraft Mortgage.

          "Reinvestment Release Request" means a written notice executed by the Chief Financial Officer of Borrower stating that no Event of Default has occurred and is continuing and that Borrower (directly or indirectly through one of the Guarantors or the applicable Subsidiary) requests the release of the Reinvestment Deferred Amount from the Cash Collateral Account for Permitted Reinvestment Collateral as specified therein.

          "Related Person" means, with respect to any Person, any Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Person.

          "Relationship Bank" has the meaning ascribed to it in Section (b) of Annex C.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Replacement Aircraft" shall have the meaning ascribed to it in the Aircraft Mortgage.

          "Replacement Borrowing Base Assets" has the meaning ascribed to it in
Section 1.2(c)(i).

          "Replacement Engine" shall have the meaning ascribed to it in the Aircraft Mortgage.

          "Replacement Lender" has the meaning ascribed to it in Section
1.14(e).

          "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Lenders" means Lenders having 51% or more of the aggregate outstanding amount of all Loans.

          "Requisite Term A Lenders" means Lenders having 51% or more of the aggregate outstanding amount of the Term Loan A.

          "Requisite Term B Lenders" means Lenders having 51% or more of the aggregate outstanding amount of the Term Loan B.

          "Requisite Term C Lenders" means Lenders having 51% or more of the aggregate outstanding amount of the Term Loan C.

          "Reserves" means (a) reserves established by the Administrative Agent from time to time in its reasonable credit judgment, against Eligible Tooling, Eligible Aircraft, Eligible Engines, Eligible Real Estate, Eligible Spare Parts, Eligible Flight Simulators and Eligible Ground Service Equipment, including, but not limited to, pursuant to Section 5.8, and (b) reserves established by the Administrative Agent from time to time in its reasonable credit judgment against Eligible Accounts, Eligible Unbilled Accounts and Eligible Refundable Ticket Accounts including, but not limited to, a reserve in the amount of Fifty Million Dollars ($50,000,000) for maintenance of Collateral and liquidation expenses and for the Carve-Out. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of the Administrative Agent's credit judgment.

          "Restricted Accounts" means (i) the Citibank Cash Collateral Account;
(ii) the accounts identified as Restricted Accounts on Disclosure Schedule 3.19; and (iii) any deposit account holding cash and cash equivalents subject to Liens permitted under Section 6.7(j) (except to the extent securing any obligations under the Post-Petition Skymiles Facility) or Section 6.7(k) or securing surety bonds permitted under Section 6.3(a)(xiv).

          "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Permitted Subordinated Indebtedness or the Post-Petition Skymiles Facility; and (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding.

          "Retiree Welfare Plan" means, at any time, a Plan which is an "employee welfare benefit plan" as described in Section 3(1) of ERISA that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Routes" has the meaning ascribed to it in the SGR Security Agreement.

          "S&P" means Standard & Poor's Ratings Group.

          "Scheduled Maturity Date" means March 16, 2008.

          "Sell" means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun "Sale" have correlative meanings.

          "Section 1110 Agreement" means any agreement related to property that qualifies as "equipment," as such term is used in Section 1110(a)(3) of the Bankruptcy Code, including, without limitation, security agreements, mortgages, trusts, leases, conditional sale agreements or other instruments applicable to such property.

          "Section 1110 Assets" shall mean (a) property that qualifies as "equipment," as such term is used in Section 1110(a)(3) of the Bankruptcy Code and all Section 1110 Agreements, to the extent that the Credit Parties are prohibited from granting liens thereon or assignments thereof under the terms of any Section 1110 Agreement in effect at the commencement of the Cases (and, to the extent permitted by this Agreement), as such Section 1110 Agreement may be amended, modified, refinanced or restructured) under which the applicable secured party, lessor or seller is entitled to the protections afforded under
Section 1110 of the Bankruptcy Code with respect to such property or agreements,
(b) any other asset with respect to which the granting of any lien would cause a default, directly or indirectly, of any Section 1110 Agreement, (c) any deposits and reserves held or maintained pursuant to such agreement or (d) property referred to in the previous clause that the Borrower or any of the Guarantors elects to return to the party providing financing therefor in exchange for a discharge of the related indebtedness; provided, that Section 1110 Assets shall not include any Proceeds of such property (but only to the extent that the Credit Parties are entitled to such Proceeds).

          "Secured Obligations" means, in the case of Borrower, the Obligations and, in the case of any other Credit Party, the obligations of such Credit Party under the Guaranties and the other Loan Documents to which it is a party.

          "Secured Parties" means the Lenders, the Administrative Agent, any L/C Issuer and any other holder of any Secured Obligation.

          "Security" means any Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "Settlement Date" has the meaning ascribed to it in Section 11.9(a).

          "SGR Cash Collateral Account" means a cash collateral account maintained at a bank or financial institution acceptable to the Administrative Agent, subject to a Blocked Account Agreement, into which cash or Cash Equivalents are deposited pursuant to Section 8.1(l).

          "SGR Security Agreement" means the Slot, Gate and Route Security and Pledge Agreement from Borrower in favor of the Administrative Agent for the benefit of the Secured Parties substantially in the form of Exhibit E hereto, as amended, modified or supplemented from time to time.

          "Skymiles Agent" has the meaning ascribed to it in the Skymiles Intercreditor Agreement.

          "Skymiles Collateral" has the meaning ascribed to it in the Skymiles Intercreditor Agreement.

          "Skymiles Collateral Documents" has the meaning ascribed to it in the Skymiles Intercreditor Agreement.

          "Skymiles Intercreditor Agreement" means the Intercreditor Agreement of even date herewith entered into by and among Amex and the Administrative Agent in form and substance satisfactory to the Arrangers.

          "Slots" has the meaning ascribed to it in the SGR Security Agreement.

          "Slot Utilization" means, with respect to any Slot, (a) a Slot which is used for a take-off or landing operation; (b) if, by regulation or other regulatory notice, the FAA considers such Slot as "used" for purposes of the Slot Utilization Regulations, regardless whether or not such Slot was, in fact, used (e.g., holidays, labor actions); (c) if, by waiver, the FAA considers such Slot as "used" for purposes of the Slot Utilization Regulations; or (d) if the FAA otherwise waives the utilization requirement of the Slot Utilization Regulations.

          "Slot Utilization Regulations" has the meaning ascribed to it in
Section 5.14(a).

          "Software" shall mean computer programs whether in source code or object code form, together with all related documentation.

          "Spare Parts" means all of the Spare Parts as defined in the Spare Parts Mortgage.

          "Spare Parts Mortgage" means the Spare Parts Security Agreement substantially in the form of Exhibit F entered into by and among the Administrative Agent for the benefit of the Secured Parties and each Credit Party that is a signatory thereto, in each case, as amended, modified or supplemented from time to time.

          "SPC" has the meaning ascribed to it in Section 11.1(e).

          "SPV" means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Subsidiary" means, with respect to any Person, (a) any domestic corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any domestic partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

          "Supermajority Term A Lenders" means Lenders having (a) 66-2/3% or more of the Term A Commitments of all Lenders, or (b) if the Term A Commitments have been terminated, 66-2/3% or more of the aggregate outstanding amount of the Term Loan A.

          "Super-Priority Claim" shall mean a claim against any Credit Party in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code.

          "Supporting Route Facilities" has the meaning ascribed to it in the SGR Security Agreement.

          "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of the Administrative Agent or a Lender by the jurisdictions under the laws of which the Administrative Agent and Lenders are organized or conduct business or any political subdivision thereof.

          "Technology" means, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, programs, subroutines, tools, inventions, creations, improvements, works of authorship, Software, other similar materials, and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

          "Technology Equipment" means technology assets including mainframe computers, servers, general computer equipment, printers, monitors, hard drives, memory, storage devices and call centers/ACD systems but excluding Flight Simulators, as more fully described in the appraisal with respect thereto prepared as of July 14, 2004 by American Appraisal Associates.

          "Term A Borrowing Base" means, as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum at such time of:

          (a) up to 80% of the book value of the Credit Parties' Eligible Accounts as of the date set forth in the most recently delivered Borrowing Base Certificate; plus

          (b) up to 50% of the book value of the Credit Parties' Eligible Unbilled Accounts as of the date set forth in the most recently delivered Borrowing Base Certificate; plus

          (c) the lesser of 50% of the book value of the Credit Parties' Eligible Refundable Ticket Accounts as of the date set forth in the most recently delivered Borrowing Base Certificate and $30,000,000; plus

          (d) the lesser of 50% of the Fair Market Value of Eligible Real Estate and $100,000,000, plus

          (e) the lesser of 50% of the Net Orderly Liquidation Value of Eligible Aircraft (other than the Aircraft described in clause
               (f) below) and $250,000,000, plus

          (f) the lesser of 30% of the Net Orderly Liquidation Value of Eligible Aircraft consisting of Comair CRJ-100ERs aircraft and $13,500,000; plus

          (g) the lesser of 40% of the half life Net Orderly Liquidation Value of Eligible Engines consisting of the Comair CF34-3A1 engines and CF34-3B1 engines and $13,500,000; plus

          (h) the lesser of 65% of the half life Net Orderly Liquidation Value of Eligible Engines consisting of the Comair CF34-8C1 engines and $5,100,000; plus

          (i) the lesser of 50% of the Net Orderly Liquidation Value of Eligible Flight Simulators and $25,000,000, plus

          (j) the lesser of 25% of the Net Orderly Liquidation Value of Eligible Spare Parts and $7,000,000, plus

          (k) the lesser of 25% of the Net Orderly Liquidation Value of Eligible Ground Service Equipment and $25,000,000, plus

          (l) the lesser of 25% of the Net Orderly Liquidation Value of Eligible Tooling (excluding Technology Equipment) and $25,000,000, plus

          (m) Cash Collateral Account minus 100% of the aggregate face amount of all outstanding Letters of Credit,

in each case, less any Reserves established by the Administrative Agent at such time and provided, that the availability from the sum of clauses (a), (b) and
(c) above shall not exceed $400,000,000 at any time.

          "Term A Commitment" means (a) as to any Lender with a Term A Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term A Commitment, the aggregate commitment of all Lenders to make the Term Loan A, which aggregate commitment shall be Six Hundred Million Dollars ($600,000,000) on the Closing Date. After advancing the Term Loan A, each reference to a Lender's Term A Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan A.

          "Term A Lenders" means, as of the date of determination, those Lenders having Term A Commitments.

          "Term A Termination Date" means the date on which (a) the Term Loan A has been repaid in full, (b) all other monetary Obligations (other than Excluded Obligations) arising under the Term Loan A pursuant to the Agreement and the other Loan Documents have been completely discharged, and (c) the Term A Commitment shall have expired or irrevocably been terminated under the Agreement.

          "Term B Commitment" means (a) as to any Lender with a Term B Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term B Commitment, the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be Six Hundred Million Dollars ($600,000,000) on the Closing Date. After advancing the Term Loan B, each reference to a Lender's Term B Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan B.

          "Term B Lenders" means, as of the date of determination, those Lenders having Term B Commitments.

          "Term B Termination Date" means the date on which (a) the Term Loan B has been repaid in full, (b) all other monetary Obligations (other than Excluded Obligations) arising under the Term Loan B pursuant to the Agreement and the other Loan Documents have been completely discharged, and (c) the Term B Commitment shall have expired or irrevocably been terminated under the Agreement.

          "Term C Commitment" means (a) as to any Lender with a Term C Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan C as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term C Commitment, the aggregate commitment of all Lenders to make the Term Loan C, which aggregate commitment shall be Five Hundred Million Dollars ($500,000,000) on the Closing Date. After advancing the Term Loan C, each reference to a Lender's Term C Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan C.

          "Term C Lenders" means, as of the date of determination, those Lenders having Term C Commitments.

          "Term C Termination Date" means the date on which (a) the Term Loan C has been repaid in full, (b) all other monetary Obligations (other than Excluded Obligations) arising under the Term Loan C pursuant to the Agreement and the other Loan Documents have been completely discharged, and (c) the Term C Commitment shall have expired or irrevocably been terminated under the Agreement.

          "Term Loan" means the collective reference to the Term Loan A, the Term Loan B and the Term Loan C.

          "Term Loan A" has the meaning assigned to it in Section 1.1(a).

          "Term Loan B" has the meaning assigned to it in Section 1.1(b).

          "Term Loan C" has the meaning assigned to it in Section 1.1(c).

          "Term Loan Commitment" means each of the Term A Commitments, the Term B Commitments and the Term C Commitments.

          "Termination Date" means the date on which (a) the Loans have been repaid in full, (b) all other monetary Obligations (other than Letter of Credit Obligations and Excluded Obligations) pursuant to the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with this Agreement (including Annex B), and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

          "Title 49" means Title 49 of the United States Code, which, among other things, recodified and replaced the Aviation Act of 1958, as amended, and the regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements, or supercedes such provisions.

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Tooling" means tooling inventory, including but not limited to dies, molds, tooling, casting patterns, gauges, jigs, racks and stands for engines, cowls, radome and wheels, aircraft jacks, test benches, test equipment, lathes, welders, grinders, presses, punches and hoists and other similar items (whether or not completed or fixed or handheld).

          "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Administrative Agent for the benefit of the Secured Parties by each applicable Credit Party substantially in the form of Exhibit G.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Two-Month FAA Reporting Period" means the period for which air carriers provide slot utilization reports to the FAA pursuant to 14 C.F.R.
Section 93.227(i).

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                          ANNEX B (SECTION 1.1(A)(IV))
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                            ANNEX D (SECTION 2.1(F))
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                            ANNEX E (SECTION 4.1(A))
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                            ANNEX F (SECTION 4.1(B))
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

     (a) Maximum Net Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Net Capital Expenditures during the any Fiscal Quarter that exceed in the aggregate the amounts set forth opposite each such Fiscal Quarter below:

      Fiscal Quarter        Net Capital Expenditures
      --------------        ------------------------
                                  (in millions)
October - December   2005              145
January - March      2006              131
April - June         2006              138
July - September     2006              108
October - December   2006              121
January - March      2007              152
April - June         2007              132
July - September     2007              108
October - December   2007              106
January - March      2008              106

; provided, however, that the amount of Net Capital Expenditures referenced above will be increased in any period by the positive amount (if any), equal to the difference obtained by taking the Net Capital Expenditures limits specified above for all prior periods minus the actual amount of any Net Capital Expenditures expended during all such prior periods (the "Carry Over Amount").

     (b) Minimum EBITDAR. At the end of each Fiscal Month set forth below, the amount equal to the sum of (i) EBITDAR for the 12-month period then ended of Borrower and its Subsidiaries on a consolidated basis plus (ii) the lesser of
(A) 100% of the Excess Aggregate Cash On Hand as of such date and (B) $250,000,000 shall not be less than the amount set forth below opposite such Fiscal Month (the "Required EBITDAR").

  Fiscal Month        EBITDAR
  ------------        -------
                   (in millions)
October     2005         571
November    2005         628
December    2005         644
January     2006         672
February    2006         681
March       2006         704
April       2006         745
May         2006         779
June        2006         830
July        2006         907
August      2006       1,015
September   2006       1,104
October     2006       1,210
November    2006       1,290
December    2006       1,372
January     2007       1,560
February    2007       1,625
March       2007       1,691
April       2007       1,731
May         2007       1,769
June        2007       1,806
July        2007       1,843
August      2007       1,875
September   2007       1,903
October     2007       1,935
November    2007       1,963
December    2007       1,988
January     2008       2,000
February    2008       2,000
March       2008       2,000

     (c) Aggregate Cash On Hand. The Delta Companies shall maintain Aggregate Cash On Hand of at least:

          (i) at all times from the Closing Date through May 31, 2006, $750,000,000;

          (ii) at all times from June 1, 2006 through November 30, 2006, $1,000,000,000;

          (iii) at all times from December 1, 2006 through February 28, 2007, $750,000,000; and

          (iv) at all times thereafter until the Termination Date, $1,000,000,000.

          If on any date of determination of Aggregate Cash On Hand, any Delta Company has contractually agreed (i) to post cash collateral for the benefit of any third party or (ii) that payments otherwise owing to it by a third party shall be subject to a holdback, in each case in an amount exceeding $125,000,000, such amount shall not be included in any calculation of Aggregate Cash On Hand on such date of determination to the extent such obligation to post cash collateral or such holdback will become effective within ninety (90) days of such date of determination; provided, that in no event shall any determination of Aggregate Cash On Hand exclude the amount of cash collateral or any holdback to be provided (x) in connection with any aircraft or equipment financing or lease or (y) pursuant to any other agreement with GE Capital or any of its affiliates until, in each case, actually so provided.

                    Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Administrative Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDAR in such period. If Administrative Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Administrative Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agent.

                            ANNEX H (SECTION 1.1(D))
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                             ANNEX I (SECTION 13.10)
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

            ANNEX K (FROM ANNEX A - PERMITTED INVESTMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT

                             [Intentionally Omitted]

                             ANNEX L (SECTION 5.21)
                                       TO
                                CREDIT AGREEMENT

                             POST-CLOSING CONDITIONS

          In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 5.21, the following items must be received by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent (it being understood that any document delivered substantially in the form of the applicable Exhibit hereto shall be deemed to be in form and substance satisfactory to the Administrative Agent) or waived in writing by the Administrative Agent within thirty (30) days after the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

     1. Security Interests; Filings; Lien Search Results. (a) Evidence reasonably satisfactory to the Administrative Agent that (for the benefit of Secured Parties) has a valid and perfected first priority security interest in the Collateral (or, if applicable, subject to the relative priorities set forth in the Collateral Documents), and that all documents and instruments (including financing statements under the Code) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to perfect Secured Parties' security interests in the Collateral shall have been filed, registered or recorded, or shall have been delivered to the Administrative Agent for filing, registration or recording and
          (b) the results of a recent Lien, tax and judgment search in each relevant jurisdiction, including the FAA registry, with respect to the Credit Parties, revealing no Liens on any of the assets of the Credit Parties, other than Liens permitted hereby and other Liens acceptable to the Administrative Agent.

     2. Control Letters. Control Letters from (a) all issuers of uncertificated securities and financial assets held by Borrower, (b) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (c) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower, in each case to the extent required by the Loan Documents.

     3. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each signed by each Credit Party which owns U.S. registered Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to the Administrative Agent, together with all instruments, documents and agreements executed pursuant thereto.

     4. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Administrative Agent that Cash Management Systems complying with Annex C to the Agreement have been established and are being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, all as required by Annex C (it being understood that agreements in substantially the same form as the Blocked Account Agreements entered into pursuant to the Existing Credit Agreement shall be deemed to be in form and substance satisfactory to the Administrative Agent).

     5. Opinions of Counsel. Duly executed originals of opinions of (a) Davis Polk & Wardwell, counsel for the Credit Parties and (b) with respect to the laws of the State of Georgia, In-House Counsel for the Credit Parties, (c) Daugherty, Fowler, Peregrin & Haught, FAA Counsel, (c) with respect to the laws of the State of Florida, counsel to the Credit Parties reasonably acceptable to the Administrative Agent and its counsel, (d) with respect to the laws of the State of Ohio, counsel to the Credit Parties reasonably acceptable to the Administrative Agent and its counsel, (d) with respect to the laws of the Commonwealth of Kentucky, counsel to the Credit Parties reasonably acceptable to the Administrative Agent and its counsel, and (e) any special, local, regulatory and in-house counsel opinions reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel and each such opinion to include an express statement to the effect that the Administrative Agent and Lenders are authorized to rely on such opinion.

     6. Mortgages. Mortgages covering all of the Owned Real Estate (the "Mortgaged Properties") together with: (a) evidence that counterparts of the Mortgages have been recorded or arrangements reasonably satisfactory to the Administrative Agent have been made to record in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid, perfected and enforceable first priority lien (subject only to Permitted Encumbrances) on each Mortgaged Property in favor of the Administrative Agent for the benefit of itself and Term Lenders and (b) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

     7. Intercompany Loan Subordination Agreement. Duly executed originals of the Intercompany Loan Subordination Agreement, and all instruments, documents and agreements executed pursuant thereto.

     8. FAA Releases. Execution and filing of FAA releases with respect to the following: (a) Senior Aircraft Mortgage, (b) Junior Aircraft Mortgage,
          (c) Senior Spare Parts Security Agreement and (d) Junior Spare Parts Security Agreement.

     9. SGR Security Agreement Schedule. Delivery of revised Schedule 5(e) to the SGR Security Agreement.

     10. Payoff Letters/Termination. Payoff letter and termination of the Existing Credit Agreement and related security and the Existing Skymiles Facility and related security.


                                      L-2